UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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KENNAMETAL INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KENNAMETAL INC.
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231

Notice of Annual Meeting of Shareowners
to be held October 26, 2010

To the Shareowners of Kennametal Inc.:

The Annual Meeting of Shareowners of Kennametal Inc. will be held at the Quentin C. McKenna Technology Center, located at the company’s executive offices at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, on Tuesday, October 26, 2010 at 2:00 p.m. (Eastern Time) to consider and act upon the following matters:

1. The election of two directors for terms to expire in 2013;

2. The ratification of the selection of the independent registered public accounting firm for the fiscal year ending June 30, 2011; and

3. The approval of the Kennametal Inc. Stock and Incentive Plan of 2010.

Shareowners also will be asked to consider such other business as may properly come before the meeting. The Board of Directors has fixed Monday, August 30, 2010 as the record date. Only shareowners of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

If you plan to attend the Annual Meeting, please note that each shareowner must present valid picture identification, such as a driver’s license or passport. Additionally, shareowners holding stock in brokerage accounts (“street name” holders) must bring a copy of a brokerage statement reflecting stock ownership as of the record date to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope, or vote by telephone or via the Internet as instructed on the enclosed proxy card, to ensure your shares are voted at the Annual Meeting.

By Order of the Board of Directors

Kevin G. Nowe
Vice President, Secretary
and General Counsel

September 13, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD
OCTOBER 26, 2010

This proxy statement and the annual report are available for viewing at
http:///bnymellon.mobular.net/bnymellon/kmt

Proxy Statement for Kennametal Inc. Annual Meeting of Shareowners

October 26, 2010

General Information

When is the 2010 annual meeting?

The 2010 annual meeting will be held on Tuesday, October 26, 2010 at 2:00 p.m. (Eastern Time) at the Quentin C. McKenna Technology Center, located at our executive offices at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, 15650.

When was this Proxy Statement mailed to shareowners?

This proxy statement was first mailed to shareowners on or about September 13, 2010.

Why did I receive this Proxy Statement?

The Board of Directors of Kennametal Inc. (“we,” “us,” “Kennametal” or the “company”) is soliciting proxies to be voted at the annual meeting of shareowners (the “annual meeting”) to be held on October 26, 2010, and at any adjournment of the annual meeting. When we ask for your proxy, we must provide you with a proxy statement that contains certain information specified by law.

What will the shareowners vote on at the annual meeting?

Three items:

•	The election of the two directors nominated by our Board of Directors (with terms to expire at the 2013 annual meeting)

•	The ratification of the selection of PricewaterhouseCoopers LLP, independent registered public accounting firm (the “independent auditors”), for the fiscal year ending June 30, 2011

•	The approval of the Kennametal Inc. Stock and Incentive Plan of 2010 (the “2010 Plan”)

Will there be any other items of business on the agenda?

We do not expect any other items of business; however, in case there is an unforeseen need, the accompanying proxy card gives discretionary authority to the persons named in the proxy card with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

Shareowners as of the close of business on Monday, August 30, 2010 (the “record date”) may vote at the annual meeting. For matters other than the election of directors (for which you are permitted to cumulate votes), you have one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name as the shareowner of record

•	held for you in an account with a broker, bank, or other nominee

•	attributed to your account in one of our company-sponsored 401(k) plans

What constitutes a quorum?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the annual meeting. As of the record date, 81,972,257 shares of our common stock were issued and outstanding. Abstentions and broker non-votes (which are explained below) will be counted for purposes of determining a quorum, but will not be counted as votes cast.

How many votes are required for the approval of each item?

There are different vote requirements for the proposals.

•	The two nominees for director receiving the most votes will be elected. Abstentions, broker non-votes and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes against a nominee.

•	The ratification of the selection of the auditors will be approved if the proposal receives the affirmative vote of at least a majority of the votes cast by shareowners present, in person or by proxy, at the meeting. Abstentions will not be counted either for or against the proposal.

•	The approval of the 2010 Plan is subject to voting requirements from several sources.

•	Under Pennsylvania law and our Articles of Incorporation and By-Laws, the 2010 Plan will be approved if the proposal receives the affirmative vote of at least a majority of the votes cast by shareowners present, in person or by proxy, at the meeting and entitled to vote. Abstentions and broker non-votes will not be counted either for or against the proposal.

•	Under NYSE rules, the 2010 Plan will be approved if a majority of the votes cast vote in favor of the proposal, provided that the total vote cast on the proposal (including abstentions) represents over 50% of the shares entitled to vote on the proposal. Because the required vote of shareowners under the NYSE rules is based on the number of outstanding shares of the company, rather than on shares actually voted, failure to submit a proxy or to vote in person will have the same effect as a vote against the proposal. For the same reason, abstentions and broker non-votes will have the same effect as a vote against the proposal.

Explanation of “Broker Non-votes.”  If your shares are held by a broker (in street name), the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the selection of the auditors, which is considered a “routine” matter, the broker may vote your shares in its discretion. The broker does not have the discretion to vote your shares for the election of directors or the 2010 Plan; these are considered “non-routine” matters. If you do not provide voting instructions, the broker may not vote your shares on these proposals at all. When that happens, it is called a “broker non-vote.”

How do I vote by proxy?

If you are a shareowner of record, you may vote your proxy by any one of the following methods.

•	By mail. Sign and date each proxy card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee, or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

•	By telephone. You may vote by telephone by dialing 1-866-540-5760. Follow the instructions on the enclosed proxy card. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy card. Telephone voting will be available until 11:59 p.m. Eastern Time on October 25, 2010.

•	By Internet. You may vote online at http://www.proxyvoting.com/kmt. Follow the instructions on the enclosed proxy card. Voting on the Internet has the same effect as voting by mail. If you vote on the Internet, do not return your proxy card. Internet voting will be available until 11:59 p.m. Eastern Time on October 25, 2010.

•	Voting In Person. If you are a shareowner of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card, by telephone, or on the Internet even if you plan to attend the meeting.

How do I vote shares that are held by my broker?

If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides for you. Most brokers offer voting by mail, telephone, and on the Internet.

How do I vote my shares in the 401(k) plan?

You may instruct the plan trustee on how to vote your shares in the 401(k) plan by mail, by telephone, or on the Internet as described above, except that, if you vote by mail, the card that you use will be a voting instruction card rather than a proxy card. You will receive the voting instruction card from the plan trustee in the mail.

How can I revoke a proxy or change my vote?

You have the right to revoke your proxy at any time before the meeting by (1) notifying our Secretary in writing or (2) delivering a later-dated proxy card by telephone, on the Internet or by mail. If you are a shareowner of record, you may also revoke your proxy by voting in person at the meeting.

How will the named proxies vote my shares?

The shares represented by all properly executed proxies received by the Secretary prior to the meeting and not revoked will be voted. If you specify a voting choice on the proxy card (or the proxy given by telephone or via the Internet), the shares will be voted in accordance with that choice. If you return your signed proxy card but do not indicate your voting preferences, the named proxies will vote on your behalf for the election of the nominees for director listed below, for the ratification of the selection of the independent auditor and for the approval of the Kennametal Inc. Stock and Incentive Plan of 2010.

What does it mean if I receive more than one proxy card?

It means that you hold shares in more than one account. To ensure that all of your shares are voted, sign and return each card. Alternatively, if you vote by telephone or on the Internet, you will need to vote once for each proxy card and voting instruction card you receive.

Who tabulates the votes?

The votes are tabulated by BNY Mellon Shareowner Services, which acts as an independent inspector of election.

What should I do if I want to attend the annual meeting?

If you plan to attend the annual meeting, you must present valid picture identification, such as a driver’s license or passport. If you hold your shares in a brokerage account, you must also bring a copy of a brokerage statement reflecting stock ownership as of the record date to be admitted to the annual meeting. Please do not bring cameras, recording equipment, electronic devices, large bags, briefcases or packages with you. You will be asked to check in with our security personnel and none of these items will be permitted in the annual meeting.

If you have questions about directions, admittance or parking, you may call 724-539-5000.

Can I view the Proxy Statement and Annual Report electronically?

Yes. Copies of this proxy statement and the 2010 Annual Report to Shareowners are available free of charge for electronic (online) access and viewing at http:///bnymellon.mobular.net/bnymellon/kmt.

You may also view the proxy statement and annual report free of charge on our website at www.kennametal.com in the “Investor Relations” section under the “SEC Filings” tab.

What is “householding”?

We have adopted “householding,” a procedure under which shareowners of record who have the same address and last name and do not receive proxy materials electronically will receive only one copy of our annual report and proxy statement unless one or more of these shareowners notifies us that they wish to continue receiving individual copies. This procedure saves printing and postage costs by reducing duplicative mailings. Shareowners who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings. Beneficial shareowners can request information about householding from their banks, brokers, or other holders of record.

What if I want to receive a copy of the annual report and proxy statement?

You may request a proxy statement or annual report via our website, www.kennametal.com, under the Investor Relations tab. Select “Printed Materials Request” from the “Investor Toolkit” menu. If you prefer, you may call our Secretary at 724-539-5776 or write to Kennametal Inc., Attention: Secretary, 1600 Technology Way, Latrobe, Pennsylvania 15650:

•	If you participate in householding and wish to receive a separate copy of the 2010 annual report and proxy statement, or

•	If you do not participate in householding, but would like a print copy of either the 2010 annual report or proxy statement, or

•	If you wish to receive separate copies of future annual reports and proxy statements.

We will deliver the requested documents to you promptly upon your request.

How can I contact the company, the Board of Directors, the Lead Director, or any of the Independent Directors?

The address of our principal executive offices is 1600 Technology Way, Latrobe, Pennsylvania 15650.

You can send written communications to any of our Board members, addressed to:

Kennametal Inc.
c/o Kevin G. Nowe
Vice President, Secretary and General Counsel
1600 Technology Way
Latrobe, Pennsylvania 15650.

We will forward any communication we receive to the relevant director(s), except for advertisements, solicitations, or other matters unrelated to the company.

What are the procedures for submitting a shareowner proposal or nomination for the 2011 annual meeting?

We expect to hold our 2011 annual meeting in October 2011. If a shareowner wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by May 16, 2011. Proposals should be addressed to our Secretary at Kennametal Inc., 1600 Technology Way, Latrobe, Pennsylvania 15650. Proposals must comply with Rule 14a-8 of Regulation 14A of the SEC proxy rules and must contain certain information specified in the company’s By-Laws.

In addition, our By-Laws provide that any shareowner wishing to propose any other business at the 2011 annual meeting must give the company written notice no earlier than May 1, 2011 and no later than July 1, 2011. That notice must provide certain other information as described in the By-Laws.

Shareowner nominations for directors to be elected at the 2011 annual meeting must be submitted to the Secretary in writing no earlier than May 1, 2011 and no later than July 1, 2011. The By-Laws contain certain requirements for the information that must be provided in any shareowner nomination, including information about the nominee and the nominating shareowner. Please see “Committee Functions — Nominating/Corporate Governance Committee” under the “Board of Directors and Board Committees” section of this proxy statement for additional information regarding shareowner nominations to be considered by the Nominating/Corporate Governance Committee.

Any shareowner may obtain a copy of the By-Laws or any of our corporate governance materials by submitting a written request to the Secretary at Kennametal Inc., 1600 Technology Way, Latrobe, Pennsylvania 15650.

Who pays for the solicitation of proxies?

Kennametal pays all costs related to the company’s solicitation of proxies. We may solicit proxies by mail, or our directors, officers or employees may solicit proxies personally, by telephone, facsimile, or the Internet. We have retained the services of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to assist in soliciting proxies from brokerage houses, custodians, nominees, other fiduciaries and other shareowners of the company. We will pay all fees and expenses of Morrow & Co., LLC in connection with the solicitation; we do not expect those fees and expenses to exceed $20,000. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareowners and obtaining their votes.

Fiscal Year.

Kennametal’s fiscal year begins each year on July 1 and ends on the following June 30. Any reference to a “year” in this Proxy Statement is to a fiscal year. For example, references to “2010” mean the fiscal year beginning July 1, 2009 and ending June 30, 2010.

Stock Split.

Where applicable, the figures presented in this proxy statement have been adjusted to reflect the 2-for-1 stock split effected by the company on December 18, 2007.

ELECTION OF DIRECTORS

Proposal I. Election of Directors

Kennametal seeks directors with strong reputations and experience in areas relevant to the strategy and operations of our businesses, particularly industries and growth segments that we serve, as well as key geographic markets where we operate. Our Board has nominated two of our current directors, Carlos M. Cardoso, and Larry D. Yost, for re-election to serve as directors of the Third Class with a term that will expire in 2013. Each of the nominees for election as a director at the 2010 annual meeting and each of the company’s current directors holds or has held senior executive positions in large, complex organizations and has operating experience that meets our objectives, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development.

We have provided additional information about each nominee and each director whose term of office will continue after the 2010 annual meeting below, including the specific characteristics and traits that we believe qualify these individuals to serve as directors of our company. Peter Held, who has served Kennametal as a director since 1995, has announced his intention to retire from the Board after the 2010 annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

Name, Age and Year	Principal Occupation and Directorships of
First Elected(1)	Other Publicly Traded Corporations; Qualifications

Nominees for Directors of the Third Class With a Term to Expire in 2013

CARLOS M. CARDOSO Director since 2006
Age: 52
Mr. Cardoso has served as the Chairman of Kennametal since January 2008. He has also been our President and Chief Executive Officer since January 2006. Previously, Mr. Cardoso served as our Executive Vice President and Chief Operating Officer from January 2005 to December 2005; and Vice President and President, Metalworking Solutions and Services Group, from April 2003 to December 2004. Before joining Kennametal, Mr. Cardoso served as President of the Pump Division of Flowserve Corporation (a manufacturer / provider of flow management products and services) from August 2001 to March 2003. Prior to that, he spent six years with Honeywell International, Inc. (a diversified technology and manufacturing company, formerly Allied Signal, Inc.) in a variety of positions of increasing responsibility, culminating with Vice President and General Manager, Engine Systems and Accessories from March 1999 to August 2001. Prior to Honeywell / AlliedSignal, Mr. Cardoso was Vice President Manufacturing Operations for Colt’s Manufacturing Company LLC (a maker of firearms) where he served as a key member of the Executive Team. Early in his career he also owned and operated a machine shop. He is a Director of Stanley Black & Decker, Inc. (a diversified global provider of hand tools, power tools and related accessories). He also serves as the vice chairman of the executive committee of the Manufacturers Alliance/MAPI, a business and research and executive education organization. Mr. Cardoso holds a bachelor’s degree in business administration from Fairfield University in Fairfield, Connecticut, and a master’s degree in management from the Hartford Graduate Center. He has an extensive global background, having lived and worked on three continents, and a deep understanding of the challenges of managing complex, global organizations. In his capacity as our Chairman, he serves as a critical liaison between the Board and management of the company, and his intimate knowledge of the strategic and growth priorities and day-to-day workings of our businesses provides the Board with valuable perspective and insight.

LARRY D. YOST Director since 1987
Age: 72
Mr. Yost has been serving as the Lead Director of the Board of Directors since January 2008. From January 2007 to December 2007, Mr. Yost served as the Chairman of our Board of Directors. Previously, Mr. Yost was the Chairman and Chief Executive Officer of ArvinMeritor, Inc. (a provider of components for vehicles) from August 2000 until his retirement in August 2004. From 1997 until the 2000 merger of Arvin, Inc. and Meritor Automotive, Inc., Mr. Yost was Chairman and Chief Executive Officer of Meritor (a supplier of automotive components and systems). He is a Director of Intermec, Inc. (a global supply chain solutions provider, where he serves as the Chair of the Compensation Committee) and formerly served as a director of Milacron, Inc. (a global supplier of plastics processing technologies and industrial fluids) and Actuant Corporation (a diversified industrial manufacturer of industrial tools and other products). Mr. Yost holds a bachelor’s degree in science from Milwaukee School of Engineering. He has extensive experience in the industrial and manufacturing sectors, including many years of management experience as a chief executive officer and senior executive of complex manufacturing organizations, such as ours. He has significant experience gained from serving on the boards of other public companies and brings valuable perspective and strong leadership skills to our Board. In his capacity as Lead Director of our Board, he serves as the independent liaison between our management, our shareowners, and the Board, and he works closely with the Chairman on matters affecting the company, our business, the Board and all of our stakeholders.

Name, Age and Year	Principal Occupation and Directorships of
First Elected(1)	Other Publicly Traded Corporations; Qualifications

Directors of the First Class Whose Term Will Expire in 2011

PHILIP A. DUR Director since 2006
Age: 66
Mr. Dur is the retired Corporate Vice President and President, Ship Systems Sector of Northrop Grumman Corporation (a global defense company), having served in those positions from October 2001 to December 2005. Prior to that, he was the Vice President of Program Operations at the Electronic Sensors and Systems Sector for Northrop Grumman. Mr. Dur joined Northrop Grumman in 1999 following five years with Tenneco, Inc. (a global manufacturer of products for the automobile industry), where he held a number of strategic and executive positions, with the latest being Vice President, Worldwide Business Development and Strategy. Mr. Dur also had a long and distinguished career in the U.S. Navy, ultimately rising to the rank of Rear Admiral. He is a Director of TechPrecision Corporation (a provider of specialty and large-scale metallic fabrication, machining, and assembly). Mr. Dur holds a bachelor’s and master’s degree from the University of Notre Dame, and a master’s degree and doctorate from Harvard University. He brings to our Board extensive executive experience in operations and keen strategic insight into the transportation industry and future business opportunities for our company. He also brings valuable perspective from his service on the board of another public company.

TIMOTHY R. MCLEVISH Director since 2004
Age: 55
Mr. McLevish serves as the Executive Vice President and Chief Financial Officer of Kraft Foods Inc. (a food and beverage company), a position he has held since October 2007. Before joining Kraft Foods, Mr. McLevish was the Senior Vice President and Chief Financial Officer of Ingersoll-Rand Company Limited (a diversified industrial company) from May 2002 to August 2007. Prior to that, he held a series of finance, administration and leadership roles for Mead Corporation (a forest products company), which he joined in 1987. His final role with Mead was Vice President and Chief Financial Officer, a position he held from December 1999 through March 2002. Mr. McLevish holds a bachelor’s degree in accounting from the University of Minnesota and a master in business administration from Harvard Business School. In addition, he is a certified public accountant. With his experience as a Chief Financial Officer and as a senior finance leader for multiple public companies that operate in diverse global industries, Mr. McLevish brings deep knowledge of financial reporting, internal controls and procedures, and risk management to our Board. His extensive experience in public company finance and knowledge of the financial and capital markets enables him to provide insight and guidance to our Board in these areas. He has been designated by our Board as an “audit committee financial expert” and currently serves as the Chair of our Audit Committee.

Name, Age and Year	Principal Occupation and Directorships of
First Elected(1)	Other Publicly Traded Corporations; Qualifications

STEVEN H. WUNNING Director since 2005
Age: 59
Mr. Wunning has been serving as the Group President and an Executive Office member of Caterpillar Inc. (a global manufacturer of construction, mining, and industrial equipment) since January 2004. He is responsible for the Resource Industries Group, which includes Advanced Components & Systems Division, Diversified Products Division, Global Purchasing Division, Integrated Manufacturing Operations Division, Mining & Quarry (Solutions) Division, and Product Development & Global Technology Division. He is also responsible for driving manufacturing excellence through the Caterpillar Production System. Mr. Wunning originally joined Caterpillar in 1973, and has held numerous positions there with increasing responsibility, including Vice President and then President of Cat Logistics, Corporate Vice President of the Logistics & Product Services Division, and Corporate Vice President of Cat Logistics. He has a bachelor’s degree from the University of Missouri Rolla - now Missouri University of Science and Technology — and an Executive MBA from the University of Illinois. Mr. Wunning brings to our Board his extensive operational and management experience in the areas of quality, manufacturing, product support and logistics for a complex, global organization. He has a deep understanding of the challenges of managing a global manufacturing organization, and is able to provide valuable insight and perspective with respect to operations, supply chain logistics and customer relations.

Directors of the Second Class Whose Term Will Expire in 2012

RONALD M. DEFEO Director since 2001
Age: 58
Mr. DeFeo serves as the Chairman of the Board of Terex Corporation (a global manufacturer of machinery and industrial products), a position he has held since March 1998. Since March 1995, he has also served as the Chief Executive Officer of Terex. From October 1993 through December 2006, Mr. DeFeo was also the President and Chief Operating Officer of Terex. He joined Terex in 1992 as the President of the Heavy Equipment Group, and later assumed responsibility for Terex’s former Clark Material Handling Company subsidiary. Before joining Terex, Mr. DeFeo was a Senior Vice President of J.I. Case Company, the former Tenneco farm and construction equipment division, and also served as a Managing Director of Case Construction Equipment throughout Europe. While at J.I. Case, Mr. DeFeo was also a Vice President of North American Construction Equipment Sales and General Manager of Retail Operations. Mr. DeFeo holds a bachelor’s of arts degree in Economics and Philosophy from Iona College. He has extensive experience in leading and managing manufacturing companies that operate globally, such as ours. As the Chairman and Chief Executive Officer of a U.S. based, public, industrial company, Mr. DeFeo brings strong leadership skills and deep knowledge of the manufacturing industry to the Board, as well as valuable perspective from serving on the Board of Terex Corporation.

Name, Age and Year	Principal Occupation and Directorships of
First Elected(1)	Other Publicly Traded Corporations; Qualifications

WILLIAM R. NEWLIN Director since 1982
Age: 69
Mr. Newlin serves as the Chairman of Newlin Investment Company LLC (a private investment firm founded by Mr. Newlin), a position he has held since April 2007. Since 2009, he has also served as the Chairman of Plextronics, Inc., (a private technology company). From October 2003 to March 2007, Mr. Newlin served as Executive Vice President and Chief Administrative Officer of Dick’s Sporting Goods, Inc. (a sporting goods retailer). He was Chairman and Chief Executive Officer of Buchanan Ingersoll Professional Corporation (now Buchanan Ingersoll & Rooney PC, a law firm) from September 1980 to October 2003. Mr. Newlin is a Director of ArvinMeritor, Inc. and Calgon Carbon Corporation. Mr. Newlin holds a bachelor’s degree from Princeton University and a juris doctorate from the University of Pittsburgh Law School. He has significant experience in leading and managing large organizations, including professional service providers, and public and private businesses. He brings extensive experience in major corporate transactions to our Board, along with deep executive leadership and entrepreneurial experience, years of experience providing strategic counsel and legal advice to complex organizations like ours and those of our customers, and valuable perspective gained from serving on the boards of other public and private companies.

LAWRENCE W. STRANGHOENER Director since 2003
Age: 56
Mr. Stranghoener serves as the Executive Vice President and Chief Financial Officer of The Mosaic Company (a crop nutrition company), a position that he has held since September 2004. Before joining Mosaic, Mr. Stranghoener was the Executive Vice President and Chief Financial Officer of Thrivent Financial for Lutherans (a Fortune 500 financial services company) from 2001 to 2004. Prior to that, Mr. Stranghoener spent 17 years at Honeywell Inc. where he served in a variety of positions in the U.S. and in Europe, including three years as Chief Financial Officer until Honeywell merged with AlliedSignal in 1999. Mr. Stranghoener started his career as an Investment Analyst at Dain Rauscher. He holds a bachelor of arts degree from St. Olaf College and a master of business administration degree from Northwestern University. Mr. Stranghoener has extensive experience as a Chief Financial Officer for a variety of organizations. He brings strong leadership skills and a deep understanding of financial reporting and risk management to our Board. His knowledge of the financial and capital markets enables him to provide guidance and valuable insight to our Board and management on these matters. He has been designated by our Board as an “audit committee financial expert” and has served as the Chair of our Audit Committee in the past.

Name, Age and Year	Principal Occupation and Directorships of
First Elected(1)	Other Publicly Traded Corporations; Qualifications

Director Retiring from the Board at the 2010 Annual Meeting

A. PETER HELD Director since 1995
Age: 66
Mr. Held is the retired President of Cooper Tools, a division of Cooper Industries, Inc. (a manufacturer and marketer of industrial power tools and related systems and services as well as hand tools for the “do-it-yourself” market), having served in that capacity from 1992 to 2003. He joined Cooper Industries in 1976 as the president of Cooper Tools’ operation in Brazil followed by several broader international management assignments in the hand-tools group and as Vice-President International for Champion Spark Plug of Cooper Industries’ automotive group. Prior to his employment with Cooper Industries, Mr. Held spent several years with First National Bank of Boston primarily as the administrative manager of their Brazilian banking operations and at their Boston headquarters. In the earlier part of his career, he spent nearly three years with Honeywell in their economics and business development areas. Mr. Held holds a bachelor of science degree in Physics and a bachelor of arts degree in Mathematics, both from Ohio University’s honors college, and a master in business administration from Harvard University. He has lived and worked on two continents, has managed and led global businesses in a diverse cross section of industries, and has an excellent understanding of the challenges and opportunities inherent in operating a complex, global organization, such as ours. He has brought significant insight and perspective to our Board from his years of executive and finance-related experience. Mr. Held will retire from our Board of Directors at the conclusion of the Annual Meeting. In accordance with our Bylaws, our Board presently intends to reduce the size of the Board of Directors to eight upon Mr. Held’s retirement.

(1)	Each current director has served continuously since he was first elected.

Important Information about Proxies and Cumulative Voting

Our Board of Directors selected the persons named on the enclosed proxy card (the “named proxies”) to act as proxies for the annual meeting. The named proxies have advised the Board that, unless authority is withheld, they will vote the shares represented by them for the election of the nominees named above. Each of the nominees has indicated his willingness to serve as a director. If, at the time of the meeting, any of the nominees is not available to serve as a director (a situation we do not anticipate), the Board may nominate another person in the nominee’s stead. In that unlikely event, the named proxies intend to vote the shares represented by them for such other person or persons as may be nominated by the Board.

Kennametal shareowners have cumulative voting rights in the election of directors. When voting for directors, you may multiply the total number of shares that you are entitled to vote by the number of directors to be elected in a class. You may then cast the whole number of votes for one nominee or distribute them among the nominees as desired. If you’ve given voting instructions to a proxy, that person will follow your instructions. If you have not otherwise instructed the proxy as to cumulative voting, the proxy will have the discretion to exercise cumulative voting rights. Directors are elected by a plurality of votes cast; this means that the two individuals who receive the largest number of votes cast will be elected as Directors of the Third Class.

ETHICS AND CORPORATE GOVERNANCE

Code of Business Ethics and Conduct

All of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Corporate Controller, must strictly adhere to our Code of Business Ethics and Conduct.

The Code of Business Ethics and Conduct is designed to:

•	proactively promote ethical behavior;

•	protect our valued reputation and the reputations of our directors, officers and employees;

•	assist all employees to act as good corporate citizens around the world; and

•	continue to demonstrate that we, and the individuals we employ, can be successful while maintaining the values which have served us well over the years.

We view violations of the Code very seriously. Personal consequences for violations can be severe and can include termination and/or legal action. Directors, officers and employees who know of or suspect a violation of the Code must report the matter to us promptly. Any of these individuals can report a concern or potential violation of the Code:

•	in writing directed to the Vice President, Secretary and General Counsel, Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231.

•	by calling the company’s toll-free HELPLINE (1-877-781-7319). The HELPLINE is accessible twenty-four (24) hours a day. Concerned persons can utilize the HELPLINE on a confidential and anonymous basis.

The Code of Business Ethics and Conduct is posted on our website at www.kennametal.com on the “Corporate Governance” page, which is accessible under the “Company Profile” tab. We will disclose any future amendments to the Code that relate to our directors or executive officers on our website, as well as any waivers of the Code that relate to directors and executive officers.

Corporate Governance

Our Board of Directors adopted the Kennametal Inc. Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the company. The Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level.

A complete copy of the Guidelines is available on our website at www.kennametal.com on the “Corporate Governance” page, which is accessible under the “Company Profile” tab. Any changes to the Guidelines in the future will also be posted on our website. Following is a summary that provides highlights of our Guidelines and many related Corporate Governance matters:

The Board’s Oversight of Risk Management

The Board recognizes that companies face a variety of risks, including credit risk, liquidity risk, strategic risk, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with company’s risk profile, and (4) integrate risk management into company decision-making. The Board has designated the Audit Committee to take the lead in overseeing risk management. The Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the committee’s own analysis and conclusions regarding the adequacy of the company’s risk management processes. The full Board receives an annual overview of the company’s enterprise risk management operations, material risks and uncertainties facing the company, and the company’s strategic and operational plans for addressing and mitigating those risks. In addition to the formal compliance program, the Board encourages and management promotes a corporate culture that incorporates risk management into the company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of our management and executive officers, to assess and analyze the most likely areas of future risk for the company.

Selection of New Director Candidates and Criteria for Board Membership

Kennametal believes that the Board as a whole should encompass a range of talent, skill, diversity, and expertise that enable it to provide sound guidance with respect to our operations and interests. Board nominees are identified, screened and recommended by the Nominating/Corporate Governance Committee and approved by the full Board. The Nominating/Governance Committee evaluates and ultimately selects director nominees on the basis of a number of criteria, including independence, integrity, diversity, business and industry experience, areas of expertise, ability to exercise sound judgment in areas relevant to our businesses, and willingness to commit sufficient time to the Board. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses.

•	The Nominating/Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses. Although the Nominating/Governance Committee does not have a formal policy with respect to consideration of diversity in identifying director candidates, as noted above, diversity is one of the many important factors considered in any evaluation of a director or director nominee. The Committee believes the term “diversity” encompasses a broad array of personal characteristics, including traditional concepts such as age, gender, race, and ethnic background. Equally important to any evaluation of diversity, however, are characteristics such as geographic origin and exposure, skills and training, education, viewpoint, industry exposure and professional experience. The Committee recognizes that diversity of all types can bring distinctive skills, perspectives and experiences to the Board.

•	The Nominating/Corporate Governance Committee will consider any director candidate nominated by a shareowner in accordance with our By-Laws and applicable law. For further information on shareowner nominating procedures, please refer to the response to the question “What are the procedures for submitting a shareowner proposal or nomination for the 2011 annual meeting?” under the “General Information” section of this proxy statement.

•	All Board members are expected to ensure that other existing and planned future commitments do not materially interfere with service as a director.

•	In 2010, the Nominating/Corporate Governance Committee did not engage the services of a third party search firm to assist the committee in the identification and evaluation of potential director candidates.

Board Composition and Independence

•	A majority of Board members must qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”) and the requirements of any other applicable regulatory authority.

•	Only those directors who the Board affirmatively determines have no material relationship with the company, either directly or indirectly, will be considered independent directors. The Board’s determination is based on the standards for independence under the rules of the NYSE and those of any other applicable regulatory authority, and also on additional qualifications set forth in the Guidelines regarding:

•	Indebtedness of the director, or immediate family members or affiliates of the director, to the company;

•	Indebtedness of the company to affiliates of the director; and

•	A director’s relationships with charitable organizations.

•	In June and July 2010, our management compiled and summarized directors’ responses to a questionnaire asking about their relationships with the company (and those of their immediate family members) and other potential conflicts of interest. This information, along with material provided by management related to transactions, relationships, or arrangements between the company and the directors or parties related to the directors was presented to the Nominating/Corporate Governance Committee for its review and consideration. The committee determined that none of our non-employee directors, all of whom are listed below, has had during the last three years (i) any of the relationships listed above or (ii) any other material relationship with the company that would compromise his independence. The table below includes a description of categories or types of transactions, relationships, or arrangements considered by the committee (in addition to those listed above) in reaching its determination. The committee presented its findings to the Board at its July 2010 meeting. Based upon the conclusions and recommendation of the committee, the Board determined that all non-employee directors are independent, and that all of the members of the Audit, Compensation, and Nominating/Corporate Governance Committees also meet the independence tests referenced above.

Name	Independent	Transactions/Relationships/Arrangements Considered

Ronald M. DeFeo	Yes	Commercial relationships between Terex Corporation and its subsidiaries and Kennametal Inc. (Kennametal as supplier) — immaterial
Philip A. Dur	Yes	None
A. Peter Held	Yes	None
Timothy R. McLevish	Yes	None
William R. Newlin	Yes	None
Lawrence W. Stranghoener	Yes	None
Steven H. Wunning	Yes	Commercial relationships between Caterpillar Inc. and Kennametal Inc. (Kennametal as supplier) — immaterial
Larry D. Yost	Yes	None

Outside Board Membership

Management directors are required to seek and obtain the approval of the Board before accepting outside board memberships.

Retirement Age

Unless otherwise determined by the Nominating/Corporate Governance Committee due to special circumstances, no director may be nominated for re-election or re-appointment to the Board if he or she would be age seventy-three (73) or older at the time of election or appointment.

Conflicts of Interest

Directors must avoid any action, position or interest that conflicts with an interest of the company, or gives the appearance of conflict. We solicit information annually from directors in order to monitor potential conflicts of interest. Any potential conflict of interest is promptly brought to the attention of the Board for evaluation.

Directors Orientation and Continuing Education

•	Each new director must participate in the company’s orientation program, which should be conducted within two (2) months of the meeting at which the new director is elected.

•	Directors are encouraged to participate in continuing education programs.

Board Compensation

•	In accordance with our Stock Ownership Guidelines (which are applicable to our directors and officers and are described in the “Compensation Discussion and Analysis” section of this proxy statement), a meaningful portion of director compensation is required to be in the company’s stock or deferred stock credits to further the direct correlation of directors’ and shareowners’ economic interests.

•	Directors who serve on the Audit Committee do not receive any compensation from us other than director fees (including fees paid for service on Board committees).

•	Directors who are employees (currently only our Chairman, Mr. Cardoso) do not receive additional cash compensation for service as a director.

Board Leadership Structure

Our Board is led by Mr. Cardoso, our Chairman, President, and Chief Executive Officer. Mr. Cardoso has served as our President and Chief Executive Officer since January 2006 and as our Chairman since January 2008. Our By-Laws and Guidelines give the Board the flexibility to determine whether the roles of Chief Executive Officer and Board Chairman should be held by the same person or by two separate individuals. Each year in October, the Board evaluates our leadership structure and determines the most appropriate structure for the coming year based upon its assessment of our position, strategy, and long term plans for our company. The Board also considers the specific circumstances facing the company and the characteristics and membership of the Board. At this time, the Board has determined that having Mr. Cardoso serve as both the Chief Executive Officer and the Chairman is in the best interest of our shareowners. We believe this structure makes the best use of the Chief Executive Officer’s extensive knowledge of the company, our strategic initiatives and our industry, and also fosters real-time communication between management and the Board.

When the roles of Chairman and Chief Executive Officer are combined in one individual, as they are now, the Board also has the ability to designate a Lead Director to provide additional leadership and guidance to the Board. Larry D. Yost currently serves as our Lead Director, a position he has held since 2008, when Mr. Cardoso assumed the Chairman role. As our Lead Director, Mr. Yost consults with the Chairman to set agendas and establish Board priorities and procedures. He presides over executive sessions of the non-employee directors and acts as the liaison between the non-employee directors and the Chairman and Chief Executive Officer. Our Guidelines contain a list of the various responsibilities with which Mr. Yost, as Lead Director, is tasked. In addition to the responsibilities described above, the Lead Director also:

•	Consults with the Compensation Committee for the annual evaluation of the Chief Executive Officer’s performance, and, together with the Chair of the Compensation Committee, meets with the Chief Executive Officer to discuss that evaluation.

•	Provides feedback to the Chief Executive Officer with respect to the quality, quantity, and timeliness of the flow of information from management to the non-management directors.

•	Assists the Board and management in assuring implementation of and compliance with the Guidelines and our Code of Business Ethics and Conduct.

Selection of Agenda Items for Board Meetings

Agendas for Board and committee meetings are established by the Chairman in consultation with the Lead Director, Board members and management. Board members are also encouraged to raise, at any Board meeting, subjects that are not on the agenda for that meeting.

Distribution of Board Materials

A preliminary agenda and presentation materials are distributed to Board and committee members in advance of each meeting, to the extent practicable.

Executive Sessions of the Board/Communications with Directors

•	Non-employee directors meet privately in regularly scheduled executive sessions without the presence of any management. The Lead Director presides over these executive sessions.

•	Any interested party that wishes to communicate with the Chairman, Lead Director or other directors individually or as a group may do so by:

•	sending correspondence directed to our Secretary, Mr. Kevin G. Nowe. The address can be found in the “General Information” section of this proxy statement in the response to the question “How do I contact the Company or the Board of Directors?”

•	calling the company’s toll-free HELPLINE (1-877-781-7319). The HELPLINE is accessible twenty-four (24) hours a day. Concerned persons can utilize the HELPLINE on a confidential and anonymous basis.

We will forward any communication regarding our company to the appropriate director or directors as soon as practicable.

Board Access to Management and Independent Advisors

•	Board members have complete access to management and the company’s outside advisors.

•	The Board is authorized to retain, as it deems necessary and appropriate, independent advisors of its choice with respect to any issue relating to its activities.

Assessing the Performance of the Board

The Board’s performance is assessed annually to determine whether the Board and its committees are functioning effectively. The Nominating/Corporate Governance Committee oversees this assessment.

Board Committees

•	The Board has three standing committees: Audit, Compensation and Nominating/Corporate Governance.

•	Only independent directors serve on our committees. Directors serving on the Audit Committee must also meet the additional independence and financial literacy qualifications, as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing standards of the NYSE and the rules and regulations of any other applicable regulatory authority.

•	Each committee has a written charter, which details its duties and responsibilities. The committee charters are posted on our website at www.kennametal.com on the “Corporate Governance” page, which is accessible under the “Company Profile” tab.

•	Each committee is led by a Chair, who is appointed by the Board annually, based upon the recommendation of the Nominating/Corporate Governance Committee.

•	Minutes of each committee meeting are provided to each Board member to assure that the Board remains fully apprised of topics discussed and actions taken. The Chair of each committee also regularly reports at Board meetings on committee matters.

Board of Director Review and Approval of Related Person Transactions

•	The Board is responsible for the review, approval and monitoring of transactions involving the company and “related persons” (directors and executive officers or their immediate family members, or shareowners owning five percent or greater of the company’s outstanding stock). The Nominating/Corporate Governance Committee assists the Board with the evaluation of any of these transactions.

•	The Board and/or the Nominating/Corporate Governance Committee must review any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). The Board and/or the Nominating/Corporate Governance Committee is guided by the following parameters when considering any transaction with a related person:

•	Related person transactions must be approved by the Board or the Nominating/Corporate Governance Committee, who will approve the transaction only if they determine that it is in the best interests of the company. In considering the transaction, the Board or the Nominating/Corporate Governance Committee will consider all relevant factors, including, as applicable: (a) the company’s business rationale for entering into the transaction; (b) the alternatives to entering into a related person transaction; (c) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (d) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; (e) the overall fairness of the transaction to the company; and (f) if a director is involved in the transaction, whether or not the approval of the transaction would impact his or her status as independent.

•	The Nominating/Corporate Governance Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the company to amend or terminate the transaction. The Nominating/Corporate Governance Committee will also periodically report at Board meetings on related person transaction matters to assure that the Board remains fully apprised of topics discussed and actions taken.

•	Procedures for review, approval and monitoring of related person transactions are set forth in our Corporate Governance Guidelines and include the following:

•	Management or the affected director or executive officer must bring the matter to the attention of the Chairman, the Lead Director, if any, the Chair of the Nominating/Corporate Governance Committee or the Secretary.

•	The Chairman will determine whether the matter should be considered by the Board or by the Nominating/Corporate Governance Committee. If the Chairman is involved in the transaction and a Lead Director has been designated, then the Lead Director shall make the determination. If no Lead Director has been designated, the Chairman shall consult with the Chairs of the standing committees to determine whether the matter should be reviewed by the full Board or by the Nominating/Corporate Governance Committee.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable and, if not practicable, must be ratified, amended or terminated as promptly as practicable after proper review.

Formal Evaluation of the Chief Executive Officer

•	The Compensation Committee, together with the Lead Director, annually evaluates the overall performance of the Chief Executive Officer.

•	The evaluation is based on objective criteria, including performance of the business, accomplishment of long-term strategic objectives and development of management. For additional information about the Compensation Committee’s evaluation of the Chief Executive Officer, as well as how the evaluation is related to compensation decisions, please see the discussion in the “Compensation Discussion and Analysis” section of this proxy statement.

Succession Planning

Each year, the Chief Executive Officer delivers a report on succession planning to the Board, which includes an assessment of senior officers and their potential to succeed the Chief Executive Officer and other senior management positions.

Review of the Guidelines and Code of Business Ethics and Conduct

The Nominating/Corporate Governance Committee annually reviews the Guidelines and the Code of Business Ethics and Conduct and recommends any changes to the Board.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Meeting Information

The Board of Directors held 5 meetings during 2010. Each director attended at least 75% of the total number of meetings of the Board and the committees on which he served (during the periods the director served on the committee). We expect our directors to attend our Annual Meeting of Shareowners absent exceptional circumstances. All of the members of the Board of Directors attended the Annual Meeting in October 2009.

The table below shows committee membership and the number of meetings of the full Board and each committee in 2010.

Nominating/
Corporate
	Board	Audit	Compensation	Governance

Carlos M. Cardoso	Chair
Ronald M. DeFeo	Member		Member	Chair
Philip A. Dur	Member		Member	Member
A. Peter Held	Member	Member	Member
Timothy R. McLevish(1)	Member	Chair		Member
William R. Newlin	Member		Chair	Member
Lawrence W. Stranghoener(1)	Member	Member	Member
Steven H. Wunning	Member	Member	Member
Larry D. Yost(2)	Member	Member
No. of Meetings Fiscal Year 2010	5	9	6	4

(1)	Effective October 27, 2009, Mr. Stranghoener stepped down as the Chair of the Audit Committee and Mr. McLevish assumed the Chairmanship of that Committee.

(2)	Effective October 27, 2009, Mr. Yost stepped down as a member of the Nominating/Corporate Governance Committee and joined the Audit Committee.

Board Committees

The Board has three standing committees: Audit, Compensation and Nominating/Corporate Governance. Each member of these committees is independent under the NYSE’s listing standards, U.S. Securities and Exchange Commission (“SEC”) regulations and the standards set forth in the Corporate Governance Guidelines discussed above.

Each committee has a written charter, which details its duties and responsibilities. The committee charters are posted on our website at www.kennametal.com on the “Corporate Governance” page, which can be found under the “Company Profile” tab.

Each committee performs an annual self-evaluation, using the roles and responsibilities outlined in the committee charter as a foundation for the review and evaluation. The Nominating/Corporate Governance Committee reviews and considers the results of each committee self-evaluation. The Chair of each committee also reports the results of the committee’s self-evaluation to the full Board.

Committee Functions

Audit Committee:  The Audit Committee assists the Board in overseeing the company’s financial reporting process. You can find additional information about the functions of the Audit Committee under the “Audit Committee Report” section of this proxy statement. The Board has determined that all of the members of the Audit Committee are “financially literate,” and that Mr. Stranghoener and Mr. McLevish each qualify as an “audit committee financial expert” as that term is defined by SEC regulations.

Compensation Committee:  The Compensation Committee’s functions include: recommending an overall compensation policy to the Board; having direct responsibility for matters relating to compensation of our executive officers; overseeing the company’s compensation policies and procedures and monitoring risk related to them, advising the Board regarding management succession; and the administration of our equity compensation plans and deferred compensation plans.

You can find additional information about the Compensation Committee’s functions and processes in the “Compensation Discussion and Analysis” section of this proxy statement.

Compensation Committee Interlocks and Insider Participation:  There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be disclosed in this proxy statement.

Nominating/Corporate Governance Committee:  The Nominating/Corporate Governance Committee’s functions include: ensuring that the Board is properly constituted to meet its fiduciary responsibilities; identifying and recommending qualified candidates for membership to the Board; having direct responsibility for matters relating to compensation of our directors; and recommending directors for committee membership. The committee also takes a leadership role in shaping the company’s corporate governance.

The Nominating/Corporate Governance Committee will evaluate shareowner nominees on the same basis as all other nominees. For further information on shareowner nominating procedures, please refer to the response to the question “What are the procedures for submitting a shareowner proposal or nomination for the 2010 annual meeting?” under the “General Information” section of this proxy statement.

Board of Directors Compensation and Benefits

The Board has delegated primary responsibility for matters relating to compensation of our directors to the Nominating/Corporate Governance Committee. Because the committee is also responsible for the recruitment of new directors and ensuring that the Board and committees are properly constituted, it is the sense of the Board and the committee that compensation matters for directors should also reside with the committee. The committee recommends the overall compensation structure for directors to the Board for full review and approval.

Committee Review of Director Compensation

The committee reviews director compensation on a regular basis. Historically, the committee responsible for director compensation matters has undertaken a comprehensive review of our director compensation program no less than once every two years. The Nominating/Corporate Governance Committee has the authority to retain outside advisors in connection with its review and analysis of director compensation matters.

Equity Ownership by Directors

The committee believes that directors should hold meaningful equity ownership positions in the company. Accordingly, a significant portion of overall director compensation is in the form of company equity, as shown in the “Overview of Director Compensation” section below. For additional information, see the discussion of “Stock Ownership Guidelines” in the “Compensation Discussion and Analysis” section.

Overview of Director Compensation

We do not pay any additional cash compensation to management employees who serve as directors. In addition, no director who is employed by the company may serve on any committee. Currently, Mr. Cardoso, who serves as the Chairman of the Board, is the only employee of the company that serves as a director. All elements of compensation for Mr. Cardoso are included in the 2010 Summary Compensation Table and the related text and compensation tables. Our non-employee directors receive a combination of cash and equity compensation for their services as a director or committee member.

Cash Compensation for Non-Employee Directors

In 2010, our non-employee directors were entitled to receive the following cash compensation:

Annual Cash Retainer(1)
Lead Director	$54,500
All Other Non-Employee Directors	$34,500
Annual Cash Stipend for Committee Chairman(1)
Audit Committee	$16,500
Compensation Committee	$13,500
Nominating/Corporate Governance Committee	$13,500
Annual Cash Stipend for Committee Service (other than as Chairman)(1)
Audit Committee	$9,900
Compensation Committee	$8,000
Nominating/Corporate Governance Committee	$8,000

(1)	In April 2009, our non-employee directors voluntarily reduced their cash compensation for Board service by fifteen percent to demonstrate their commitment to and support of our efforts to reduce costs and strengthen performance. The reduction became effective at the beginning of our 2010 fiscal year on July 1, 2009 and remained in effect until the salaries of our executive officers, which were also reduced, were reinstated to previous levels on February 1, 2010. The numbers in the table reflect the non-reduced amounts our directors would have been entitled to, absent the reduction. Actual compensation information for each director is set forth in the “2010 Non-Employee Director Compensation” Table. Cash portions of directors’ fees are paid quarterly.

Equity Compensation

Equity compensation for our non-employee directors consists of:

Annual Grant of Restricted Stock, Restricted Stock Units or Deferred Stock Credits
All Non-Employee Directors	$40,000
Stock Options	One-time grant of 14,000 shares upon election to Board of Directors; annual grant of 7,000 shares thereafter.

In 2009, the Compensation Committee approved a transition to restricted stock units for annual grants to participating employees under our Long-Term Incentive Programs. The Nominating/Corporate Governance Committee has also transitioned to restricted stock units for annual grants to our non-employee directors beginning with the annual grant cycle for fiscal 2010 grants, which occurred in August 2009.

Perquisites and Personal Benefits

All non-employee directors receive $50,000 of life insurance coverage, which is paid for by the company. In addition, directors receive tax reimbursements for income imputed to them for the premiums we pay for this insurance. We also reimburse directors for customary travel and related expenses for their attendance at Board or committee meetings.

Deferred Fee Plan

We have a Deferred Fee Plan for Non-Employee Directors (the “Deferred Fee Plan”). On an annual basis, our non-employee directors may elect to defer payment of any Board or committee compensation to a later time (with interest at a rate of prime minus 2%). In addition, under the Directors Stock Incentive Plan (described below), any non-employee director may elect to receive stock credits (representing shares of our common stock) with respect to all or a portion of any compensation deferred under the Deferred Fee Plan. Dividend equivalents are credited to the account of any director who has elected to receive stock credits. Dividend equivalents are calculated at the same rate as the current dividend; there is no preferential or above-market earnings potential for deferrals into stock credits. The Deferred Fee Plan is currently unfunded. In the event of a change in control, we would fund the deferred payments by a transfer of cash into a deferred compensation trust (a so-called “Rabbi Trust”), administered by an independent trustee.

Directors Stock Incentive Plan

Under the Directors Stock Incentive Plan, in addition to the deferral opportunity described above, any non-employee director may elect to receive shares of our common stock in lieu of all or a portion of any Board or committee compensation that is not deferred pursuant to the Deferred Fee Plan. The Directors Stock Incentive Plan is described in more detail in the “Equity Compensation Plans” discussion under the subheading “Other Stock and Incentive Plans.”

Matching Gifts Program

Directors are eligible to participate in our Matching Gifts Program, which is also generally available to all U.S. employees. Under the program, the Kennametal Foundation will match gifts to qualified institutions on a dollar-for-dollar basis up to $5,000 per calendar year.

2010 Director Compensation

The following table shows the actual compensation we paid to our non-employee directors for service on the Board and applicable committees in 2010. Mr. Cardoso does not receive additional compensation for his service on our Board.

2010 Non-Employee Director Compensation(1)

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)(2)	($)(3)(4)	($)(4)(5)	($)(6)	($)

Ronald M. DeFeo	51,100	40,017	50,777	189	142,083
Philip A. Dur	46,081	40,017	50,777	554	137,429
A. Peter Held	47,815	40,017	50,777	554	139,163
Timothy R. McLevish	51,057	40,017	50,777	131	141,982
William R. Newlin	51,100	40,017	50,777	753	142,647
Lawrence W. Stranghoener	50,621	40,017	50,777	5,189	146,604
Steven H. Wunning	47,874	40,017	50,777	9,715	148,383
Larry D. Yost	57,957	40,017	50,777	5,895	154,646

(1)	On August 1, 2009, each non-employee director received (i) a grant of restricted stock units with a grant date fair value of $40,017 (rounded to the nearest whole share) or deferred stock credits amounting to $40,017 (for those who elected to defer their restricted stock unit awards into deferred stock credits), and (ii) a grant of 7,000 stock options with a grant date fair value of $50,777. Restricted stock units and stock option awards vest 33% per year for three years beginning on the first anniversary of the grant date. Deferred stock credits may not be paid until the third anniversary of the grant. For each director, the aggregate number of option awards (outstanding) and stock awards (unvested) at fiscal year end is shown in the following table:

		Aggregate
		Unvested Stock	Aggregate
		Awards	Deferred Unvested
	Aggregate Options	Outstanding	Stock Awards
	Outstanding at	at Fiscal Year	Outstanding at
Name	Fiscal Year End	End(a)	Fiscal Year End(b)

Ronald M. DeFeo	88,000	2,205	1,412
Philip A. Dur	42,000	3,107	—
A. Peter Held	72,200	3,107	—
Timothy R. McLevish	55,000	—	1,900
William R. Newlin	79,000	3,107	—
Lawrence W. Stranghoener	73,000	1,244	1,900
Steven H. Wunning	46,000	1,863	2,498
Larry D. Yost	85,000	—	4,398

(a)	Represents unvested restricted stock or restricted stock units.

(b)	Represents restricted stock or restricted stock units that have been deferred into deferred stock credits and have not yet vested.

(2)	Our directors may elect to receive these fees in cash, in shares of our capital stock, or in deferred stock credits.

(3)	For their 2010 annual grants, our directors could elect to receive restricted stock units or deferred stock credits. If they elected to receive restricted stock units, we credited their accounts with shares roughly equal to $40,000 rounded to the next whole share. We do not issue partial shares. We pay dividends on unvested restricted stock shares and dividend equivalents on unvested restricted stock units during the restriction period, but the dividends are not preferential. For those directors who elected to defer their restricted stock unit awards into deferred stock credits, their accounts are credited quarterly with dividend equivalents, but again, these are not preferential.

(4)	These amounts reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Restricted stock units and stock option awards are granted using the same procedure for timing and price as is used for employees. For more information, see the discussion under “Equity Incentives” in the “Compensation Discussion and Analysis” section.

(5)	The exercise price for each award is determined by taking the average of the highest and lowest sales prices as quoted on the New York Stock Exchange — Composite Transactions reporting system for the last trading day prior to the grant date.

(6)	These amounts consist of premiums paid by the company for life insurance and tax reimbursements for income imputed to the directors for these premiums. For Messrs. Stranghoener, Wunning and Yost, the amounts also include donations made by us on behalf of the directors to charitable organizations under the Matching Gifts Program described above.

AUDIT COMMITTEE REPORT

Functions of the Audit Committee

The Audit Committee (“we” or the “committee”) assists the Board in its oversight of: the quality and integrity of the company’s financial statements; the company’s compliance with legal and regulatory requirements; the performance, qualifications and independence of the company’s Independent Registered Public Accounting Firm (“auditors”); and the performance of the internal audit function. We have the sole authority to appoint, retain, terminate and replace the company’s auditors, subject to shareowner ratification with respect to retention at the next regularly scheduled Annual Meeting of Shareowners. We perform an annual self-assessment to evaluate the composition, activities and interactions of the committee and submit the results of the self-assessment to both the Nominating/Corporate Governance Committee and the Board.

Responsibilities

Management is responsible for the company’s financial reporting process and system of internal controls, and for the preparation and presentation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The auditors are responsible for planning and carrying out an audit of the financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report on that audit. Our responsibility is to provide oversight to these processes. We do not certify the financial statements or guarantee the auditor’s report. To fulfill our oversight role, we rely (without independent verification) on the information provided to us, the representations made by management and the auditors and the report of the auditors.

Complaints

Anyone, including any company employee, who has a complaint or concern regarding the company’s accounting, internal auditing controls or auditing matters may communicate that complaint or concern to the committee:

•	in writing directed to the Vice President, Secretary and General Counsel, Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231

•	by calling the company’s toll-free HELPLINE (1-877-781-7319). The HELPLINE is accessible twenty-four (24) hours a day. Concerned persons can utilize the HELPLINE on a confidential and anonymous basis.

Monitoring Activities in 2010

We held nine (9) meetings in 2010. During these meetings, we discussed with management, the internal auditors and the company’s auditors, PricewaterhouseCoopers LLP (“PwC”) (to the extent applicable), the quality and adequacy of the company’s internal control over financial reporting, the internal audit function’s organization, responsibilities, budget and staffing and the results of internal audit examinations. We also reviewed with both PwC and the internal auditors their respective audit plans, audit scope and identification of audit risks, and met separately with PwC and with the internal auditors, without management present, to discuss the results of their examinations, their evaluations of the company’s internal control over financial reporting and the overall quality of the company’s financial reporting. We reviewed the interim financial information contained in each quarterly earnings announcement and each Form 10-Q filed with the SEC in 2010 and discussed this information with PwC and with the company’s Chief Financial Officer and Corporate Controller prior to release. We also reviewed and discussed with both management and PwC the audited financial statements for the year ended June 30, 2010 prior to release.

The discussions with PwC included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the PCAOB in Rule 3200T. We received from PwC written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with us concerning their independence, and discussed with PwC their independence.

Based on these reviews and these meetings, discussions and reports, we have recommended to the Board of Directors that the company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for filing with the SEC. We have retained PwC as the company’s auditor for the fiscal year ending June 30, 2011, subject to shareowner ratification at the 2010 Annual Meeting of Shareowners.

Audit Committee

Timothy R. McLevish, Chair
A. Peter Held
Lawrence W. Stranghoener
Steven H. Wunning
Larry D. Yost

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal II. Ratification of The Selection of the Independent Registered Public Accounting Firm

The Audit Committee has retained PricewaterhouseCoopers LLP (“PwC”) as the company’s Independent Registered Public Accounting Firm (“auditors”) for the fiscal year ending June 30, 2011. As a matter of good corporate practice, the Audit Committee is submitting its selection to our shareowners for ratification at the annual meeting. Unless otherwise directed by the shareowners, proxies will be voted in favor of the ratification of the selection of PwC as the company’s auditors for the fiscal year ending June 30, 2011. In the event that this selection is not ratified by the shareowners, the Audit Committee will consider this vote in determining its future selection of an auditor. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the company and its shareowners.

Representatives of PwC attended all meetings of the Audit Committee held during 2010. The Audit Committee reviewed the non-audit services provided by PwC in 2010 and, based on that review, determined that the non-audit services provided by PwC were compatible with maintaining the independence of PwC.

Representatives of PwC will attend the Annual Meeting, and will have the opportunity to make a statement at the meeting if they wish. They also will be available to respond to appropriate questions from shareowners in accordance with the rules of the meeting.

Fees and Services

Fees for professional services (including expense) rendered by PwC to the company and its subsidiaries in 2009 and 2010 were as follows (in millions):

	2009	2010

Audit Fees(1)	$4.5	$3.7
Audit-Related Fees(2)	—	0.1
Tax Fees(3)	0.1	0.2
All Other Fees	—	—
TOTAL	$4.6	$4.0

(1)	These fees relate to services provided for the audit of the consolidated financial statements, subsidiary and statutory audits, the issuance of consents and assistance with the review of documents filed with the SEC. Also included are fees for services related to the audit of the company’s internal control over financial reporting.

(2)	These fees relate to services provided in connection with the review of the re-implementation of our SAP enterprise resource planning system during 2010.

(3)	These fees relate primarily to tax compliance services, tax planning advice, and tax audit assistance.

Audit Committee Pre-Approval Policy

The Audit Committee annually adopts a policy for pre-approval of audit and non-audit services to be provided by the auditors. Under the policy, the Audit Committee pre-approves categories of services and fee caps for each category. The pre-approved services include: (i) audit services, such as statutory audits and internal control-related services, services associated with regulatory filings and consultations regarding disclosure treatment of certain transactions or events; (ii) audit-related services, such as due diligence and accounting consultations; (iii) tax services, such as tax compliance (domestic and international), and tax planning and advice; and (iv) other permissible non-audit services that the Audit Committee believes will not impair the auditor’s independence. The Audit Committee must specifically pre-approve the terms of the annual audit services engagement. All other audit and permissible non-audit services not specifically covered by the policy, and any proposed services which materially exceed the pre-approved fee levels, require separate specific pre-approval by the Audit Committee. The Audit Committee may delegate specific engagement pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must present any pre-approval decisions to the Audit Committee at its next scheduled meeting for ratification. The policy requires the auditor to provide the Audit Committee with detailed supporting documentation regarding the specific services to be provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PwC AS THE COMPANY’S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2011.

EXECUTIVE COMPENSATION

Analysis of Risk Inherent in Our Compensation Policies and Practices

During 2010, the Compensation Committee directed our management to work with Towers Watson, its compensation consultant, to conduct a risk assessment of all of our compensation policies and practices. We analyzed our compensation policies and practices to ensure that they do not foster risk taking above the level of risk associated with our business model. Based upon that review, we have concluded that we have balanced pay for performance programs and our compensation policies and procedures do not motivate imprudent risk taking. We based our conclusion on a variety of factors, including these specific aspects of our compensation practices:

•	Our annual incentive compensation program (the Prime Bonus Plan) is based on balanced performance metrics that promote disciplined progress towards longer-term company goals;

•	We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term company and shareowner value;

•	At the senior management and executive levels, our compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering our share ownership guidelines and vesting requirements; and

•	All of our compensation awards are capped at reasonable and sustainable levels, as determined by a review of our economic position and prospects, as well as the compensation offered within our peer group and by comparable companies.

Compensation Discussion and Analysis

Executive Summary1

We began our 2010 fiscal year in a climate of uncertainty and global economic volatility. Like many other industrial companies, we experienced a sharp decline in our sales during 2009 and in the beginning of 2010 were still faced with challenging conditions in many of the regions and end markets we serve.

In the wake of a difficult 2009 and despite the uncertainty that surrounded the prospects for economic stabilization and growth for 2010, we took the opportunity to evaluate our business and strategies and redoubled our efforts to streamline our operations. We continued to implement the aggressive restructuring initiatives we announced during 2008 and 2009 and identified new cost-saving actions that have increased the efficiency of our business. We realigned our business groups and transitioned to a new operating and segment structure for 2011 that is market based and more customer centric. We accomplished these significant achievements while remaining sharply focused on our core businesses and the execution of our long-term strategies.

 1 Our named executive officers for 2010 are Carlos M. Cardoso, Frank P. Simpkins, Gary W. Weismann, Kevin R. Walling, Philip H. Weihl, and Paul J. DeMand. Mr. DeMand, our former Vice President and President, Metalworking Solutions and Services Group (MSSG), left the company in May 2010 prior to the end of our fiscal year. We have included compensation information for Mr. DeMand in our Executive Compensation Tables where required, but in this Compensation Discussion and Analysis we have addressed information pertinent to Mr. DeMand’s compensation only where it remained applicable or relevant for 2010.

All of these activities required strong leadership from our executive team and the dedication, focus, and commitment of our employees across the globe. We asked our employees to make some significant sacrifices for the short term so that the company, our shareowners, and the entire global team could benefit in the long term from the actions and initiatives we were implementing. Certain of the decisions made by our Compensation Committee (the “committee”) in the beginning of 2010 were a reflection of the difficult business environment in which we were operating. In support of our efforts to restructure the business and streamline our costs, the committee made certain changes to our executive compensation programs for 2010, which included:

•	Temporarily reducing by 15% the base salaries for all executive officers, with the exception of Mr. Weismann, whose position and responsibilities were expanded

•	Suspending merit increases for 2010

•	Eliminating the Cash LTIP awards for the 2010-2012 three-year cycle, thereby reducing the value of the long-term incentives we provided to our executives by 50%

•	Funding our annual incentive program, the Prime Bonus, only in the event we achieved a threshold amount of EBIT and fully reinstated base salary levels for all of our global employees

Both management and the committee viewed these changes as temporary but necessary measures that would support our cost reduction initiatives while we focused on repositioning the company. As always, the committee monitored our executive compensation program throughout the year to ensure that it continued to reflect our pay-for-performance philosophy and that the measures that had been taken in the beginning of 2010 continued to be appropriate.

In the second half of the fiscal year, we benefitted from the strengthening global economy, improvements in the industrial sector in which we operate and the aggressive restructuring actions we implemented over the past several years. These factors, combined with our focus on the steady execution of our long-term business strategies, enabled us to deliver strong financial results for the second half of 2010, and ultimately to return to profitability with solid financial results for the full year.

The committee considered these factors as it met periodically throughout the year, and made decisions relating to our executive compensation programs in response to the changing circumstances. Some of the more significant decisions the committee made include:

•	Reinstating base salaries for all affected executive officers to pre-reduction levels effective February 1, 2010

•	Granting certain executives, including all of our named executive officers (“named executives”), a retention award

•	Recognizing the promotions of Mr. Weismann and Mr. Weihl by adjusting compensation levels for both executives

•	Recognizing the extraordinary contributions and efforts of three of our executives during 2010, including Mr. Weismann, by granting each a special recognition award

Each of these actions furthered one or more objectives of our executive compensation programs. They also demonstrate our emphasis on paying for performance, on both an individual and company basis.

In July 2010 (the start of our 2011 fiscal year), the committee reviewed and finalized decisions for 2010, and also made some changes to our programs and the compensation for our named executives for 2011. Changes to the executive compensation programs reflect the more positive position of the company and our continued commitment to fair and balanced compensation practices, and include:

•	Changing the design of our Prime Bonus Plan to align it with our new operating structure and returning it to its prior status as a funded program

•	Reinstating merit increases

•	Changing the design of our Long-Term Incentive program to incorporate performance-based stock units (in place of the Cash LTIP) and reinstating the full value of LTI Awards

•	Eliminating several perquisites and all perquisite-related gross ups and moving to an allowance for our executives

Decisions for individual named executives reflect factors specific to each, as we discuss in further detail throughout this Compensation Discussion and Analysis.

Executive Compensation Philosophy

Kennametal’s executive compensation philosophy is premised on the following basic principles, which we believe form the foundation of effective and responsible compensation programs:

•	Pay for Performance. Executive compensation should be tied to both individual performance and company performance (annual and long-term).

•	Link Fixed and Variable Components of Compensation to Levels of Responsibility and Accountability. As our executives progress to higher levels of responsibility in the company, a greater proportion of their overall compensation should be linked directly to company performance and shareowner returns.

•	Promote a Long-Term Perspective. Our compensation programs should promote the long-term focus and strategic vision required for our future growth and success.

•	Offer Competitive Compensation. We believe that highly qualified and skilled executives can differentiate us and provide a competitive advantage in the marketplace. Our objective is to offer compensation that is competitive with that offered by other companies that compete with us for talent.

The committee has responsibility for the oversight and administration of our executive compensation program. The committee works with its compensation consultant and members of our management to collect and analyze relevant data during the compensation decision-making process, but it is the committee that ultimately oversees and approves all compensation matters regarding our executives, including our named executives.

Objectives of the Executive Compensation Program

To support our overall compensation philosophy, we have designed our executive compensation program to:

•	Attract and retain exceptional talent

•	Recognize individual contributions to the company

•	Focus our executives’ attention on the attainment of significant business objectives and the creation of long-term shareowner value

•	Ensure alignment with the interests of our shareowners

•	Share the financial benefits of strong company performance

•	Maintain executive compensation at a competitive level

Design of Our Executive Compensation Program

Overall Design of the Executive Compensation Program

Each of our executives receives a compensation package comprised of the six basic components described in the table below. The table summarizes some important information about these components for 2010, and we describe each one in more detail later in this Compensation Discussion and Analysis.

Compensation			What it is Intended to
Component	Why We Provide it	How We Determine the Amount	Reward
Base Salary	• To provide a competitive level of fixed income based on: − Size, scope and complexity of the executive’s role − Individual performance − Relative position compared to market pay information	• Approximately the median of peer group of companies	• Individual performance and level of experience and responsibility

Annual Incentive Prime Bonus	• To provide performance-based pay for annual performance	• Performance based: Target based on salary band for executive; Award opportunities range from below median to above median for similar positions in peer group of companies depending on individual performance	• Company performance and individual performance

Long-term Incentives
•   To drive value creation for shareowners over the long-term

•   Provides an opportunity to earn compensation for improved long-term performance

•   A combination of restricted stock units (20% of LTI grant value), stock options (30% of LTI value), and Cash LTIP* (50% of LTI value)

Stock Options
•   Aligns the interests of our employees and shareowners

•   Links compensation to increases in shareowner value

•   Fosters the perspective necessary to increase shareowner value over the long-term (10 years)

		• Performance based: Target based on salary band for executive; Award opportunities range from below median to above median for similar positions in peer group of companies depending on individual performance	• Increased shareowner value and overall company performance

Restricted Stock Units	• Promotes an ownership culture and provides valuable retention benefits • Aligns the interests of our employees and shareowners over the intermediate term (4 years)

Cash LTIP*	• To drive EPS growth and increased ROIC over intermediate term (3 — 5 years) *We did not provide a Cash LTIP Award in 2010

Special Recognition and Retention	• To recognize contributions to a critical strategic initiative • To enhance the competitiveness of our compensation package • To assist in retaining individuals key to the success of our business	• Subjective assessment of circumstances	• Retention of our valued employees and executives • Recognition of extraordinary contributions

Retirement	• To provide competitive retirement and benefits to our employees	• Market practices and company-specific circumstances	• To provide a reasonable level of retirement income for our employees

Executive Benefits, Perquisites and Other Benefits	• To maintain the competitiveness of our compensation package and aid in the attraction and retention of employees	• Approximately the median of peer group of companies	• Provides a level of protection against the financial catastrophes that can result from illness, disability or death • Reinforces our aim to be an Employer of Choice for the Best People

We’ve designed our executive compensation program to target total compensation at the median level for similar positions within our industry and peer group. There is potential for actual compensation to be above or below median compensation depending on company and individual performance. We believe that target compensation under our incentive plans should allow for above-median compensation for exceptional performance, as well as below-median compensation when performance falls below our expectations. Also, we may deviate from the median if, in the judgment of management and/or the committee, the value of an executive’s experience, performance and specific skill set warrants. For individual executives, compensation may also vary depending on the nature of the executive’s role and its importance to our business strategy; or market competition and/or availability of talent for the position.

The foundation of our program is a system of salary bands. Each executive position is situated within a salary band, which generally defines opportunities for base salary, annual incentives and long-term incentives. There are ranges associated with the salary bands, which reflect each position’s internal value, scope and complexity of responsibilities and market competitiveness. The pay ranges give the committee flexibility to position individual compensation above or below market median levels depending on job performance, professional qualifications, business experience, technical expertise and career potential.

Pay for Performance

The committee believes that an effective compensation program reflects a balance between individual factors (i.e., level of responsibility, skills, experience and individual performance), organizational measures (i.e., company or business unit performance), and external or market factors (i.e., competitive benchmarking and survey data). We incorporate each of these factors into the design of our executive compensation program. Accordingly, we compensate our executives based upon an assessment of:

•	Individual Performance. All of our executives are evaluated against an annual, individual performance plan. The performance plan contains individual performance objectives that will further the goals of the executive’s business unit, if applicable, and the strategic goals of the company. These objectives are reviewed and assessed every quarter by the executive and his or her manager. At the end of the fiscal year there is a comprehensive analysis of the executive’s actual performance vis-à-vis the plan, and that analysis is provided to the committee.

•	Company Performance. When making compensation decisions for our executives, the committee evaluates our achievement of pre-established internal metrics (which are predicated on our annual and long-term financial plans and goals, along with other strategic and operational initiatives) and external measures (which are predicated on external factors such as our market valuation and growth in our stock price).

•	Market Intelligence. Individual and company performance are weighted most heavily in compensation decisions. When appropriate, the committee also considers external factors, market and survey data and pay positioning for our executives relative to market data, as explained in further detail below under the subheading “Pay Positioning Relative to Market — Benchmarking.”

Variable Compensation and Promotion of a Long-Term Perspective

We increase the variable component of compensation for our executives as they progress through our management levels and adjust the ratio of short-term to long-term compensation to promote accountability and a long-term perspective. We structure our executive compensation program so that the proportion of variable vs. fixed compensation increases as the role and responsibility of the executive increases. We think this is appropriate because the executives are best positioned to be able to affect the company’s performance, and therefore they should receive a substantial portion of total compensation value in the form of long-term incentives that measure and reward Kennametal’s performance over a period of greater than one year. The table below illustrates that the actual percentage of variable pay relative to total compensation depends on the position level; generally speaking, the higher an executive’s position within the company, the greater proportion of pay that is linked to company performance and shareowner returns. Similarly, as an executive rises to positions of greater responsibility within our company, short-term compensation begins to decrease proportionally and long-term compensation represents a greater proportion of total compensation.

	Fixed vs. Variable Breakout		Short-Term — Long-Term Breakout
		% of Annual
	% of Annual	Compensation	% of Short-Term	% of Long-Term
Title	Compensation Fixed	Variable	Compensation	Compensation

Chairman, President and Chief Executive Officer	63	37	29	71
Vice President and Chief Financial Officer	66	34	38	62
Vice President and President, Business Groups	64	36	36	64
Vice President and Chief Human Resources Officer	75	25	50	50
Vice President, Integrated Supply Chain & Logistics	84	16	49	51

Competitive Compensation

Pay Positioning Relative to Market — Benchmarking.

When we make compensation decisions, we compare the compensation of our executive officers to the compensation of similarly positioned executives at other companies to gain a general understanding of current market compensation practices for these positions. Specifically, we benchmark total compensation levels and certain of the individual elements of our compensation packages (mainly base salary, annual incentives (together, “total cash compensation”) and long-term incentives (together with base salary and annual incentives, “total direct compensation”) to both published survey data of comparable companies and to a custom peer group of public companies within the manufacturing industry. Benchmark data is part of the external information we consider when designing and executing our compensation programs.

Both our management and Towers Watson, the committee’s compensation consultant, assist the committee in its benchmarking efforts. Towers Watson collects compensation data for our peer group companies from available sources, including, in most cases, the executive compensation data included in the most recently available annual proxy statement for each company. Towers Watson can also provide survey data representing industry-specific and general industry companies included in the Towers Watson and Mercer executive compensation databases. Management also collects survey information on its own, or requests survey information from Towers Watson or other service providers on compensation components. We provide the committee with the results of our benchmarking efforts on a regular basis. The benchmarking data helps us assess the competitiveness of our executives’ compensation compared to that of other executives at our peer companies and in the broader market. We also use the data to help ensure proper alignment between executive and shareowner interests, and to assess compensation versus company performance.

When we evaluate our compensation structure, we compare the target range for total compensation, the mix of compensation components and the allocation of those components in our executives’ individual compensation packages against benchmark data. At least once every two years, we evaluate the total cash compensation and total direct compensation we provide to our executives against the benchmark data to determine if these measures reflect our aim to provide compensation at approximately the median level within our peer group and industry. We analyze both target compensation opportunities as well as the actual compensation paid to our executives. The committee considers this information, along with data provided by Towers Watson, and company and individual performance factors when it sets compensation levels.

We use the same custom peer group for compensation purposes as we do for comparing our financial performance. We periodically review our peer group to ensure that the peer companies continue to be appropriate comparisons for performance purposes and for compensation purposes. Many of the companies in our current peer group are included because they are similar to Kennametal in terms of revenue, operational scope, or organizational complexity. Some of the peers are larger than we are; we include those companies to help understand the effect size and complexity has on compensation levels and designs.

The following companies comprised our peer group for both performance and compensation purposes for 2010:

• Allegheny Technologies Incorporated	• Harsco Corporation
• Ametek Inc.	• Joy Global Inc.
• Barnes Group Inc.	• Lincoln Electric Holdings, Inc.
• Carpenter Technology Corporation	• Pall Corporation
• Crane Co.	• Parker-Hannifin Corporation
• Donaldson Company, Inc.	• Pentair, Inc.
• Dresser-Rand Group Inc.	• Sauer-Danfoss, Inc.
• Flowserve Corp.	• Teleflex Incorporated
• Greif Inc.	• The Timken Co.

How Compensation Decisions Are Made

Role of the Committee and CEO in Determining Executive Compensation.

The committee is responsible for designing and implementing our executive compensation programs, evaluating executive performance, including that of the Chairman, President and Chief Executive Officer (the “CEO”), and overseeing the development of executive succession plans. The committee solicits information from our management and from its compensation consultant during the compensation-setting process, but it is the committee that ultimately sets and approves compensation for our CEO and all other executives.

The committee uses substantially the same process for determining CEO compensation as it uses for the other executive officers. Each year, the committee reviews all components of compensation for the CEO and each of our executives over the course of several regularly scheduled meetings from April to July. Final compensation decisions are made in July for the current fiscal year. The committee is assisted in its review by members of management, the human resources department, and its compensation consultant.

In keeping with our compensation philosophy, the committee considers three main categories of information about each executive: individual performance, company performance, and market data. The committee evaluates each executive’s current compensation and solicits input from management on the executive’s future potential, performance for the year, leadership skills, and contribution to the company’s performance. The committee also considers factors relating to the company, such as our overall performance and achievement of specific strategic and operational initiatives. Finally, the committee assesses the market competitiveness of the executive’s total compensation package.

CEO Compensation.  The committee meets with the CEO each year in July (the beginning of our fiscal year) to set the CEO’s performance goals (both individual and company objectives) for the fiscal year. These goals are then reflected in the CEO’s individual performance plan for the year. The CEO periodically reports on his progress with respect to his performance goals at committee meetings throughout the year. At the end of the year, the committee evaluates the CEO’s performance against his plan and makes decisions about the CEO’s compensation based in part on his achievement of those goals and in part on the company’s performance, taking in to account the overall objectives of our compensation program.

Other Executives’ Compensation.  Each year in August, each of our other executives must also develop an individual performance plan for the fiscal year (with goals that align with the CEO’s objectives, and include individual and company objectives). That plan is discussed with and approved by the CEO, and the executives report to the CEO on their progress towards the achievement of the goals periodically throughout the year. At the end of the year, the CEO and the committee together assess the performance of our other executives. Based upon these evaluations and recommendations from the CEO, the committee determines the other executives’ compensation. The other executives do not play a role in the determination of their compensation, other than discussing individual performance objectives and achievements with the CEO.

Role of the Compensation Consultant.

The committee has engaged Towers Watson to provide compensation consulting services. The role of the compensation consultant is to make sure the committee has the objective information and expertise necessary to make informed decisions that are in the best long-term interests of our business and shareowners. The compensation consultant also keeps the committee informed as to compensation trends and developments affecting public companies in general and our industry in particular. The committee solicits advice and counsel from Towers Watson on all matters related to executive compensation design and delivery. Specifically, Towers Watson provides the following types of services to the committee:

•	Competitive data and benchmarking analytics for all components of pay for executive officers and the CEO

•	Equity dilution, value sharing, and performance assessment analyses relative to peers

•	Compensation program analysis, redesign considerations, and recommendations

•	Tax, accounting, regulatory, and other compensation-related education

•	Individual pay considerations for the CEO, as well as executive officer promotions and new hires

•	Review of compensation plan payouts for the CEO and executive officers

•	Proxy statement review and recommendations

A Towers Watson consultant attends all committee meetings and may attend executive sessions at the request of the committee. Consultants from Towers Watson also collaborate with our management team for purposes of meeting planning, program design and analysis and other logistics, but all executive compensation-related services performed by Towers Watson are ultimately at the direction of the committee.

With the committee’s approval, Towers Watson has also been engaged by management for certain services unrelated to executive compensation consulting, primarily consulting services related to our health care plan and our other health and welfare plans. Management discloses the nature and extent of other services provided by Towers Watson to the committee and the committee considers these engagements when it assesses the objectivity and independence of Towers Watson as its compensation consultant. We understand, based on information provided to us by Towers Watson, that there is an internal separation between the Towers Watson group providing health and welfare services to us and the Towers Watson group providing consulting services to the committee on executive compensation matters. Towers Watson has a policy prohibiting these groups from sharing information regarding us.

In fiscal 2010, we paid Towers Watson approximately $195,000 for executive compensation consulting services provided at the committee’s request or direction. During the same period, we paid approximately $430,000 for additional services provided to us related to our health care plan and our other health and welfare plans.

At its July 2010 meeting, the Committee approved the retention of its executive compensation consultant, which will transition from Towers Watson to Pay Governance, LLC, an independent executive compensation consulting firm effective September 2011. Pay Governance, LLC will perform no other work for the Company.

Components of our Executive Compensation Program

Throughout this discussion of the components of our executive compensation program, we provide commentary on the types of factors the committee considers when it is engaged in the compensation setting process, which is a very disciplined process that is applied consistently for our CEO and all other executives. We provide a general overview of the process that is followed for all executives for each component and, unless we say otherwise, you can assume that the process we outline is the one the committee followed in 2010. We also identify the factors the committee considers when it makes compensation decisions for our executives, and unless we say otherwise, you can assume that those are the factors the committee considered for each individual.

Base Salary

Base salary is the fixed element of our executives’ annual compensation. We pay it to provide a competitive level of fixed income for our executives. We target base salary levels for each position at median pay levels for similar positions in the market. The amount of base salary an executive receives depends primarily on the salary band within which the position lies. Within each salary band, there are ranges of possible salary levels, and the actual amount of base salary an executive receives depends upon his or her manager’s annual evaluation of certain objective and subjective factors. Objective factors include the executive’s level of responsibility, skills and training, accomplishment of the goals set forth in the annual, individual performance plan, and, for newer executives, prior experience. Subjective factors include our assessment of the executive’s future potential and individual contributions. The CEO evaluates each of the executives who report directly to him and reviews the evaluations of executives who report to other managers. Both objective and subjective factors are considered, as relevant, and the CEO makes recommendations to the committee for changes to base salary during the annual compensation setting process. The committee annually evaluates the CEO, and ultimately may make changes to the base salaries for all of our executives in its discretion as part of the broader compensation setting process.

In setting the named executives’ base salaries for fiscal 2010, the committee considered all of the factors described above for each executive. Despite the fact that each of our executives had strong individual performance in 2009, the ongoing economic recession, the difficult business environment for industrial companies, and the challenges posed to our global employees and operations from the restructuring and cost-savings initiatives we were undergoing necessitated some changes to base salary. On behalf of management, Mr. Cardoso recommended that all of our executive officers receive a 15% base salary reduction in 2010, except for one officer, Mr. Weismann, whose responsibilities increased. The committee agreed with this recommendation and the rationale for it and each of our named executives except Mr. Weismann had their base salaries decreased by 15% effective July 1, 2009. The 15% reduction was effective until February 1, 2010, when the committee determined that the company’s performance had improved sufficiently to reinstate salaries at pre-reduction levels. For each of our named executives other than Mr. Weismann, base salaries returned to the levels that had been set in July 2008 effective February 1, 2010.

Mr. Weismann received a base salary increase to $400,000 effective August 1, 2009. Throughout 2009, Mr. Weismann led AMSG through internal restructuring to position it as a market-facing organization with streamlined operations and sharper focus on customer satisfaction. He also agreed to assume additional responsibilities in his then - current role as the Vice President and President, AMSG going forward in 2010. Given Mr. Weismann’s outstanding stewardship of the AMSG business segment, the success of his restructuring initiatives and the increase in the scope of his responsibilities, the committee determined that the base salary increase was appropriate. The committee also recognized that Mr. Weismann’s previous base salary level was below the median level paid to executives in similar positions in our industry.

Mr. Weihl was promoted in 2010 to Vice President, Integrated Supply Chain and Logistics in connection with our restructuring initiatives and the implementation of our new operating structure. His new role has significantly more responsibility associated with it and is situated within a higher salary band than his previous role. The transition to the new operating structure took place over the course of the entire fiscal year, and Mr. Weihl’s role continued to expand throughout the year. The committee recognized that an adjustment to his base salary level was appropriate to reflect the increased scope of his job responsibilities. As a result, the committee increased Mr. Weihl’s salary to $350,000 with effect from July 1, 2009. At the end of the fiscal year, Mr. Weihl received a lump sum payment representing the difference between his previous salary level and new salary level, adjusted to reflect the 15% reduction in pay that was effective from July 1, 2009 through January 31, 2010.

In July 2010, the committee reviewed base salary levels and approved merit increases for 2011 for each of our named executives. The average increase was 4.2%.

Annual Incentives

Overview of Management Performance Bonus Plan (Prime Bonus Plan).  The Management Performance Bonus Plan, which we refer to as the “Prime Bonus Plan,” is a shareowner approved, formula-based, pay-for-performance annual cash incentive plan. The Prime Bonus Plan is the main vehicle we use to reward participants for their contributions to strong annual business performance. The purpose of the Prime Bonus Plan is to motivate participants to help the company to achieve shorter-term financial goals, which are designed to create sustainable shareowner value, and to reward them to the extent we achieve those goals. All of our executives, our senior management team members, and certain of our key employees participate in the Prime Bonus Plan.

Bonuses under the Prime Bonus Plan are determined according to the following formula:

Target Bonus Amount x Achievement of Performance Goals x Modifier = Prime Bonus Award

The following table presents the possible payouts under the Prime Bonus Plan at different levels of performance:

		Threshold	Target	Maximum

Performance (As a Percentage of Achievement of Performance Goal)	Less than 80%	80%	100%	120% or Greater
Payout (As Percentage of Target Bonus Amount)	0%	50%	100%	200%

With respect to each performance goal, no bonus is awarded if actual performance is less than 80% of the performance goal. Under the terms of the Prime Bonus Plan, the committee makes the same adjustments for non-recurring or unusual items in determining whether performance goals have been met as we make to our financial results when we are reporting them to our shareowners.

Target Bonus Amounts.  Individual target bonus amounts are based on a combination of individual factors and market-competitive data and are established as a percentage of base salary. Consistent with our executive compensation philosophy, individuals with greater job responsibilities have a greater proportion of their total cash compensation tied to company performance through the Prime Bonus Plan. Each year, the committee sets target bonus amounts for our executives based on recommendations from our management and Mr. Cardoso and its own evaluation of the competitiveness of each executive’s compensation package.

Performance Goals.  We link Prime Bonus opportunities directly with company performance, business unit performance and the maximization of shareowner value. Each executive is assigned performance goals at the beginning of the fiscal year based upon the performance goals of the company that are approved by the Board. The Board approves the goals for overall company performance based upon management’s financial and strategic plans.

Once the Board has approved the performance goals for the company, the committee reviews and approves the bonus structure and individual goals for the CEO and all other executive officers. To ensure alignment with our shareowners’ interests, the committee assigns the CEO both quantitative and qualitative goals that are aggressive, designed to stretch performance, and will significantly impact the growth or improvement of a business unit or our company. For each of the other executives, the committee, with the input of the CEO, sets performance objectives that it considers achievable but that require personal performance and stewardship appreciably above the plan levels for the coming year. These performance goals vary by executive, are weighted and combine performance of the individual, the company and the particular business unit or function for which the executive has responsibility.

The Prime Bonus Plan for 2010 was generally designed such that a certain percentage of an executive’s bonus opportunity (usually 70%) was based upon the performance of the executive’s specific business unit and an additional percentage (usually 30%) on the performance of the next higher organizational unit. In this manner, the majority of an executive’s bonus opportunity is linked directly with results that he is best positioned to impact. Certain of our executives are not assigned to any one particular business unit, however. The bonus opportunities for each of our named executives (except Mr. DeMand), and certain changes we made to the Prime Bonus design in 2010, are described below in the “2010 Prime Bonuses” section.

Modifier.  At the outset of each fiscal year, the committee may select a key initiative to use as a modifier in the calculation of Prime Bonus amounts for that year. The calculated Prime Bonus amounts are then adjusted based upon the level of performance for that key initiative.

Individual Performance.  At its July meeting each year, the committee reviews each executive officer’s achievement of his performance goals for the previous year and approves any corresponding amounts to be paid under the Prime Bonus Plan. In connection with Prime Bonus determinations, the committee considers the individual performance of the executive and the recommendations of the CEO (for all other executives). The committee has the discretion to adjust calculated Prime Bonuses for our executives in the course of its review.

2010 Prime Bonuses.

Changes for 2010 Prime Bonus Program.  In July 2009, the committee approved certain modifications to the Prime Bonus program for 2010. The 2010 Prime Bonus program used the same formula and performance/payout structure described above to determine a calculated bonus. Performance goals were based on two measures: Earnings Per Share, or EPS (75% weight), (Earnings Before Interest and Taxes, or EBIT, at the business unit level) and Free Operating Cash Flow (25% weight). There was no modifier for 2010. At management’s recommendation, and considering the challenging business environment we were facing at the time, the committee decided that we would not accrue for and fund a bonus pool at the start of the fiscal year. Instead, funding for the bonus pool under the 2010 Prime Bonus program depended on our achievement of two conditions: EBIT results at the corporate level needed to reach a threshold amount; and base salary levels for our global employees needed to be restored before a Prime Bonus pool would be funded. (In previous years, the Prime Bonus pool was accrued for and funded as part of the annual planning process and in accordance with our expectations on the likelihood of payout.) Participants in the 2010 Prime Bonus program earned a proportionate share of the bonus pool (based upon their calculated bonus under the program and the degree to which the bonus pool was ultimately funded). As in years past individual awards were subject to further adjustment based upon individual performance.

2010 Target Bonus Amounts.  For 2010, the committee approved target bonus amounts for our named executives as follows:

Name	Target Bonus Amount as a Percentage of Base Salary

Carlos M. Cardoso	120%; (90% based upon the company’s overall financial goals, as provided under Mr. Cardoso’s amended employment agreement, and 30% based upon Mr. Cardoso’s achievement of specified strategic goals and initiatives)
Frank P. Simpkins	75%
Gary W. Weismann	75%
Kevin R. Walling	50%
Philip H. Weihl	70%
Paul J. DeMand	75%

2010 Company Performance Goals.  At its July 2009 meeting, in the midst of the sharp decline in the global economy and the manufacturing industry, the Board established corporate performance goals for the company of: Earnings Per Share (“EPS”) ($.66) and Free Operating Cash Flow (“FOCF”)2, a non-GAAP financial measure, ($10.0 mil). At the time, the Board considered the targets to be challenging for the company, but achievable if the financial and strategic plans of the company were well executed. These goals were then used by the committee when it reviewed and approved performance measures and target goals for each of our executives.

2010 Performance Goals for Named Executives.

Carlos M. Cardoso — Chairman of the Board, President and Chief Executive Officer

Performance goals for Mr. Cardoso are based on the financial and strategic plans for the company. Mr. Cardoso’s 2010 Prime Bonus opportunity was composed of two components:

•	Component (1) related to the company’s performance and was based solely upon corporate performance goals (bonus opportunity of 90% of base salary); and

•	Component (2) related to Mr. Cardoso’s individual performance and was based upon his achievement of certain strategic and operational goals and initiatives set by the committee in July 2009 (bonus opportunity of 30% base salary).

 2 Free operating cash flow is a non-GAAP financial measure and, which we define as cash provided by operations (which is the most directly comparable GAAP measure) less capital expenditures plus proceeds from disposals of fixed assets.

Component (1): Performance goals related to EPS (75% weight, $.66 target) and FOCF (25% weight, $10.0 mil target).

Component (2): Individual performance goals were based on both quantitative and qualitative goals related to critical business and strategic objectives of the company for 2010, including restructuring initiatives (10% weight), technology development and positioning (5% weight), global expansion and growth in emerging markets (5% weight), global talent development and succession planning for critical positions (5% weight), Environmental, Health and Safety (EHS) initiatives (2.5% weight); and stewardship of certain employee initiatives (2.5% weight).

Performance goals would be rewarded proportionally for performance between 80% and 100% of the target goal, except for the stewardship of certain employment initiatives and the EHS initiatives, which both required a 50% improvement for payout. At the time they were put in place, the committee considered these performance objectives strategically important and aggressive, but achievable with concentrated effort and focus by Mr. Cardoso.

Frank P. Simpkins — Vice President and Chief Financial Officer
Kevin R. Walling — Vice President and Chief Human Resources Officer; and
Philip H. Weihl — Vice President, Integrated Supply Chain and Logistics

Messrs. Simpkins, Walling and Weihl were not assigned to one particular business unit in 2010, which means that their Prime Bonus opportunity was partly based on our results at the corporate level (30% of bonus opportunity). To ensure alignment across our two reporting business units in 2010 (Metalworking Solutions and Services Group, or MSSG, and Advanced Materials Solutions Group, or AMSG), the remainder of their Prime Bonus opportunity was based on the financial and strategic plans of those business units in the aggregate (70% of bonus opportunity). Performance goals for the corporate performance component related to EPS (75% weight, $.66 target) and FOCF (25% weight, $10.0 mil target). Specific to the aggregate business unit component, performance goals related to EBIT (75% weight) and FOCF (25% weight). Target levels for aggregate business unit-related goals were set based upon the confidential, internal financial plans for each of the business units for 2010. The committee considered the targets on the business unit level, both individually and in the aggregate, to be consistent with the overall financial plan and targets set for the company; they were challenging but achievable if the financial and strategic plans of the business units were well executed.

Gary W. Weismann — Vice President and President, Business Groups

In 2010, Mr. Weismann was the Vice President and President, AMSG from July 2009 to May 2010, and was promoted to Vice President and President, Business Groups, with responsibility for both AMSG and MSSG from May to our fiscal year end June 30, 2010. Performance goals for Mr. Weismann were set in July 2009 and were linked to both corporate performance (same as Messrs. Cardoso, Simpkins, Walling and Weihl; 30% of bonus opportunity) and business unit performance for AMSG (70% of bonus opportunity). Specific to AMSG, performance goals related to EBIT (75% weight) and FOCF (25% weight). Target levels for AMSG-related goals were set based upon AMSG’s confidential, internal financial plan for 2010. The committee considered the targets to be consistent with the overall financial plan and targets set for the company; they were aggressive but achievable with the focused effort of the individuals and systematic execution of the plan.

2010 Performance

Prime Bonus Pool for 2010.  As calculated, the Prime Bonus program would have paid out at 200% of target for 2010. However, the actual Prime Bonuses paid to participants ranged from 35.2% of target to 140.9% of target because we did not begin to fund the Prime Bonus pool until we reached a threshold EBIT at the corporate level. As a result, the Prime Bonus pool for 2010 was smaller than it would have been under the previous, fully funded design, and each participant received a proportionate share of the final pool. The following tables show the performance achieved and the amount of Prime Bonus compensation received in 2010 for each of our named executives.

Carlos M. Cardoso

Corporate Performance
Goals% Achieved		Strategic Performance Goals% Achieved (weighted)
		Restructuring		Global	Talent		Employee	Prime Bonus
EPS	FOCF	Initiatives	Technology	Expansion	Development	EH&S	Initiatives	Earned ($)

166.7	1086.6	5	4.6	5	—	—	—	1,215,773

Named Executives other than Carlos M. Cardoso

			Aggregate Business		Individual Business
	Corporate Performance		Unit Performance		Unit Performance (AMSG)		Prime
	Goals % Achieved		Goals % Achieved		Goals % Achieved		Bonus
Named Executive	EPS	FOCF	EBIT	FOCF	EBIT	FOCF	Earned ($)

Frank P. Simpkins	166.7	1086.6	124.2	277.5	N/A	N/A	463,000
Gary W. Weismann	166.7	1086.6	124.2	277.5	136.6	281.9	423,000
Kevin R. Walling	166.7	1086.6	124.2	277.5	N/A	N/A	249,000
Philip H. Weihl	166.7	1086.6	124.2	277.5	N/A	N/A	345,000

Mr. DeMand did not receive a Prime Bonus due to his having left Kennametal during 2010 prior to the end of the fiscal year.

Changes for 2011 Prime Bonus Program.  The committee made several changes to the design of the Prime Bonus program for 2011, mainly to align the program with our new operating structure. The 2011 Prime Bonus program will be funded at target and the pool will be adjusted accordingly throughout the year. The payout curve and target opportunities will remain the same for participants. Corporate performance goals will return to Sales Growth (35% weight), EPS (40% weight), and Return on Invested Capital (ROIC, 25% weight). Individual goals will relate to corporate performance for all participants, and for certain participants will be combined with goals related to the business segment, region, or function to which they belong. Target levels remained the same for each of our named executives.

Long-Term Incentives

Overview of Long-Term Incentive Programs.  Kennametal’s long-term incentives are designed to focus our employees on sustainable, long-term performance. We use these incentives because they promote an ownership culture, align the interests of our employees and shareowners, and foster the long-term perspective necessary to increase shareowner value. They also aid in retention and help advance stock ownership by our employees.

All of our executives, members of senior management, and a significant number of key employees are eligible to receive long-term incentive awards under our broad-based, long-term incentive program (the “LTI”). We use a portfolio approach to the LTI, which includes stock options, restricted stock unit awards, and, in the past, has included restricted stock and 3-year, long-term incentive cash awards. We provide more information about each of these components below. Certain of our executives, including all of our named executives, participated in a one-time, strategic 4-year program called the “2008 Strategic Transformational Equity Program” (the “STEP”) which is also described below.

The committee approves all equity and other long-term incentive awards for our executives. All long-term incentive awards, including those under the LTI and the STEP, have been granted under the Kennametal Inc. Stock and Incentive Plan of 2002, as amended (the “2002 Plan”). If our shareowners approve the 2010 Plan at the 2010 Annual Meeting, we will no longer grant any awards under the 2002 Plan, and all future awards under our LTI will be granted under the 2010 Plan. Both the 2002 Plan and the 2010 Plan provide for the granting of nonstatutory and incentive stock options, restricted stock awards, stock unit awards, and other types of incentive awards.

Stock Option Awards.  We use stock option awards to align the interests of our employees with those of our shareowners and focus our employees on delivering superior total shareowner return over the long term (10 years). Stock option grantees can only profit from stock option awards if our stock price increases over time; conversely, grantees receive no value if our stock price decreases. We typically grant stock option awards to our executives annually as part of our broader LTI program, but occasionally we grant special stock option awards, either alone or in connection with other awards, to employees for attraction, retention or recognition purposes. Vesting schedules for our stock option awards vary according to the purpose for which they are granted. Awards granted under the LTI typically time vest at the rate of one-fourth per year over four years. A stock option award granted for attraction purposes, upon hiring, or for special recognition purposes may have a different vesting schedule (for example, 50% may vest on the second anniversary of the grant date, and 25% each year thereafter). In every case, the stock option awards help further our retention objective as any unvested portion is forfeited if an executive voluntarily terminates employment. Stock option awards expire ten years from the date of grant, which serves to promote the long-term perspective that is key to our growth and success.

Restricted Stock Unit Awards.  We grant restricted stock unit awards because we believe they precisely and immediately align the interests of our employees and our shareowners. As is the case with stock option awards, we typically grant restricted stock unit awards annually to our executives as part of our broader LTI program, but we sometimes make these grants for other purposes. For example, we may grant these awards to attract new talent or to recognize or motivate our employees. Like stock option awards, restricted stock unit awards granted under the LTI typically vest at the rate of one-fourth per year over four years. Also like stock option awards, the vesting schedules may be different depending on the purpose for the grant of restricted stock units. Restricted stock unit awards help promote our retention efforts because any unvested portion of a restricted stock unit award is forfeited if an executive voluntarily terminates his or her employment with us. Prior to 2010, we granted restricted stock awards as part of our LTI program, but we have moved to grants of restricted stock unit awards for ease of administration and compliance purposes.

Fair Market Value of Equity Awards.  Under the 2002 Plan, the exercise price for a stock option award must not be less than the fair market value of our shares at the time the option is granted. Fair market value is determined by taking the average of the highest and lowest sales prices as quoted on the New York Stock Exchange — Composite Transactions reporting system for the last trading day prior to the grant date.

Timing of Equity Grants.  The committee grants equity-based awards to our executives on both an annual and an as-desired basis. We do not have any program, plan or practice to time annual or ad hoc grants of equity-based awards in coordination with the release of material non-public information or otherwise.

•	Annual Grants. We generally make LTI grants to our named executives and other senior management on a once-a-year basis. As part of its standing agenda, the committee makes annual grants of equity-based awards to our executives at its regularly scheduled meeting in July of each year; the dates for these meetings are typically scheduled two years in advance. Since 2007, the grant date for annual awards is August 1 of each year.

•	Special or One-Time Grants. The committee retains the discretion to make additional awards to executives at other times in connection with the initial hiring of a new officer, for recognition or retention purposes, or otherwise.

Determination of Equity Grant Amounts.  Restricted stock unit awards and stock unit awards under the STEP are generally expressed as a dollar amount (a grantee might receive a restricted stock unit award of $50,000, for instance.) The number of restricted stock units or stock units awarded to the grantee is determined by dividing the dollar amount of the award by the fair market value of our stock on the last trading day prior to the grant date. Stock option awards are also expressed in a dollar amount, and the number of shares underlying a stock option award is determined by dividing the dollar amount of the award by the compensation value of the option on grant date (essentially using the assumptions disclosed in the notes to our consolidated financial statements for our 2010 10-K, but considering the full term of the option (10 years)).

Repricing of Stock Options.  The 2002 Plan prohibits the repricing of stock options and does not contain a full reload feature. The proposed 2010 Plan contains similar provisions.

Cash LTIP Awards.  While no Cash LTIP award was granted in fiscal 2010, in the past, we have granted contingent, long-term incentive cash awards (which we refer to as “Cash LTIP” awards) under our LTI to our executives and to other key employees. We granted these awards because we believed they provide a strong incentive for achieving specific financial performance goals that are consistent with our business strategy and contribute to long-term shareowner value. Payment of Cash LTIP awards was based solely on company performance over three years. Individual Cash LTIP awards were targeted at market value for comparable positions, utilizing the same comparative compensation data we use for setting total annual compensation. The plan under which these awards were granted (the 2002 Plan) allows for them to be settled in stock; however, we paid amounts earned under these awards in cash to balance the cash and equity components of our LTI program. These Cash LTIP awards have aided us in retention because they are subject to forfeiture if the awardee’s employment terminates for any reason other than death, disability or retirement before the end of the three-year performance period.

The following table presents the possible payouts for Cash LTIP awards at different levels of performance:

		Threshold	Target	Maximum

Performance (As a Percentage of Achievement of Performance Goal)	Less than 80%	80%	100%	120% or Greater
Payout (As Percentage of Target Bonus Amount)	0%	50%	100%	200%

With respect to each performance goal, there is no payment of that portion of the LTIP if actual performance is less than 80% of the performance goal. Under the terms of the 2002 Plan, measurement of business results against the goals may be adjusted to account for the effects of unusual events.

Target Bonus Amounts.  Target bonus amounts for our executives are determined on an individual basis considering the executive’s performance and career potential (internal and individual factors), as well as the competitive market level for long term compensation for similar positions (external factors). The committee set target bonus amounts for our executives for the relevant 3-year cycle at its meeting in July of the first year.

Changes to the 2010 Long-Term Incentive (LTI) Program.  In 2010, for awards under the LTI, we continued to use a “portfolio approach” to deliver value to eligible employees, but we significantly reduced the value provided to our employees under this program. We used a combination of stock options and restricted stock unit awards, but we did not provide Cash LTIP awards in 2010, which in the past have represented 50% of total long-term incentive value. Accordingly, for 2010, participants in our LTI program only received 50% of target long-term incentive value. The following table shows target levels for each of our named executives under our LTI program for 2010:

Name	Long-Term Incentive Opportunity

Carlos M. Cardoso	$2,200,000 target opportunity; $1,100,000 awarded opportunity for 2010
Frank P. Simpkins	$800,000 target opportunity; $400,000 awarded opportunity for 2010
Gary W. Weismann	$800,000 target opportunity; $400,000 awarded opportunity for 2010
Kevin R. Walling	$325,000 target opportunity; $162,500 awarded opportunity for 2010
Philip H. Weihl	$233,000 target opportunity; $116,500 awarded opportunity for 2010
Paul J. DeMand	$800,000 target opportunity; $400,000 awarded opportunity for 2010

Mr. DeMand forfeited all restricted stock units and stock options received under the 2010 LTI when he left the company in May 2010.

Results for 2008 — 2010 LTIP Cycle.  In July 2007, we granted LTIP awards for the fiscal 2008-2010 cycle payable in August 2010 if the company achieved specified performance goals over that period based on two equally weighted business measurements: EPS and ROIC. For LTIP purposes, EPS is calculated on a cumulative basis by summing the adjusted EPS disclosed in our financial results at fiscal year end for each of the three years in the cycle. ROIC is measured at the end of the three-year cycle. EPS and ROIC were selected because the committee believes they are strong indicators of our financial and operational success and are key drivers of long-term shareowner value. The performance goals for the 2008-2010 LTIP cycle were: (a) EPS (cumulative target of $10.03); and (b) ROIC (end of period target of 14.8%). The committee set these performance goals well before the global economic and financial crises that began in 2008. When it set the performance goals, the committee considered our internal, confidential three-year business plan at the time the awards were established. Considering the strategic goals of the company, as well as other factors contained in the plan, the committee believed at that time that the goals were achievable, but that achievement would require a high level of financial performance over the three-year period. For the period in question, the company did not achieve the EPS target or the ROIC target. Accordingly, no payout was earned under this cycle.

2009 — 2011 LTIP Awards.  In July 2008, the committee granted LTIP awards for fiscal years 2009-2011, payable in August 2011, if the company achieved specified performance goals. Performance goals for the 2009-2011 LTIP cycle were once again based upon EPS and ROIC. Due, in large part, to the significant effect of the world-wide economic and financial crises experienced in 2008 and 2009, and the resultant decrease in the global manufacturing industry, the 2009-2011 LTIP cycle is not projected to have a payout.

No LTIP Awarded for 2010 — 2012 Cycle.  In July 2009, due to the limited visibility and the uncertainty regarding the timing and extent of economic recovery in the global markets we serve, and the resulting difficulty in reliably projecting our results of operations, the committee did not grant LTIP awards for the 2010-2012 cycle to our executives or the other participants in the LTI program. As a result, all LTI participants received only 50% of their targeted value of long term incentives in 2010.

Changes to the LTI for 2011.  In July 2010, in light of the improvement in our business conditions, the committee reinstated the full value of the LTI for all participants in the 2011 LTI program. For certain of our executives, including our named executives (except Mr. DeMand), the committee approved certain changes in the design of our LTI program to include an annual grant of performance stock units. Target LTI opportunities remained the same for all named executives except for Mr. Weihl, whose target level was increased to $500,000 as a result of his promotion, and Mr. DeMand, who is no longer a participant. In August 2010, eligible executives received 20% of their LTI value in restricted stock units (time vested); 30% of their LTI value in stock options (time vested and expiring in 10 years); and 50% of their LTI value in performance stock units (able to be earned pro rata each year if we meet certain performance goals over a 3-year period, and also subject to a service condition that requires the executive to be employed by us at the payment date after the 3-year performance period ends). These and other less significant design changes to our LTI will be described in more detail in our 2011 Proxy Statement.

Strategic Transformational Equity (STEP) Program.  In 2008, the committee approved a special, long-term program under the 2002 Plan called the 2008 Strategic Transformational Equity Program (the “STEP”). The STEP was designed to propel the company to superior levels of performance that, if achieved, would have provided an opportunity for premium compensation to participants and a significant return to our shareowners. The STEP had a retention component as well, because the awards are generally forfeited if a participant terminates his employment with the company during the four-year period that began October 1, 2007 and ends September 30, 2011 (the “Performance Period”).

Each STEP participant was awarded a certain number of stock units under the STEP (the “Units”); the Units were granted at the maximum level. In general, Units could be earned if certain performance conditions were met at certain measurement dates during the Performance Period.

Performance Conditions.  The STEP awards were broken down in to two components with thirty five percent (35%) of the total number of Units which a participant could earn based on our total shareowner return at the measurement dates and sixty five percent (65%) of the total number of Units which a participant could earn based on our cumulative adjusted earnings per share on the same measurement dates (these conditions are referred to in this discussion as the “Performance Conditions”). The Performance Conditions were designed to require exceptional financial performance during the Performance Period.

Payout under the STEP.  The payment of any Units earned under the Program was also conditioned upon the participant being employed by us on the payment date, subject to certain limited exceptions (such as death and disability). According to current projections, we do not expect the Performance Conditions under the STEP to be satisfied. As a result, we do not believe that there will be a payout under the STEP.

Special Recognition, Attraction and Retention Awards

On a limited and selective basis, we sometimes pay additional compensation to our employees in the form of special recognition, attraction or retention awards. For example, we may provide a special award to an individual to reimburse him/her for compensation he/she would forfeit by terminating previous employment, or to recognize contributions to a critical strategic initiative.

Employees at all levels of the company are eligible to receive special awards. We may provide awards in the form of cash bonuses, equity awards, or via a mixture of cash and equity awards, in each case depending on the reason for the bonus. The amount of any special recognition or retention award depends on the reason it is being granted. The committee must approve any special awards for our executives.

For 2010, we granted a limited amount of special recognition awards in cash for employees of the company who performed exceptionally throughout the year or contributed significantly to strategic initiatives during a particularly challenging period. The committee approved special recognition awards for three of our executives, including a strategic bonus award for Mr. Weismann. Management recommended and the committee approved an award of $65,000 for Mr. Weismann, in part because he steadily increased his responsibilities throughout 2010, culminating in his assumption of responsibility for both our MSSG and AMSG business units upon Mr. DeMand’s departure, and in part because of his leadership and direction of the implementation of our new operating structure.

Additionally, the committee granted certain of our executives, including all of our named executives, a retention award on February 1, 2010. The retention grants were in the form of restricted stock units that cliff vest on the third anniversary of the grant date. The committee granted these retention awards because it recognized that these executives were personally committing extraordinary time and effort to our restructuring initiatives while continuing to keep their global teams focused on growing our business and servicing our customers. Certain of them were transitioning in to new executive roles with increased responsibilities during our transition, and several more were occupying multiple roles while we implemented our new operating structure. The economic situation was uncertain and each of them made leading our global team through the recession and back to profitability their first priority. Finally, each of them had their target long-term compensation significantly reduced due to the fact that our 3-year LTIP awards paid out at 25% for the cycle ending in 2009 and no payouts were expected for the cycles ending in 2010 or 2011. Additionally, we did not grant a 3-year Cash LTIP award in 2010, due to the challenging business conditions we were facing, which reduced the value of their long-term incentive opportunity by 50%. The committee believed that these circumstances, when combined, raised the potential that one or more of our executives would look for a position with another company. Since we believe that our executives are strong leaders with valuable skills and experience that contribute significantly to our success, the committee considered the retention grants an appropriate way to recognize their contributions and provide an incentive to remain focused on the execution of our business strategies. The retention grants are described in the ‘2010 Grants of Plan-Based Award’ table.

Retirement Programs

We maintain both qualified and non-qualified defined benefit retirement plans that are designed to work together to provide retirement pay to our executives. We provide pension and retirement benefits as part of our broader executive compensation program to attract and retain our executives.

Qualified Plans.  We maintain two principal qualified retirement plans for substantially all U.S. employees, including our executive officers. The Retirement Income Plan (“RIP”) is a defined benefit pension plan. As of December 31, 2003, the RIP was frozen for non-grandfathered participants and is no longer offered to new employees. None of our named executives were grandfathered under the RIP. The Thrift Plus Plan (“TPP”) is a defined contribution or “401(k)” plan in which all of our executives participate.

Non-Qualified Plans.  We maintain two non-qualified retirement plans for our executives. Certain of our executives participate in the Supplemental Executive Retirement Plan (“SERP”), which provides for monthly payments for a participant’s lifetime. Under the SERP, there is no right to payments if a participant leaves the company before age 56; beginning at age 56, benefits in the SERP vest 20% per year until the age of 60, when benefits become 100% vested.

In 2007, the committee replaced the SERP with the Executive Retirement Plan (“ERP”). Only those executives for whom vesting under the SERP had commenced as of December 31, 2006 continue to participate in the SERP. Executives who were not vested under the SERP, including all of our named executives, participate in the ERP, which provides for a lump sum payment of benefits to a participant upon termination (but only to the extent the executive has vested under the plan).

The amount payable under each retirement plan for each named executive is determined by the plan’s benefit formula. The amount of benefits varies based upon the plan, the executive’s years of service with us, and the executive’s compensation.

Executive Benefits and Perquisites

In 2010, our executives received various perquisites from us: officer life insurance, financial planning, executive physical, and in certain instances, a country club membership. They were also able to use the health club facilities we maintain for our employees at our headquarters in Latrobe, Pennsylvania at no cost to them. The value of these perquisites was imputed as income to the executive and taxed accordingly; therefore, we also provided a tax gross-up payment to the executive to reimburse him for approximate amounts of additional tax liability as a result of receiving these benefits.

In June 2010 we examined our approach to perquisites and recommended certain changes to the committee. To promote our emphasis on the health, safety and wellness of our employees, the committee decided to retain officer life insurance and an annual executive physical. We have eliminated all other perquisites and all perquisite-related tax-gross-ups and, beginning in our 2011 fiscal year, will provide each executive officer with an annual allowance of $20,000. The allowance may be used by the executive in his or her discretion for financial planning fees, business or country club memberships, or any other appropriate perquisite, and will not be grossed up for tax purposes.

Perquisites represent a small portion of our overall executive compensation package. We only provide perquisites that we consider reasonable in nature, and we provide them because we believe that the inclusion of limited perquisites in our executive compensation program enhances the program’s competitiveness and aids in the attraction and retention of executives. As it did in 2010, the committee periodically reviews the perquisites to ensure that they are appropriate in light of our total compensation program and market practice.

The amounts of specific executive perquisites for 2010 are listed in a supplemental table in the footnotes to the “2010 Summary Compensation Table.” Other than these perquisites, our executives have the same benefits that are generally provided to other salaried employees, including eligibility to participate in group medical and dental plans, vision, long- and short-term disability, group life insurance, accidental death and dismemberment insurance, business travel accident insurance, health care and dependent care spending accounts, qualified retirement plans, and other benefits, in accordance with the terms of the programs.

Stock Ownership Guidelines and Insider Trading Policy

We have adopted Stock Ownership Guidelines for directors, executives and key managers to effectively link the interests of management and our shareowners and to promote an ownership culture throughout our organization. We believe that stock should be acquired and held in quantities that encourage management to make decisions and take actions that will enhance company performance and increase its value. These guidelines were first adopted in 1995 and are reviewed annually by the committee at its October meeting as a standing agenda item. Employees and directors have five years from the date they become subject to the guidelines to acquire the requisite holdings. The current guidelines are:

FY10
Multiple
of Base Salary
Chief Executive Officer	5X
Vice Presidents serving as Group Presidents and CFO	3X
Executive Management Council, Corporate Officers, and certain Business Unit Managers	2X
Other Key Managers	1X
Non-Employee Directors (multiple of annual retainer)	5X

Shares owned outright, restricted stock and restricted stock units, deferred stock credits, and shares owned in benefit plans (such as a 401(k)) count toward fulfilling the ownership guidelines. Due to the contraction of the stock market and the price of our shares during 2009 and 2010, certain executives have fallen below their required ownership levels. The committee will evaluate the status of ownership for each executive in October 2010 and will determine at that time whether the guidelines need to be addressed.

We have an insider trading policy that prohibits executives from engaging in any transaction in our stock unless that transaction has been pre-cleared and approved. Although we generally do not mandate when executives may trade, our policy strongly encourages them to trade only during established window periods, which open 2 days after our quarterly earnings release and remain open for one month thereafter.

Employment Agreements

We have employment agreements with all of our executive officers. We have summarized the material terms of these agreements below. Mr. Cardoso’s agreement contains some modified provisions, which are identified where applicable in the summary.

General.  The agreements require our executives to devote their entire time and attention to the business of Kennametal while they are employed.

Term.  There is no predetermined term. Each executive entered into the agreement upon commencing duties as an executive officer of our company.

Compensation.  The executive officer’s base salary, size of bonus award, if any, and any other compensation for services are not specified under the agreements but rather are determined by the committee upon the commencement of employment and assignment of the executive to a salary band. Thereafter, the committee makes determinations regarding base salary, incentive awards, and all other components of compensation as described in this Compensation Discussion and Analysis.

Mr. Cardoso’s agreement was amended December 6, 2005 to, among other things, set his primary Prime Bonus target level at 90% of his base salary. (Mr. Cardoso’s current incentive opportunities are discussed elsewhere in this Compensation Discussion and Analysis and in the executive compensation tables that follow.)

Non-competition / non-disclosure.  Unless we consent in writing, if an executive voluntarily terminates his employment or we terminate his employment for cause, then for three years after the date of termination, the executive officer can not, in any geographic area in which Kennametal is offering its services and products: (a) directly or indirectly engage in, or (b) assist or have an active interest in, or (c) enter the employ of, or act as agent for, any entity which is or is about to become directly or indirectly engaged in any business that is competitive with any business of the company or any of our subsidiaries. The non-competition provisions do not apply if we terminate an executive without cause. However, in case of termination for any reason, the executive officer can not disclose any of our confidential or trade secret information.

Assignment of Inventions.  Each executive officer must assign to us all inventions conceived or made during his employment with Kennametal.

Termination.  The executive officer’s employment may be terminated by either party at any time, for any reason or no reason at all; provided, that the company may only terminate an executive officer’s employment with the approval and authorization of the Board.

Severance.  If, with Board authorization, we terminate an executive officer’s employment (other than Mr. Cardoso’s) prior to a change in control and not for cause, the executive is entitled to 12 months severance in the form of salary continuation. Our executive officers are not entitled to severance under any other termination scenario outside of a change in control context.

If, with Board authorization, Mr. Cardoso’s employment is terminated by us prior to a change in control and not for cause, Mr. Cardoso is entitled to up to 24 months severance in the form of salary continuation. Severance amounts would be offset by any salary earned by Mr. Cardoso in the event he obtains other employment during that 24-month period.

Change in control.  Under certain circumstances, the agreement provides for payments to an executive officer if his employment is terminated after a change of control. See “Termination Conditions and Arrangements” below and the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for a more detailed discussion.

Termination Conditions and Arrangements

In a non-change in control context, our employment agreement with our executives provides for severance if the executive’s employment is terminated by us without “cause.” Additional details regarding the severance provisions and potential payments to our named executives outside of a change in control context can be found in the “Potential Payments upon Termination or Change in Control” section.

Our executive employment agreement, stock and incentive plans and certain of our retirement and post-employment plans contain change in control provisions. The change in control provisions in the executive employment agreement are applicable only for those executives that have entered into these agreements, which includes each of our named executives (except Mr. DeMand, whose agreement is no longer in effect). The provisions of our incentive plans and retirement plans are applicable to a broader base of our employees and include all those who participate in those plans. We include these provisions because we believe they help to align executive, company, and shareowner interests. If we evaluate a possible transaction, we want our management to focus on the potential fit with our corporate goals and strategy and the creation of long-term value for our shareowners. We believe that change in control protections enable our management to consider corporate transactions objectively and to decide whether they are in the best interests of the company and its shareowners without undue concern over whether the transactions may jeopardize future employment.

The change in control protections under the executive employment agreement only provide payments upon the occurrence of a “double trigger.” For severance benefits to be “triggered,” a change-in-control must take place and an executive must be involuntarily terminated (not for “cause”) or must leave for “good reason” within 36 months following the change-in-control. For additional information concerning the change in control arrangements for our named executives, see the “Potential Payments upon Termination or Change in Control” section of this proxy statement.

Recoupment of Awards and Incentive Payments

In any case where there has been an allegation of fraud or misconduct, the Board of Directors would investigate and carefully review the facts and circumstances of the alleged misconduct before determining the appropriate course of action. If, after completing its investigation, the Board were to determine that an employee or officer did engage in fraudulent behavior or misconduct, the Board would take appropriate action, which could include, among other things, termination of employment, institution of legal proceedings against the wrongdoer, or bringing the misconduct to the attention of the proper authorities. If the misconduct results in a material restatement of Kennametal’s financial results, then the Board, in addition to the above remedies, may also seek repayment of any bonus received for the period restated, seek repayment of gains realized as a result of exercising stock options awarded for the period restated, or cancel any outstanding stock options or other equity or incentive compensation.

Kennametal also incorporates restrictive covenants (prohibiting working for competitors for a period following separation from employment and disclosure of confidential or proprietary information) into the executive employment agreements, the STEP, the SERP, and the ERP. If the Board of Directors determines that a violation of any one of these covenants has occurred, it may, in its discretion, discontinue any future payments and/or take appropriate legal action to recoup amounts paid under these programs.

Tax, Accounting, and Regulatory Considerations

We consider the affect of tax, accounting and other regulatory requirements in designing and implementing compensation programs, and while these factors may impact plan designs, ultimately decisions reflect the pay strategy of the company and the program intent.

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s three other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareowners). For 2010, payments, if any, of annual bonuses under the Prime Bonus Plan and long-term performance awards were intended to satisfy the requirements for deductible compensation.

Tools and Analytics

The committee utilizes various tools and analytics provided by both Towers Watson and our internal management and human resources personnel to execute its duties. These tools and analyses provide internal and external context and perspective to assist the committee with its decision making process. The committee reviews and considers the following information, as appropriate, when making compensation decisions:

•	Total compensation tally sheets and pay histories for the CEO and executive officers

•	CEO and executive officer competitive assessments for all elements of pay

•	Pay-for-performance and value sharing assessments vs. our peer group

•	Dilution and share utilization assessments, projections and comparisons

•	Equity expense comparisons vs. our peer group

•	Incentive design and vehicle prevalence analyses

•	Internal goal setting and achievement analyses

•	Executive wealth accumulation forecasts

•	Executive retention analyses

•	Annual and long-term incentive plan performance and progress updates

•	Executive perquisite prevalence analyses

•	Other ad hoc analyses performed at the committee’s direction

The information above is reviewed either annually or by special request of the committee.

Compensation for Non-Employee Directors

The Nominating/Corporate Governance Committee has responsibility for the review and oversight of non-employee director compensation. The role of the Nominating/Corporate Governance Committee in this context is explained in further detail in the “Ethics and Corporate Governance” section of this proxy statement. The compensation of non-employee directors in 2010 is described more fully in the “Board of Directors Compensation and Benefits” section of this proxy statement.

Compensation Committee Report

The Compensation Committee (“we” or “the committee”) recommends an overall compensation policy to the Board, has direct responsibility for matters relating to compensation of the executive officers, advises the Board regarding management succession, and administers the company’s equity compensation plans and deferred compensation plans. Management has the primary responsibility for the company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, we have reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on that review, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Compensation Committee

William R. Newlin, Chair
Ronald M. DeFeo
Philip A. Dur
A. Peter Held
Lawrence W. Stranghoener
Steven H. Wunning

Executive Compensation Tables

The Executive Compensation Tables show the compensation paid to our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers for 2010. Because it is required under SEC rules, they also include information for Paul J. DeMand, our former Vice President and President, Metalworking Solutions and Services Group, who left the company in May 2010. These individuals are our named executive officers for 2010, and are referred to as “named executives” in the tables and the narrative disclosure that accompanies them.

2010 Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)

Carlos M. Cardoso	2010	784,750	—	2,440,015	668,649	1,215,773	580,437	31,271	5,720,895
Chairman, President and	2009	790,929	—	440,004	484,412	774,000	602,743	43,943	4,572,544
Chief Executive Officer(8)	2008	818,750	—	7,118,174	475,339	1,194,739	517,804	82,265	12,242,508
Frank P. Simpkins	2010	399,675	—	1,360,006	243,148	463,000	302,128	31,354	2,799,311
Vice President and Chief	2009	401,141	70,000	159,988	176,152	425,000	297,810	33,074	1,928,306
Financial Officer(9)	2008	396,250	—	939,733	172,852	340,700	224,659	51,001	2,523,735
Gary W. Weismann	2010	398,389	65,000	1,360,006	243,147	423,000	191,048	30,965	2,711,555
Vice President and President,	2009	340,711	110,000	109,994	121,101	390,000	165,188	42,193	1,377,143
Business Groups(10)	2008	342,917	—	889,667	118,830	345,225	136,353	46,878	2,129,981
Kevin R. Walling	2010	299,848	—	664,999	98,775	249,000	69,179	29,748	1,411,549
Vice President and Chief	2009	—	—	—	—	—	—	—	—
Human Resources Officer(11)	2008	—	—	—	—	—	—	—	—
Philip H. Weihl	2010	319,375	—	526,590	70,819	345,000	188,494	15,719	1,465,997
Vice President, Integrated	2009	—	—	—	—	—	—	—	—
Supply Chain & Logistics(12)	2008	—	—	—	—	—	—	—	—
Paul J. DeMand	2010	435,208	100,000	1,000,005	243,147	—	—	432,872	2,211,232
Vice President and,	2009	488,942	—	824,469	299,900	—	110,290	148,751	2,035,545
President, MSSG(13)	2008	—	—	—	—	—	—	—	—

Notes and Supplemental Tables to the “2010 Summary Compensation Table”

(1)	2010 salaries reflect 15% reductions that were effective from July 1, 2009 through January 31, 2010 for each named executive except Mr. Weismann. Pre-reduction salary levels were reinstated effective February 1, 2010. See the discussion under the “Executive Summary” portion of the Compensation Discussion and Analysis.

(2)	Please see the discussion of “Special Recognition, Attraction and Retention Awards” under the Compensation Discussion and Analysis for information related to Mr. Weismann’s bonus. The bonus for Mr. DeMand represents the second installment of his sign on bonus, which was paid in August 2009.

(3)	These amounts reflect the aggregate grant date fair value of stock awards granted in the fiscal years noted calculated in accordance with FASB ASC Topic 718. For 2010, they include the value of a retention award of restricted stock units for each of the named executives. For 2008, they include the value of each named executive’s STEP Award. Since we do not believe that we will meet the performance thresholds required for a payout under the STEP, we do not expect that any of the STEP participants will receive any value under those awards. Please refer to note 17 to the financial statements in Kennametal’s Annual Report on Form 10-K for 2010 for a discussion of additional assumptions used in calculating grant date fair value.

(4)	These amounts reflect the aggregate grant date fair value of option awards granted in the fiscal years noted calculated in accordance with FASB ASC Topic 718. Please refer to note 17 to the financial statements in Kennametal’s Annual Report on Form 10-K for 2010 for a discussion of additional assumptions used in calculating grant date fair value.

(5)	These amounts are cash payments earned by the named executives under the 2010 Prime Bonus Program, which is discussed in further detail in the “Compensation Discussion and Analysis.” Mr. DeMand did not receive a payment under this program because he left our employment prior to the end of our fiscal year.

(6)	These amounts reflect the aggregate increase in the actuarial present value of the named executive’s accumulated benefits under all pension plans established by us. The total expressed includes amounts that the named executive may not currently be entitled to receive because those amounts are not vested. Pension plans under which amounts may be included include the Retirement Income Plan (the “RIP”), the Supplemental Executive Retirement Plan (the “SERP”), and the Executive Retirement Plan (the “ERP”), as applicable to the individual. Please refer to the discussion following the “2010 Pension Benefits” table for more detailed descriptions of the RIP, the SERP and the ERP. We do not provide preferential or above-market earnings on deferred compensation, therefore, no amounts for this category are listed in the table.

(7)	The following table describes each component of the All Other Compensation column:

	Perq./
	Other	Tax	Contributions to	Life
	Benefits	Payments	Thrift Plus Plan	Insurance	Other
Name	(a)	(b)	(c)	(d)	(e)	Total

Carlos M. Cardoso	11,147	9,248	9,580	1,296	—	31,271
Frank P. Simpkins	10,199	7,565	12,712	878	—	31,354
Gary W. Weismann	9,428	7,655	12,101	1,781	—	30,965
Kevin R. Walling	9,140	6,768	13,071	769	—	29,748
Philip H. Weihl	1,316	2,020	10,742	1,641	—	15,719
Paul J. DeMand	11,928	12,340	9,151	878	398,575	432,872

(a)	This column shows the aggregate incremental value of the executive benefit programs described more fully in the “Compensation Discussion and Analysis” under the heading “Executive Benefit Programs, Perquisites, and Other Personal Benefits.”

(b)	Taxes paid on behalf of the named executive for executive benefit programs in 2010.

(c)	Our contributions on behalf of the named executive under our Thrift Plus Plan. Please see the discussion under “Retirement Programs” for more details about the Thrift Plus Plan. In March 2009, we temporarily suspended company matching contributions under the Thrift Plus Plan. We reinstated these matching contributions in March 2010.

(d)	Income imputed to the named executive based upon premiums paid by us to secure and maintain a $500,000 term life insurance policy while the officer remains an active employee.

(e)	Relocation allowance and related expenses, and/or other compensation paid to the named executive.

(8)	General. Mr. Cardoso became our President and Chief Executive Officer on January 1, 2006 and the Chairman of our Board on January 1, 2008.

Stock Awards. The 2008 amount includes the value of Mr. Cardoso’s STEP award and the 2010 amount includes the value of his retention award.

Change in Pension Value. Mr. Cardoso is entitled to benefits accrued under the RIP through December 31, 2003, and is a participant in the ERP.

(9)	General. Mr. Simpkins has been our Vice President and Chief Financial Officer since December 6, 2006.

Stock Awards. The 2008 amount includes the value of Mr. Simpkins’s STEP award and the 2010 amount includes the value of his retention award.

Change in Pension Value. Mr. Simpkins is entitled to benefits accrued under the RIP through December 31, 2003, and is a participant in the ERP.

(10)	General. Mr. Weismann was our Vice President and President, Advanced Materials Solutions Group for most of 2010, a position he assumed in August 2007. In May 2010, he was promoted to Vice President and President, Business Groups.

Stock Awards. The 2008 amount includes the value of Mr. Weismann’s STEP award and the 2010 amount includes the value of his retention award.

Change in Pension Value. Mr. Weismann is entitled to benefits accrued under the RIP through December 31, 2003, and is a participant in the ERP.

(11)	General. Mr. Walling has been our Vice President and Chief Human Resources Officer since November 2005.

Stock Awards. The 2008 amount includes the value of Mr. Walling’s STEP award and the 2010 amount includes the value of his retention award.

Change in Pension Value. Mr. Walling did not participate in the RIP, but is a participant in the ERP.

(12)	General. Mr. Weihl was promoted to Vice President, Integrated Supply Chain and Logistics in 2010. He also maintained a dual role for a period of 2010 as our Vice President, KVBS and Lean Enterprise, a position he occupied since 2005.

Stock Awards. The 2008 amount includes the value of Mr. Weihl’s STEP award and the 2010 amount includes the value of his retention award.

Change in Pension Value. Mr. Weihl is entitled to benefits accrued under the RIP through December 31, 2003, and is a participant in the ERP.

(13)	General. Mr. DeMand is our former Vice President and President, Metalworking Solutions and Services Group. He left Kennametal in May 2010.

Option Awards. Mr. DeMand forfeited all unvested option awards upon his termination of employment with us.

Stock Awards. The 2008 amount includes the value of Mr. DeMand’s STEP award and the 2010 amount includes the value of his retention award. Both of these awards, as well as all unvested stock awards from prior grants, were forfeited when Mr. DeMand left our employment.

Change in Pension Value. Mr. DeMand did not participate in the RIP, but was a participant in the ERP. His benefit under the ERP was not vested at the time of his departure, so he is not entitled to receive any amounts under this program.

All Other Compensation. This amount includes a negotiated lump sum severance payment to Mr. DeMand of $390,000 under the terms of his employment agreement and in recognition of his contributions to the company.

2010 Grants of Plan-Based Awards

						All	All Other
						Other Stock	Option
						Awards:	Awards:			Grant
						Number of	Number	Exercise		Date Fair
			Estimated Future Payouts			Shares of	of Securities	or Base	Closing	Value of
			Under Non-Equity			Stock or	Underlying	Price of	Market	Stock and
			Incentive Plan Awards(2)(3)			Units	Options	Option	Price on	Option
		Grant	Threshold	Target	Maximum	(3)(4)(6)	(3)(5)	Awards	Date of	Awards
		Date(1)	($)	($)	($)	(#)	(#)	($/Sh)(5)	Grant	(6)

Carlos M. Cardoso	P		387,000	774,000	1,548,000
	S		77,400	258,000	516,000
	O	8/1/2009					92,179	21.48	21.32	668,648
	R	8/1/2009				20,484				439,996
	R	2/1/2010				78,834				2,000,019
Frank P. Simpkins	P		164,250	328,500	657,000
	O	8/1/2009					33,520	21.48	21.32	243,147
	R	8/1/2009				7,449				160,005
	R	2/1/2010				47,300				1,200,001
Gary W. Weismann	P		150,000	300,000	600,000
	O	8/1/2009					33,520	21.48	21.32	243,147
	R	8/1/2009				7,449				160,005
	R	2/1/2010				47,300				1,200,001
Kevin R. Walling	P		82,150	164,300	328,600
	O	8/1/2009					13,617	21.48	21.32	98,775
	R	8/1/2009				3,026				64,998
	R	2/1/2010				23,650				600,001
Philip H. Weihl	P		122,500	245,000	490,000
	O	8/1/2009					9,763	21.48	21.32	70,819
	R	8/1/2009				2,169				46,590
	R	2/1/2010				18,920				480,000
Paul J. DeMand	P		206,250	412,500	825,000
	O	8/1/2009					33,520	21.48	21.32	243,147
	R	8/1/2009				7,449				160,005
	R	2/1/2010				33,110				840,000

Notes and Supplemental Tables to the “2010 Grants of Plan-Based Awards” Table

Legend

P =	Primary Prime Bonus Opportunity (For Mr. Cardoso, 90% of base salary pursuant to his amended employment agreement.)

S =	Supplemental Prime Bonus Opportunity (For Mr. Cardoso, 30% of base salary based upon achievement of individual and strategic performance goals.)

O =	Option Award

R =	Restricted Stock Unit Award

(1)	Vesting Information:

Grant Date	Vesting Schedule

8/1/2009	25% vests each year over four years beginning on the first anniversary of the grant date
2/1/2010	100% vests on the third anniversary of the grant date

(2)	Prime Bonus awards are made under the Prime Bonus Plan, which is described more fully in the “Compensation Discussion and Analysis” section of this proxy statement. The Prime Bonus amounts presented in these columns reflect the amounts that potentially could have been earned during 2010 based upon the achievement of performance goals under the Prime Bonus Plan. Actual Prime Bonuses earned are listed under the 2010 Summary Compensation Table.

(3)	Stock option, restricted stock, restricted stock unit, and Cash LTIP awards are granted under the 2002 Plan. For more information on how amounts of awards are determined, please refer to the discussion of “Long-Term Incentives” and related matters under the “Compensation Discussion and Analysis” section.

(4)	In 2010, we paid dividend equivalents on unvested restricted stock units during the restriction period, but the dividends were not preferential.

(5)	For stock option awards, the exercise price is equal to the fair market value of our shares on the date the award is granted. Fair market value is determined by taking the average of the highest and lowest sales prices as quoted on the New York Stock Exchange — Composite Transactions reporting system for the last trading day prior to the grant date.

(6)	Represents the grant date fair value of each award as determined pursuant to FASB ASC Topic 718.

All other material factors pertaining to the information in the 2010 Summary Compensation Table and the 2010 Grants of Plan Based Awards Table have been described elsewhere in this proxy statement.

Outstanding Equity Awards at Fiscal Year 2010 End

	Option Awards(1)						Stock Awards(1)
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market
										Awards:	or
										Number	Payout
										of	Value of
										Unearned	Unearned
										Shares,	Shares,
			Number	Number				Number		Units or	Units or
			of	of				of Shares	Market	Other	Other
			Securities	Securities				or Units	Value of	Rights	Rights
			Underlying	Underlying				of Stock	Shares or	That	That
			Unexercised	Unexercised	Option			That Have	Units of	Have	Have
			Options	Options	Exercise	Option		Not	Stock	Not	Not
	Grant		(#)	(#)	Price	Expiration	Grant	Vested	Not Vested	Vested	Vested
Name	Date		Exercisable	Un-Exercisable	($)	Date	Date	(#)	($)(2)	(#)	($)

Carlos M. Cardoso	4/28/2003		54,756	—	14.82	4/28/2013
	7/27/2004	(a)	24,400	—	20.49	7/26/2014
	7/25/2005	(a)	61,532	—	25.30	7/25/2015
	7/25/2006		66,000	22,000	27.06	7/25/2016	7/25/2006	6,274	159,548
	8/1/2007		25,384	25,386	38.99	8/1/2017	8/1/2007	5,642	143,476
	8/1/2008		16,734	50,203	29.60	8/1/2018	12/1/2007	383,240	9,745,793	383,240	9,745,793
							1/1/2008	26,185	665,885
							8/1/2008	11,149	283,519
	8/1/2009		—	92,179	21.48	8/1/2019	8/1/2009	20,484	520,908
							2/1/2010	78,834	2,004,749
Totals			248,806	189,768				531,808	13,523,877	383,240	9,745,793
Frank P. Simpkins	5/9/2002		6,232	—	20.34	5/8/2012
	7/29/2003		3,332	—	19.36	7/28/2013
	7/27/2004	(b)	8,000	—	20.49	7/26/2014
	7/25/2005	(a)	3,898	—	25.30	7/25/2015
	9/19/2005		4,800	—	24.19	9/19/2015
	7/25/2006		3,376	1,124	27.06	7/25/2016	7/25/2006	250	6,358
	12/5/2006		14,700	4,900	30.66	12/5/2016	12/5/2006	1,624	41,298
	8/1/2007		9,230	9,232	38.99	8/1/2017	8/1/2007	2,052	52,182
							12/1/2007	63,874	1,624,316	63,874	1,624,316
	8/1/2008		6,085	18,256	29.60	8/1/2018	8/1/2008	4,054	103,093
	8/1/2009		—	33,520	21.48	8/1/2019	8/1/2009	7,449	189,428
							2/1/2010	47,300	1,202,839
Totals			59,653	67,032				126,603	3,219,514	63,874	1,624,316
Gary W. Weismann	7/25/2005	(b)	10,070	0	25.30	7/25/2015
	7/25/2006		4,404	1,466	27.06	7/25/2016	7/25/2006	326	8,290
	8/1/2007		6,346	6,346	38.99	8/1/2017	8/1/2007	1,410	35,856
							12/1/2007	63,874	1,624,316	63,874	1,624,316
	8/1/2008		4,183	12,551	29.60	8/1/2018	8/1/2008	2,787	70,873
	8/1/2009		—	33,520	21.48	8/1/2019	8/1/2009	7,449	189,428
							2/1/2010	47,300	1,202,839
Totals			25,003	53,883				123,146	1,739,336	63,874	1,624,316
Kevin R. Walling	2/14/2005		12,000	—	24.35	2/14/2015
	7/25/2005	(a)	5,964	—	25.30	7/25/2015
	11/1/2005		13,000	—	25.52	11/1/2015
	7/25/2006		7,200	2,400	27.06	7/25/2016	7/25/2006	530	13,478
	8/1/2007		3,750	3,750	38.99	8/1/2017	8/1/2007	834	21,209
							12/1/2007	44,712	1,137,026	44,712	1,137,026
	8/1/2008		2,472	7,416	29.60	8/1/2018	8/1/2008	1,647	41,883
	8/1/2009		—	13,617	21.48	8/1/2019	8/1/2009	3,026	76,951
							2/1/2010	23,650	601,420
Totals			44,386	27,183				74,399	13,478	44,712	1,137,026
Philip H. Weihl	7/29/2003		2,466	—	19.36	7/28/2013
	7/27/2004	(b)	8,800	—	20.49	7/26/2014
	7/25/2005	(a)	10,000	—	25.3	7/25/2015
	7/25/2006		5,176	1,724	27.06	7/25/2016	7/25/2006	382	9,714
	8/1/2007		2,688	2,688	38.99	8/1/2017	8/1/2007	598	15,207
							12/1/2007	38,324	974,579	38,324	974,579
	8/1/2008		1,772	5,317	29.6	8/1/2018	8/1/2008	1,181	30,033
	8/1/2009		—	9,763	21.48	8/1/2019	8/1/2009	2,169	55,158
							2/1/2010	18,920	481,136
Totals			30,902	19,492				61,574	1,084,691	38,324	974,579
Paul J. DeMand	8/1/2008		6,085	—	29.60	8/17/2010
Totals			6,085

Notes and Supplemental Tables to “Outstanding Equity Awards at Fiscal Year 2010 End” Table

(1)	Vesting Information:

Grant Date	Vesting Schedule

5/9/2002	33% vests each year over three years beginning on the first anniversary of the grant date; an additional 33% can be vested on an accelerated basis on each applicable anniversary of the grant date if 105% of the Prime Bonus metrics are met for the applicable fiscal year. This award is fully vested.
4/28/2003	33% vests each year over three years beginning on the first anniversary of the grant date. This award is fully vested.
7/29/2003	33% vests each year over three years beginning on the first anniversary of the grant date; an additional 33% can be vested on an accelerated basis on each applicable anniversary of the grant date if 105% of the Prime Bonus metrics are met for the applicable fiscal year. This award is fully vested.
7/27/2004(a)	33% vests each year over three years beginning on the first anniversary of the grant date. This award is fully vested.
7/27/2004(b)	33% vests each year over three years beginning on the first anniversary of the grant date; an additional 33% can be vested on an accelerated basis on each applicable anniversary of the grant date if 105% of the Prime Bonus metrics are met for the applicable fiscal year. This award is fully vested.
2/14/2005	33% vests each year over three years beginning on the first anniversary of the grant date. This award is fully vested.
7/25/2005(a)	25% vests each year over four years beginning on the first anniversary of the grant date. These awards are fully vested.
7/25/2005(b)	50% vests on the second anniversary of the grant date; 25% vests on the third anniversary; 25% vests on the fourth anniversary. These awards are fully vested.
9/19/2005	25% vests each year over four years beginning on the first anniversary of the grant date. This award is fully vested.
11/1/2005	25% vests each year over four years beginning on the first anniversary of the grant date. This award is fully vested.
7/25/2006	25% vests each year over four years beginning on the first anniversary of the grant date.
12/5/2006	25% vests each year over four years beginning on the first anniversary of the grant date.
3/5/2007	25% vests each year over four years beginning on the first anniversary of the grant date.
8/1/2007	25% vests each year over four years beginning on the first anniversary of the grant date.
12/1/2007	The STEP grants are subject to both service and performance conditions; both of which have to be satisfied in order for the grants to become payable. Please see the discussion of the STEP in the “Compensation Discussion and Analysis” section for additional details regarding the payment of the stock units granted under the STEP.
1/1/2008	50% vests on the second anniversary of the grant date; 25% vests on the third anniversary; 25% vests on the fourth anniversary.
8/1/2008	25% vests each year over four years beginning on the first anniversary of the grant date.
8/1/2009	25% vests each year over four years beginning on the first anniversary of the grant date.
2/1/2010	100% vests on the third anniversary of the grant date.

(2)	Market value is calculated using the closing price of our common stock on June 30, 2010 ($25.43).

Option Exercises and Stock Vested In 2010

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)(3)

Carlos M. Cardoso	75,000	1,366,175	43,223	1,047,709
Frank P. Simpkins	—	—	4,741	107,331
Gary W. Weismann	—	—	2,613	55,384
Kevin R. Walling	—	—	2,577	56,379
Philip H. Weihl	—	—	1,579	33,244
Paul J. DeMand	—	—	1,351	29,019

Notes and Supplemental Tables to “Option Exercises and Stock Vested in 2010” Table

(1)	These values represent the difference between the market price of the underlying shares at exercise and the exercise price of the options.

(2)	These values represent the aggregate dollar amount realized upon vesting. The value is calculated by multiplying the number of shares of stock that vested by the market value of the shares on the vesting date.

(3)	In connection with the vesting of restricted stock/unit awards, our named executives surrendered shares to satisfy tax withholding requirements, which reduced the actual value they received upon vesting. The number of shares surrendered and the corresponding value of those shares is shown below.

	Number of	Value of
	Shares	Shares
	Surrendered for	Surrendered
Name	Tax Withholding	($)

Carlos M. Cardoso	17,360	421,349
Frank P. Simpkins	1,873	42,404
Gary W. Weismann	770	16,321
Kevin R. Walling	1,017	22,250
Philip H. Weihl	623	13,116
Paul J. DeMand	399	8,571

The following table shows benefits our named executives are entitled to under our retirement programs, which are described more fully in the narrative that follows and in the “Compensation Discussion and Analysis” section of this proxy statement.

2010 Pension Benefits

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit(1)	Fiscal Year
Name	Plan Name	(#)	($)	($)

Carlos M. Cardoso	RIP	0.7	13,737	—
	ERP	7.2	2,576,331	—
Frank P. Simpkins	RIP	8.2	92,985	—
	ERP	11.7	1,141,323	—
Gary W. Weismann	RIP	14.7	100,363	—
	ERP	2.9	463,279	—
Kevin R. Walling	RIP	N/A	N/A	N/A
	ERP	4.7	281,197	—
Philip H. Weihl	RIP	17.3	344,031	—
	ERP	5.2	473.315	—
Paul J. DeMand	RIP	N/A	N/A	N/A
	ERP	1.8	—	—

(1)	The accumulated benefit is based on the named executive’s historical compensation, length of service, the plan’s provisions, and applicable statutory and regulatory requirements. The present value has been calculated assuming the named executive will remain in service until age 65 for the RIP, 60 for the SERP (not applicable for any of our 2010 named executives), and 62 for the ERP. Vesting schedules under the plans are disregarded for purposes of these calculations. Refer to note 13 to the financial statements in Kennametal’s Annual Report on Form 10-K for 2010 for a discussion of additional assumptions used in calculating the present value.

(2)	Neither Mr. Walling nor Mr. DeMand participated in the RIP.

Retirement Programs

Qualified Defined Benefits Plan.  The Kennametal Retirement Income Plan (the “RIP”) is a qualified defined benefit plan that provides monthly retirement benefits to eligible employees. On October 28, 2003, the Board of Directors approved amendments to the RIP which became effective on December 31, 2003. Effective January 1, 2004, no new non-union employees were eligible for participation in the RIP. Additionally, benefits under the RIP were “frozen,” meaning that they did not continue to accrue after December 31, 2003, for participants who did not meet specified age and service criteria. Certain participants were “grandfathered” and continued their participation in the RIP after December 31, 2003. (Grandfathered participants were those who, as of December 31, 2003, were either (a) age 45 with 20 years of continuous service or (b) age 50 with 5 years of continuous service.) Neither Mr. DeMand nor Mr. Walling participated in the RIP. None of our other named executives met the criteria for continuation; therefore, their benefit accruals under the RIP discontinued as of January 1, 2004.

Qualified Defined Contribution Plan.  The Kennametal Thrift Plus Plan (“Thrift Plus Plan”) is a defined contribution plan that the company established to encourage investment and savings for eligible Kennametal employees and employees of certain subsidiaries. Eligible employees may elect to contribute a portion of their salary to the plans, and the company may match 50% of employee contributions up to 6 percent of base salary. Matching contributions can be in the form of cash or Kennametal stock. In March 2009, we temporarily suspended matching contributions under the Thrift Plus Plan. We reinstated matching contributions in March 2010.

Beginning January 1, 2004, for each employee whose benefit accrual under the RIP was frozen as of December 31, 2003, the company: (a) makes a contribution to the employee’s plan account in an amount equal to

3% of the employee’s eligible compensation (salary and, if applicable, bonus) (this contribution may be in the form of Kennametal stock or cash); and (b) may make an annual discretionary cash contribution of up to 3% of eligible compensation based on the company’s overall performance for the fiscal year. The employee contributions, company contributions, and earnings thereon are invested and ultimately paid out in accordance with elections made by the participant. See the 2010 Summary Compensation Table and accompanying notes for more information about company contributions to the named executives.

Non-Qualified Plans.  We maintain two non-qualified retirement plans for our executives. The Supplemental Executive Retirement Plan (“SERP”) provides for monthly payments for a participant’s lifetime. The amount of the monthly payment differs for each participant and is calculated using a formula based on the executive’s years of service and compensation (current base salary plus Prime Bonus awards averaged for the three most recent fiscal years). The calculated amount is then subject to reduction for primary Social Security benefits and for any benefit payable under the RIP (for executives who never participated in the RIP, or whose benefit was frozen under the RIP, a hypothetical pension offset is used). The SERP has been amended to assure that the retirement benefits provided under the SERP will not make up or protect participants from the financial impact of the reduction in retirement benefits payable through the RIP. Under the SERP, there is no right to payments if a participant leaves the company before age 56; beginning at age 56, benefits in the SERP vest 20% per year until the age of 60, when benefits become 100% vested.

In July 2006, the Compensation Committee replaced the SERP with the Executive Retirement Plan (“ERP”). Only those executives for whom vesting under the SERP had commenced as of December 31, 2006 continue to participate in the SERP. Executives who were not vested under the SERP participate in the ERP.

The ERP provides a formula-based benefit that is payable on a lump sum basis. The amount of the benefit is based upon an executive’s accrued benefit percentage (which varies by age) and compensation (base salary together with Prime Bonus target awards averaged for the three most recent fiscal years). ERP benefits vest once an executive’s accrued benefit percentage reaches 150%. If an executive terminates employment prior to reaching age 62, then the accrued benefit percentage is reduced to reflect the accrued benefit percentage that was applicable to the executive two years prior to the date of termination.

EQUITY COMPENSATION PLANS

Our equity compensation plans are summarized below. Grant practices and related information are generally described in the “Compensation Discussion and Analysis” section of this proxy statement.

Kennametal Inc. Stock and Incentive Plan of 2002.  The Kennametal Inc. Stock and Incentive Plan of 2002, as amended (the “2002 Plan”), provides for the granting of nonstatutory and incentive stock options and certain share awards. The aggregate number of shares available for issuance under the 2002 Plan is 9,000,000. Under the 2002 Plan, the exercise price for a stock option award must not be less than the fair market value of our shares at the time the option is granted. Fair market value is determined by taking the average of the highest and lowest sales prices as quoted on the New York Stock Exchange — Composite Transactions reporting system for the last trading day prior to the grant date. Participants must pay the purchase price in full at the time of exercise. Payments may be made either in cash, by delivering shares of our capital stock (a stock swap), or by delivering a combination of shares and cash having an aggregate fair market value equal to the purchase price. All grants reflected in the “2010 Grants of Plan — Based Awards” table were made under the 2002 Plan.

Other Stock and Incentive Plans.  Each of the Kennametal Inc. Stock Option and Incentive Plan of 1992 (the “1992 Plan”), the Kennametal Inc. Stock Option and Incentive Plan of 1996 (the “1996 Plan”), and the Kennametal Inc. Stock Option and Incentive Plan of 1999 (the “1999 Plan”) were shareowner approved plans that provided for the granting of nonstatutory and incentive stock options and certain share awards. The Kennametal Inc. 1999 Stock Plan (the “1999 Stock Plan”) was a non-shareowner approved plan that provided for the granting of nonstatutory stock options and certain share awards. The 1999 Stock Plan was implemented in connection with the hiring of new employees and was not submitted for shareowner approval because at that time the NYSE permitted the listing of shares under non-shareowner approved plans for stock awards to new employees and other limited circumstances.

Although options are still outstanding under the 1992 Plan, 1996 Plan, 1999 Plan and 1999 Stock Plan, no further grants may be made under these plans.

The Performance Bonus Stock Plan of 1995 (the “Bonus Stock Plan”) provided for the issuance of not more than 1,500,000 shares. The Bonus Stock Plan provided that certain performance-based bonus compensation plans for management and/or senior executives (each a “Management Performance Bonus Plan”) were eligible for participation in the Bonus Stock Plan. Up to and including bonuses for 2005, each participant in a Management Performance Bonus Plan was able to elect to receive common stock or stock credits in lieu of a cash bonus under the Bonus Stock Plan. Pursuant to the Bonus Stock Plan, any portion of a bonus paid in shares of common stock or in stock credits was increased by up to 25% of that value. Beginning with 2006, the opportunity to elect to receive shares of common stock and the 25% premium feature under the Bonus Stock Plan was discontinued.

The Directors Stock Incentive Plan, which is a non-shareowner approved plan, provides for the issuance of not more than 400,000 shares. The plan allows any non-employee director to elect to receive shares of our common stock in lieu of all or a portion of any Board or committee compensation that is not deferred pursuant to the Deferred Fee Plan and to receive stock credits for any compensation that is deferred.

The following table sets forth information about our equity compensation plans as of June 30, 2010.

Equity Compensation Plan Information

	Number of Securities to be		Number of Securities Remaining Available
	Issued Upon Exercise of	Weighted Average Exercise	for Future Issuance Under Equity
	Outstanding Options,	Price of Outstanding Options,	Compensation Plans
	Warrants and Rights	Warrants and Rights	(Excluding Securities Reflected in Column A)
Plan Category	A(1)	B(2)	C(3)

Equity compensation plans approved by shareowners(4)	4,960,739	$25.62	2,205,804 (5)
Equity compensation plans not approved by shareowners(6)	212,893	$19.58	136,427
TOTAL	5,173,632	$25.59	2,234,231

(1)	This column also includes stock credits issued under the Bonus Stock Plan and Directors Stock Incentive Plan.

(2)	The calculations of the weighted average exercise prices shown in this column do not include stock credits issued under the Bonus Stock Plan or the Directors Stock Incentive Plan.

(3)	No further grants may be made from: (i) the 1992 Plan; (ii) the 1996 Plan; (iii) the 1999 Plan; or (iv) the 1999 Stock Plan.

(4)	These plans consist of: (i) the 1992 Plan; (ii) the 1996 Plan; (iii) the 1999 Plan; (iv) the 2002 Plan; and (v) the Bonus Stock Plan.

(5)	As of June 30, 2010, the number of securities available for future issuance under the 2002 Plan, other than upon the exercise of options, warrants or rights, was 1,973,587, of which 953,486 can be granted as full value awards.

(6)	The 1999 Stock Plan and Directors Stock Incentive Plan are non-shareowner approved plans. The number of securities available for future issuance under the Directors Stock Incentive Plan, other than upon the exercise of options, warrants or rights, was 136,427 as of June 30, 2010. There are no remaining shares to be issued under the 1999 Stock Plan.

As of August 13, 2010, options to purchase 4,089,115 shares, with an average exercise price of $25.77 and an average remaining term of 6.60 years, and restricted stock awards and restricted stock units for 2,353,631 shares were outstanding under our equity compensation plans. Excluding the Directors Stock Incentive Plan and Bonus Stock Plan (which are stock purchase plans), the only plan under which awards can be made is the 2002 Plan, and, as of August 13, 2010, 793,932 shares remained available for future issuance under the 2002 Plan, of which 299,182 can be granted as full value awards.

The number of shares remaining to be issued upon the exercise of outstanding options and the number of shares available for future issuance under the 2002 Plan does not reflect shares that may be issued pursuant to Cash LTIP awards granted for the fiscal years 2009-2011 cycle, which are dollar-denominated awards that may be settled either in stock or cash at the election of the Board, nor does it include 134,807 performance units under an August 1, 2010 grant to certain executives that may be earned for above target performance during the 3-year 2011-2013 performance period. We have historically settled Cash LTIP awards in cash, and, as discussed earlier in this proxy statement, we do not currently project that the 2009 — 2011 Cash LTIP will have a payout. You can find additional details about both Cash LTIP and performance unit awards in the “Compensation Discussion and Analysis” section of this proxy statement.

Proposal III. Approval of Kennametal Inc. Stock and Incentive Plan of 2010

On July 27, 2010, the Board of Directors adopted, subject to shareowner approval at the Annual Meeting, a new long-term incentive plan to be known as the Kennametal Inc. Stock and Incentive Plan of 2010 (referred to in this discussion and elsewhere in this proxy statement as the “2010 Plan”). We are seeking the approval of our shareowners with respect to the 2010 Plan.

The primary purpose of the 2010 Plan is to reward our eligible participants for services performed or add inducement to provide future services and to align those persons’ interests with the interests of our shareowners. The aggregate number of shares that may be issued pursuant to the 2010 Plan will be 3,500,000 plus (i) shares issuable under the prior plans (described below) pursuant to outstanding options that expire or terminate without being exercised, (ii) shares issued or issuable pursuant to awards under prior plans that have been forfeited, and (iii) shares remaining available for issuance under the 2002 Plan on the date that the 2010 Plan becomes effective. (As of August 13, 2010, 793,932 shares remained available (i.e., not reserved for issuance under outstanding awards) to be issued under the 2002 Plan.)

Upon shareowner approval of the 2010 Plan, we will no longer make awards under the 2002 Plan. We maintain several prior plans, which have been closed for grant purposes for some time, and we are no longer able to make awards under any of these prior plans. Our prior plans consist of the Kennametal Inc. Stock Option and Incentive Plan of 1996, the Kennametal Inc. 1999 Stock Plan, and the Kennametal Inc. Stock Option and Incentive Plan of 1999. We refer to these plans collectively (including the 2002 Plan) as the “prior plans” for the balance of this discussion.

For each award of stock options or stock appreciation rights under the 2010 Plan, the number of shares available for issuance under the plan will be reduced on a 1 for 1 basis. However, for each full-value award (i.e., awards other than options and stock appreciation rights) made under the 2010 Plan, the number of shares available for issuance under the plan will be reduced by 2.22 shares instead of 1 share. Additionally, to further limit the dilutive impact of shares proposed to be issued under the 2010 Plan, shares of capital stock of the company delivered to the company in payment of the exercise price of any award, shares delivered to or withheld by the company to pay withholding taxes under the 2010 Plan or under the company’s prior plans and shares not issued upon the net settlement or net exercise of SARs, in each case, will not be added back to the 2010 Plan and will not be available for future grants under the 2010 Plan.

The Compensation Committee of the Board of Directors, which administers the 2010 Plan, recommended this 2010 Plan after having reviewed the prior plans and, based on that review, determining that an insufficient number of shares were available under those plans to provide future grants of stock options and other share awards to the company’s directors, officers and employees. The Compensation Committee’s recommendation is consistent with our compensation philosophy that it is important that the company be able to continue to grant stock options and other share awards to directors, officers and employees and others who are responsible for the company’s continued growth, development and future financial success, in order to secure for the company the benefits of incentives and the sense of proprietorship inherent in stock ownership, to reward prior performance and to assist in the company’s efforts to recruit, motivate and retain high quality employees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE KENNAMETAL INC. STOCK AND INCENTIVE PLAN OF 2010.

General

The following description is intended to summarize the material provisions of the 2010 Plan. The complete text of the 2010 Plan is attached as Appendix A to this Proxy Statement. To the extent the description below differs from the 2010 Plan text attached in Appendix A, the text of the 2010 Plan governs the terms and provisions of the 2010 Plan.

Administration.  The 2010 Plan is administered by the Board of Directors and/or any committee appointed by the Board to administer the 2010 Plan (the “Plan Administrator”). The Compensation Committee is currently the Plan Administrator. Subject to the terms of the 2010 Plan, the Plan Administrator selects from any director, officer, employee or consultant those eligible individuals to whom awards may be granted. The Plan Administrator determines the terms and conditions of the award, not inconsistent with the 2010 Plan, including any conditions which must be met in order for such award to have value. Additionally, the Plan Administrator may designate one or more officers or directors of the company to act as a designated administrator under the plan, provided that (i) such designated administrator’s authority is limited to a fixed total number of shares that the administrator may grant pursuant to such designation, (ii) such designated administrator may not grant an award to himself or herself, and (iii) such designation shall otherwise comply the requirements of state law.

Eligibility.  Awards, in the form of stock options, stock appreciation rights, performance share awards, performance unit awards, restricted stock awards, restricted unit awards, share awards, stock unit awards, other share based awards and cash bonuses may be granted under the 2010 Plan to officers and employees of the company and its subsidiaries and any parent including prospective officers and employees. There currently are approximately 400 officers and employees of the company who may be eligible for discretionary grants generally under the 2010 Plan, including each of our named executives set forth in this proxy statement, although other employees are expected to receive awards under the 2010 Plan. Awards also may be made to consultants under the 2010 Plan. No determination has been made as to the individuals to whom discretionary awards may be granted or the amount or terms and conditions of any such award that may be granted under the 2010 Plan in the future. Directors who are not employees of the company are entitled under the 2010 Plan to receive annual grants of options for up to 10,000 shares and restricted stock or unit awards (or deferred stock credits) with a fair market value of up to $40,000. The options will be granted with an exercise price equal to the fair market value of the capital stock on the date of grant. The options and restricted stock or unit awards for non-employee directors are subject to a three-year vesting period.

Shares Available for Issuance.  The 2010 Plan provides for the issuance of 3,500,000 shares of capital stock, plus (i) shares issuable under the prior plans pursuant to outstanding options that expire or terminate without being exercised, (ii) shares issued or issuable pursuant to awards under prior plans that have been forfeited, and (iii) shares remaining available for issuance under the 2002 Plan on the date that the 2010 Plan becomes effective. The number of shares available to be issued under the 2010 Plan will be reduced by one share for each share that relates to an option or stock appreciation right grant and by 2.22 shares for each share which relates to an award other than an option or stock appreciation right. To the extent that options granted under the 2010 Plan expire or terminate without being exercised or shares awarded under the 2010 Plan are forfeited, such shares will be added back to the 2010 Plan on the same basis and subject to the same ratio that applied when such shares were granted. To further limit the dilutive impact of shares proposed to be issued under the 2010 Plan, shares of capital stock of the company delivered to the company in payment of the exercise price of any award, shares delivered to or withheld by the company to pay withholding taxes under the 2010 Plan or under the company’s prior stock plans and shares not issued upon the net settlement or net exercise of SARs, in each case, will not be added back to the 2010 Plan and will not be available for future grants under the 2010 Plan. The number of shares available under the 2010 Plan is subject to adjustment to prevent dilution or enlargement of rights. The shares may be either authorized and unissued shares or shares held in the treasury of the company.

Stock Options.  The 2010 Plan provides for the Plan Administrator, in its discretion, to grant options either in the form of incentive stock options (“Incentive Stock Options”) qualified as such under the Code, or other options (“Nonstatutory Stock Options”). Only employees may receive Incentive Stock Options. See “Federal Income Tax Consequences” below for a summary of the differing tax consequences of Incentive Stock Options and Nonstatutory Stock Options. The aggregate fair market value of the shares with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year may not exceed the limitations, if any, imposed by Section 422(d) of the Code. Options designated as Incentive Stock Options in excess of such limitation automatically are reclassified as Nonstatutory Stock Options, as described in the 2010 Plan.

The price at which each share covered by an option granted under the 2010 Plan may be purchased will be determined in each case by the Plan Administrator, but may not be less than the fair market value at the time the option is granted. Fair market value is defined to be the closing price for the capital stock of the company as quoted on the New York Stock Exchange for such date.

An option may be exercised in whole at any time or in part from time to time within such period as may be determined by the Plan Administrator; provided, that the option period for an Incentive Stock Option may not exceed ten years from the grant date of the option. Unless otherwise provided by the Plan Administrator, (i) if the optionee ceases to be employed by the company or any of its subsidiaries by reason of the optionee’s voluntary termination or a termination of the optionee other than for cause, the option may be exercised only within three months after the termination of employment and within the original option period, (ii) if the optionee is a non-employee director that ceases to serve on the Board for any reason (including death, disability or retirement) other than for cause, the option may be exercised only within three years after cessation of service and within the original option period, and (iii) if termination of employment was due to death, disability or retirement, the option may be exercised within three years after the date of such termination and within the original option period. If an employee is terminated for cause or a non-employee director ceases to serve on the Board for cause, the option shall terminate. If the optionee dies, the option may only be exercised by the optionee’s personal representatives or persons entitled thereto under the optionee’s will or the laws of the descent and distribution.

The option price of each share purchased pursuant to an option shall be paid in full at the time of each exercise of the option: (i) in cash; (ii) through a cashless exercise procedure in which a broker sells sufficient shares to deliver the exercise price to the company; (iii) by delivering shares to the company of previously-owned shares (purchased in the open market or held by the participant for at least six (6) months) having an aggregate fair market value equal to the option price of the shares being purchased; or (iv) through any combination of the foregoing.

Stock Appreciation Rights (“SAR”).  The 2010 Plan provides for the Plan Administrator, in its discretion, to grant stock appreciation rights, which is the right to receive an amount equal to the appreciation, if any, in the fair market value of a share of capital stock from the date of the grant of the right to the date of its payment, payable in cash, shares or stock units. Stock units are the right to receive shares in the future.

Performance Share/Unit Awards.  The 2010 Plan provides for the Plan Administrator, in its discretion, to grant performance share awards or performance unit awards. A performance share award is the grant of a right to receive shares or stock units contingent on the achievement of performance or other objectives during a specified period. A performance unit award is a grant of a right to receive a designated dollar value amount of stock or stock units contingent on the achievement of performance or other objectives during a specified period.

Restricted Stock/Unit Awards.  The 2010 Plan provides for the Plan Administrator, in its discretion, to grant restricted stock or restricted unit awards. A restricted stock award is a grant of shares, and a restricted unit award is a grant of stock units, in each case subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the grantee or participant, or achievement of performance or other objectives, as determined by the Plan Administrator.

Share/Stock Unit Awards.  The Plan Administrator may from time to time award shares or stock units to eligible individuals without risk of forfeiture or restriction; provided, that no single share award or stock unit award to any one grantee in any fiscal year may exceed 800 shares.

Restrictions on Awards.  Notwithstanding anything contained in the 2010 Plan, the Plan Administrator may not grant any option or SAR in substitution for an outstanding option or SAR except pursuant to certain mergers, consolidations or reorganizations, and may not reprice options or SARs. In addition, the Plan Administrator may not (with limited exceptions): (i) make a restricted stock/unit award or performance share/unit award vest earlier than over a three-year period except for a performance-based award which may vest after one (1) year; (ii) permit to lapse or waive restrictions applicable to any restricted stock/unit award or performance share/unit award; or (iii) grant any share/stock unit award to an officer or director other than in lieu of salary or cash bonus.

Allotment of Shares.  Not more than 1,000,000 shares subject to the 2010 Plan may be awarded as options or SARs in the aggregate to any one eligible individual subject to certain adjustments. Additionally, no eligible individual is permitted to receive awards that are intended to qualify as “performance-based compensation” under

Section 162(m) of the Code, in excess of 1,000,000 shares (or $2,500,000 if the award is denominated in cash) in any fiscal year.

Change-in-Control.  The 2010 Plan provides that, unless the Board shall determine by resolution prior to a change-in-control, in the event of a change-in-control of the company (as defined in the 2010 Plan): (i) all options that become exercisable in installments shall become immediately exercisable in full prior to the change-in-control; and (ii) all awards which have not previously vested shall become vested and all restrictions on awards shall lapse prior to the change-in-control. In addition, in the event of an employee’s termination of employment by the company or a director’s removal from the Board for any reason other than for cause within two years of a change-in-control, all options and SARs shall vest and remain exercisable for three months and all other awards shall vest and restrictions shall lapse.

Tax Withholding.  When shares are issued or vested under the 2010 Plan, or if an optionee makes a disqualifying disposition of shares acquired upon exercise of an Incentive Stock Option, the company has the right to require the optionee to remit to the company an amount sufficient to satisfy required income tax withholding. In the discretion of the Plan Administrator, the grantee may elect to satisfy this withholding obligation by requesting that the company withhold shares of stock otherwise issuable to him or her or by delivering to the company previously owned shares. All such elections will be subject to the approval of the Plan Administrator.

Amendment or Discontinuance.  The Board may alter, amend, suspend or discontinue the 2010 Plan, provided that no such action may deprive any person without such person’s consent of any rights granted under the plan, and provided further, that the Board may not, without shareowner approval, (i) increase the benefits accrued to participants under the plan, (ii) increase the number of shares that may be issued under the plan, (iii) materially modify the requirements for participation, (iv) amend the plan to allow the Board to lapse or waive restrictions at its discretion (except as otherwise already permitted or in the case of death, disability, retirement or change-in-control), or (v) otherwise materially amend the plan.

Federal Income Tax Consequences

The following is a brief summary of the general principal United States federal income tax consequences applicable to our 2010 Plan participants and the company, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under the 2010 Plan are subject to Section 409A of the Internal Revenue Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Internal Revenue Code and the regulations promulgated thereunder (or an exception thereto). The 2010 Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code.

Stock Options.  The grantee of an Incentive Stock Option under the 2010 Plan will not be required to recognize any income for federal income tax purposes at the time of award nor is the company entitled to any deduction. The exercise of an Incentive Stock Option is also not a taxable event although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. If stock acquired upon exercise of an Incentive Stock Option is held for two years from the date the option was granted and one year from the date the stock was transferred to the grantee (the “ISO Holding Period”), then the grantee will have a long-term capital gain or loss on the sale of such stock measured by the difference between the amount realized and the option price. If the ISO Holding Period is not met, upon disposition of such shares (a “disqualifying disposition”), the grantee will realize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, limited, however, to the gain on sale. Any additional gain would be taxable as long-term or short-term capital gain. If the Incentive Stock Option is exercised by delivery of previously owned shares of capital stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the grantee on the transfer of such previously owned shares. However, if the previously owned shares transferred were acquired through the exercise of an Incentive Stock Option, the grantee may realize ordinary income with respect to the shares used to exercise an Incentive Stock Option if such transferred shares have not been held for the ISO Holding Period. If the grantee recognizes ordinary income upon a disqualifying disposition, the company will be entitled to a tax deduction in the same amount.

The grantee of a Nonstatutory Stock Option under the 2010 Plan will not be required to recognize any income for federal income tax purposes at the time of award nor is the company then entitled to any deduction. Upon exercise of a Nonstatutory Stock Option, the grantee will realize compensation taxable as ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price. The company will be entitled to a deduction in the same amount and at the same time. Upon the sale of shares acquired on exercise of a Nonstatutory Stock Option, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date of exercise. If the exercise price of a Nonstatutory Stock Option is paid in whole or in part in shares of capital stock, the tax results to the grantee are (i) a tax-free exchange of previously owned shares for an equivalent number of new shares, and (ii) the realization of ordinary income in an amount equal to the fair market value on the date of exercise of any additional shares received in excess of the number exchanged.

Restricted Stock Awards.  The grantee of a Restricted Stock Award under the 2010 Plan normally will not be required to recognize any income for federal income tax purposes at the time of the Award, nor is the company entitled to any deduction, to the extent that the shares awarded have not vested. When any part of a Restricted Stock Award vests, the grantee will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested shares on the vesting date. The grantee may, however, make an election (the “Tax Election”), within thirty days following the grant of the Restricted Stock Award, to be taxed at the time of the Award based on the fair market value of the shares on that date. The company will be entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of the shares awarded, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the award vested (or on the date of grant if the grantee made the Tax Election).

Share Awards.  The grantee of fully vested shares awarded under the 2010 Plan will be required to realize compensation taxable as ordinary income in an amount equal to the fair market value of the shares on the date the Award is made. The company is entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of the shares awarded, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date of grant.

Incentive Bonus Awards, Performance Share Awards, Performance Unit Awards, Restricted Unit Awards, Stock Appreciation Rights, Stock Unit Awards.  The grantee of an Incentive Bonus Award, Performance Share Award, Performance Unit Award, Restricted Unit Award, Stock Appreciation Rights or Stock Unit Award will not be required to recognize any income for federal income tax purposes at the time of the grant of such Award, nor is the company entitled to any deduction at such time. (The grantee is not permitted to make an election to be taxed at the time of the Award based on the fair market value of any shares that may be delivered to the grantee at a future date under any such Award.) When any part of an Award is paid (in the case of cash) or delivered (in the case of shares) to the grantee, the grantee will realize compensation taxable as ordinary income in an amount equal to the cash paid or the fair market value of shares delivered to the grantee pursuant to the Award. The company will be entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of any shares that are delivered to the grantee pursuant to an Award, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the shares were delivered to the grantee pursuant to the Award.

Limitations on Company’s Deductions; Consequences of Change of Control.  With certain exceptions, Section 162(m) of the Code limits the company’s deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally the company’s chief executive officer and four other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. If the company’s shareowners approve the 2010 Plan, we believe that stock options, stock appreciation rights and performance awards (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the 2010 Plan will satisfy the requirements of qualified performance-based compensation and therefore we will be entitled to a deduction with respect to such awards. In addition, if a “change of control” of the company causes awards under the 2010 Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the company’s deductions under Section 280G of the Internal Revenue Code.

Code Section 409A.  Awards of stock options, stock appreciation rights, restricted stock units, other stock-based awards and performance awards under the 2010 Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that these awards fail to meet certain requirements under Section 409A, the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation and tax penalties in the year the award vests. It is our intent that awards under the 2010 Plan will be structured and administered in a manner that complies with the requirements of Section 409A of the Code.

The 2010 Plan, if approved by our shareowners, will become effective on October 26, 2010. Previous grants were made under the 2002 Plan. It is not practicable to determine the amounts that may be received by the participants in the 2010 Plan if it is approved.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In certain circumstances, our Amended and Restated Officer’s Employment Agreement (the “Employment Agreement”) provides for post-termination payments to our named executives3 upon termination of employment and/or in the event of a change in control. The material provisions of the Employment Agreement are described in the “Compensation Discussion and Analysis” section of this proxy statement. Under the Employment Agreement, the amount a named executive would receive upon termination of his employment depends on the reason for his termination and whether the termination is in connection with a change in control. Our stock and incentive plans and programs, the STEP, and certain of our retirement plans also include change in control provisions. The following discussion explains the effects of termination, both within and outside of the context of a change in control, under the Employment Agreement, our stock and incentive plans and programs, the STEP, and our applicable retirement plans.

Termination of Employment — Outside of a Change-in-Control

Termination Provisions under the Employment Agreement

Select definitions.  The terms set forth below generally have the following meanings under the Employment Agreement and as used in this discussion:

“Change in Control” — means a change in control transaction of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended. Transactions that would be deemed a Change in Control include:

•	A merger with any other corporation or entity other than one in which we own all of the outstanding equity interests;

•	A sale of all or substantially all of our assets; and

•	The acquisition of 25% or more of the outstanding shares of Kennametal or the voting power of the outstanding voting securities of Kennametal together with or followed by a change in our Board’s composition such that a majority of the Board’s members does not include those who were members at the date of the acquisition or members whose election or nomination was approved by a majority of directors who were on the Board prior to the date of the acquisition.

 3 For purposes of this discussion, the term “named executives” does not include Mr. DeMand. Upon his departure from the company, Mr. DeMand was entitled to cash severance benefits for twelve months under his Employment Agreement (approximately $550,000) and received a lump sum termination payment of $390,000. He forfeited all unvested equity awards, all Cash LTIP awards and all retirement benefits and is not entitled to any further post termination benefits in any scenario.

“Cause” — generally means that the executive: (a) is guilty of malfeasance, willful misconduct or gross negligence in the performance his duties; or (b) has not made his services available to Kennametal on a full-time basis; or (c) has breached the non-competition provisions of the Employment Agreement.

“Date of Termination” — generally means: (a) if executive’s employment is terminated due to his death or retirement, the date of death or retirement, respectively; or (b) if executive’s employment is terminated for any other reason, the date on which the termination becomes effective as stated in the written notice of termination given to or by the executive.

“Good Reason” — generally means the occurrence of any of the following at or after a Change-in-Control: (a) a material diminution of responsibilities; (b) a material reduction in base salary as in effect immediately prior to any Change-in-Control; (c) failure to provide comparable levels of incentive compensation; (d) a material reduction in benefit programs; (e) failure to obtain the assumption of the Employment Agreement by any successor company; (f) relocation to a facility more than 50 miles from present location; or (g) any purported termination of the executive by Kennametal, which is not for Cause.

Cash Severance.  We do not pay severance to any executive officer whose employment is terminated by us for Cause or who voluntarily terminates his employment. If we terminate a named executive’s employment prior to a Change-in-Control and without “Cause,” the named executive becomes entitled to the following:

•	For Mr. Cardoso — A continuation of base salary for up to 24 months as severance pay, in addition to all amounts due him at the Date of Termination. Severance amounts would be offset by any salary earned by Mr. Cardoso in the event he obtains other employment during the 24-month period.

•	For Messrs. Simpkins, Walling, Weihl and Weismann — A continuation of base salary for 12 months as severance pay, in addition to all amounts due him at the Date of Termination.

•	For all named executives —

•	Severance amounts are payable in accordance with our established payroll policies.

•	We may discontinue severance payments if we determine the executive has violated any provision of the Employment Agreement (including the three-year non-competition provision).

•	Executives are not entitled to severance under any other termination scenario outside of a Change-in-Control context.

Termination Provisions Under Our Equity Compensation Plans and Programs

We provide both equity-based (LTI and STEP) and, in the past, have provided cash-based (Cash LTIP) long-term incentive awards for executives. (Please see the discussion in the “Compensation Discussion and Analysis” section for further details of these programs.) LTI awards are granted under the 2002 Plan; however, certain of our named executives have restricted stock or stock option awards that are outstanding under the 1999 Plan. STEP awards were also granted under the 2002 Plan, and are subject to additional provisions under the STEP Program Documents (defined below). Both the 1999 Plan and the 2002 Plan allow for stock option awards and full share awards, among other types of awards. In addition, the 2002 Plan provides for cash-based awards.

1999 Plan — The 1999 Plan does not provide for additional benefits in the event of termination of employment except in the case of death, disability and retirement.

•	Death and Disability: If employment is terminated as a result of death or disability, all unvested restricted stock awards and stock options become fully vested.

•	Retirement: Upon retirement, all unvested restricted stock awards become fully vested. Unvested stock options continue to vest and become exercisable in accordance with their original vesting schedule for a two-year period following termination. Any remaining unvested stock options are forfeited after the expiration of the two-year period.

•	Non-Competition Provisions in the 1999 Plan: The right to exercise a stock option or vest in any shares is conditioned on non-competition provisions during employment and for three years after employment ends.

Further, if the named executive received or is entitled to the delivery or vesting of stock during the last 12 months of employment or during the 24 months following termination, the Board of Directors may require the executive to forfeit the shares if it deems the executive engaged in Injurious Conduct (as defined in the plan documents).

2002 Plan — The 2002 Plan does not provide for additional benefits in the event of termination of employment except in the case of death, disability and retirement.

•	Death and Disability: If employment is terminated as a result of death or disability, the treatment of the unvested or unearned awards depends upon the specific provisions of the award agreements.

•	For Restricted Stock Awards and Stock Option Awards under the LTI — all unvested restricted stock awards and stock options become fully vested, with such options being exercisable for a period the lesser of three years or the remaining original option term.

•	For Cash LTIP Awards — under the agreements issued under the 2002 Plan, Cash LTIP awards become vested on a pro-rata percentage of the award and become immediately payable.

•	Retirement: If employment is terminated as a result of retirement, the treatment of the unvested or unearned awards depends upon the specific provisions of the award agreements.

•	For Restricted Stock Awards and Stock Option Awards under the LTI — all unvested restricted stock awards become fully vested. Unvested stock options continue to vest in accordance with their original vesting schedule for a two-year period following termination, with such options being exercisable for a period following termination of the lesser of three years or the remaining original option term. Any remaining unvested stock options are forfeited after the expiration of the two-year period.

•	For Cash LTIP Awards — under the agreements issued under the 2002 Plan, Cash LTIP awards become vested on a pro-rata percentage of the award, subject to final determination based upon achievement of the prescribed performance targets, and are payable at the end of the designated performance period.

•	Non-Competition Provisions in the 2002 Plan: Under the 2002 Plan, the right to exercise a stock option or vest in any restricted shares is conditioned on compliance with certain non-competition provisions during employment and for two years after employment ends. Further, if the named executive received or is entitled to the delivery or vesting of stock during the last 12 months of employment or during the 24 months following termination, the Board of Directors may require the executive to forfeit the shares if it deems the executive engaged in Injurious Conduct (as defined in the plan documents).

STEP — The STEP is a program under the 2002 Plan, but the program documents and award agreements (the “STEP Program Documents”) contain provisions that are unique to the STEP. Please see the “Compensation Discussion and Analysis” section for further discussion and details of the STEP. The STEP provides for certain benefits upon termination of employment due to death, disability, retirement and an involuntary termination without cause. (Treatment of the STEP awards in a change-in-control context is set forth in the discussion below under “Termination of Employment — in connection with a Change-In Control.”)

•	Death and Disability: Under the STEP Program Documents, any stock units that are earned or deemed to have been earned prior to the date of death or disability will be settled and paid in shares of company stock issued to the participant or the estate, as applicable, as soon as practicable after the date of termination.

•	Retirement: Under the STEP Program Documents, all stock units are cancelled and forfeited upon retirement, unless the Compensation Committee decides, in its discretion, that any stock units that have been earned prior to the date of retirement should be settled and paid to the participant. Any stock units that become payable due to the Committee’s exercise of discretion would be settled and paid in shares of company stock issued to the participant on the Payment Date (as defined in the STEP Program Documents).

•	Involuntary Termination Without Cause: Under the STEP Program Documents, any stock units that are earned prior to the date of an involuntary termination by the company without cause will be settled and paid in shares of company stock issued to the participant, as applicable, on the Payment Date.

•	Protective Covenant Provisions in the STEP: The STEP contains non-competition and non-solicitation provisions that apply during the participant’s employment with the company and for a period of 18 months after employment ends. The STEP also contains provisions designed to protect the company’s confidential information and trade secrets. In any case, if the company determines that there has been a violation of a protective covenant under the STEP, the company must provide notice of the violation to the participant. Within ten days, the participant must pay the company an amount equal to all distributions that were made to the participant under the STEP.

If a participant in the STEP terminates his employment with the company for any other reason prior to the payment date (as defined in the STEP Program Documents), then he will forfeit any and all stock units he has earned.

Termination Provisions Under Certain of Our Retirement Plans

We maintain various retirement programs including the Retirement Income Plan (“RIP”), the Thrift Plus Plan (a 401(k) plan) (the “TPP”), the Supplemental Executive Retirement Plan (“SERP”) and the Executive Retirement Plan (“ERP”). (Please see the discussion of “Retirement Programs” in the “Compensation Discussion and Analysis” section for additional details regarding these retirement programs.) Not all executive officers participate in each plan. There are no additional benefits provided to the named executives in the event of a termination of employment prior to a Change in Control. The right to receive benefits under the SERP and ERP are conditioned on non-competition provisions described below.

•	SERP — The right to receive benefits under the SERP is conditioned on the executive not competing against us for as long as he is receiving payments under the SERP. If the Compensation Committee determines that a violation of the non-competition provision has occurred, and the violation is not corrected within the allotted time, the executive forfeits any right to future payments under the SERP.

•	ERP — Each of our named executives is an active participant in the ERP. The right to receive benefits under the ERP is conditioned on non-competition and non-solicitation provisions during employment and for the three-year period following termination. If the Compensation Committee determines that a violation of the provisions has occurred and the violation is not corrected within the allotted time, the executive forfeits any right to future payments under the ERP. The Committee is authorized to take legal action to recover benefits that have already been paid.

Termination of Employment — In Connection with a Change in Control

Termination Provisions under the Employment Agreement — Change-in-Control

Cash severance pay.  If a named executive’s employment is terminated upon a Change in Control or within three years after a Change in Control, either by the executive for Good Reason or by the employer other than for Cause or disability, the executive will receive in cash as severance pay an amount equal to the product of:

(i) the lesser of:

(x) 2 and eight tenths (2.8),

(y) a number equal to the number of calendar months remaining from the Date of Termination to the executive’s retirement date (defined in the Employment Agreement), divided by twelve (12), or

(z) a number equal to the product obtained by multiplying thirty-six (36) less the number of completed months after the date of the Change in Control during which the executive was employed and did not have Good Reason for termination, times one-twelfth (1/12)

times

(ii) the sum of (x) and (y) below:

(x) executive’s base salary at the annual rate in effect on the Date of Termination (or, at executive’s election, at the annual rate in effect on the first day of the calendar month immediately prior to Change-in-Control), plus

(y) the average of any bonuses which executive was entitled to or paid during the three most recent fiscal years ending prior to the Date of Termination or, if the executive is employed for less than one year, the target bonus for the year in which the termination occurred.

Continuation of medical and welfare benefits.  For a three-year period following the Date of Termination, the named executive will receive the same medical, dental, disability and group insurance benefits that he received at the Date of Termination.

•	To the extent that the benefits cannot be provided by law or plan provision, the company will make a payment to the executive equal to the difference between the amounts that would have been paid under the programs and the amount paid, if any, by the executive.

Partial excise tax gross-up.  The company will provide a payment adjustment if, due to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the executive’s net after-tax benefits are less than intended under the cash severance component described above.

•	This calculation is determined by assessing the total after-tax value of all benefits provided upon a Change in Control. To the extent that the after-tax benefit is less than the cash severance payment, an additional payment is made to the executive that will permit the executive to receive the full intended benefit of the cash severance pay, as determined on an after-tax basis.

Termination Provisions Under Our Equity Compensation Plans and Programs — Change-in-Control

Equity-based and other cash-based long-term incentive awards.  The following provisions apply to previously granted and outstanding awards in the event of a Change in Control.

1999 Plan — All options immediately vest and become exercisable in full upon the Change in Control. If an executive ceases to be employed within one-year following a Change in Control, then any outstanding options may only be exercised within three months after the Termination Date (or until the expiration date of the option, if earlier). All unvested restricted stock awards immediately vest.

2002 Plan — Unless the Board determines otherwise by resolution, all options immediately vest and become exercisable in full upon the Change in Control. Options held by an executive who is terminated for any reason during the two years following a Change in Control may be exercised at any time within the three-month period following the Termination Date (regardless of the expiration date of the option). All restricted stock awards and cash-based awards that have not previously vested will vest and all restrictions on those awards will lapse upon a Change in Control. Cash awards are paid at target value. Restricted stock and cash-based awards held by an executive who is terminated for any reason during the two years following a Change in Control will automatically vest and all restrictions will lapse.

STEP — any stock units that are earned based upon measurement dates that fall on or prior to the closing date of a Change in Control transaction will be settled and paid in shares of company stock issued to the participant on the closing date of the Change in Control transaction.

Termination Provisions Under Our Retirement Plans — Change-in-Control

The benefits under the TPP, SERP and ERP are impacted in the event of a Change in Control as described below.

SERP and ERP — Each executive who is an employee at the time of a Change in Control will become 100% vested in the SERP and ERP plans, as applicable. Each executive who is actively participating in the SERP at the time of a Change in Control will receive up to three years of additional credit for purposes of computing benefits under the SERP (including any offsets under the SERP for RIP benefits regardless of whether the RIP benefit is actually paid under the RIP or paid on a non-qualified basis). Receipt of the SERP and ERP benefits are conditioned upon compliance with the non-competition provisions described above.

TPP — The terms of the Employment Agreement provide that each executive will receive three years of additional credit for purposes of computing the amount of the company match that would have been provided under the TPP assuming the executive had contributed the maximum allowable elective deferral for such years and provided the executive is actively participating in the TPP at the time of a Change in Control. The annual company match is equal to 50% of the first 6% of eligible compensation deferred by a participant. Additionally, each executive will receive three years of additional credit for purposes of computing a basic contribution of 3% of eligible compensation for such years provided the executive is actively participating in the TPP (and not grandfathered under the RIP) at the time of a Change in Control. The company may also contribute up to an additional 3% of compensation to executives at the discretion of the Board of Directors.

The following tables detail the incremental payments and benefits (above those already disclosed in this proxy statement) to which the named executives would have been entitled under each termination of employment and change in control scenario, assuming the triggering event occurred on June 30, 2010. Please see the footnotes to the tables for additional information.

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination of
	Involuntary				Employment by
Carlos M. Cardoso	Not For Cause				Company or by	Without
Named Executive Officer	Termination of				Executive for	Termination of
Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$1,720,000	$—	$—	$—	$3,035,165	$—
Stock Options (Unvested)(2)	$—	$364,107	$364,107	$—	$364,107	$364,107
Restricted Stock (Unvested)(3)	$—	$4,444,013	$4,444,013	$—	$4,444,013	$4,444,013
LTIP Cash Award FY 2008 — 2010 Cycle (Unvested)(4)	$—	$1,100,000	$1,100,000	$—	$1,100,000	$1,100,000
LTIP Cash Award FY 2009 — 2011 Cycle (Unvested)(4)	$—	$1,100,000	$1,100,000	$—	$1,100,000	$1,100,000
LTIP Cash Award FY 2010 — 2012 Cycle (Unvested)(4)	$—	$—	$—	$—	$—	$—
SERP / ERP(5)	$—	$—	$—	$—	$1,661,619	$2,497,110
Thrift Plan Contributions(6)	$—	$—	$—	$—	$28,740	$—
Health & Welfare Benefits Continuation(7)	$—	$—	$—	$—	$53,064	$—
Life Insurance Proceeds(8)	$—	$500,000	$—	$—	$—	$—
STEP(9)	$—	$—	$—	$—	$—	$—
Subtotals	$1,720,000	$7,508,120	$7,008,120	$—	$11,786,708	$9,505,230
Excise Tax and Gross-up(10)	$—	$—	$—	$—	$—	$—
Totals	$1,720,000	$7,508,120	$7,008,120	$—	$11,786,708	$9,505,230

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination of
	Involuntary				Employment by
Frank P. Simpkins	Not For Cause				Company or by	Without
Named Executive Officer	Termination of				Executive for	Termination of
Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$438,000	$—	$—	$—	$1,484,000	$—
Stock Options (Unvested)(2)	$—	$132,404	$132,404	$—	$132,404	$132,404
Restricted Stock (Unvested)(3)	$—	$1,595,192	$1,595,192	$—	$1,595,192	$1,595,192
LTIP Cash Award FY 2008 — 2010 Cycle (Unvested)(4)	$—	$400,000	$400,000	$—	$400,000	$400,000
LTIP Cash Award FY 2009 — 2011 Cycle (Unvested)(4)	$—	$400,000	$400,000	$—	$400,000	$400,000
LTIP Cash Award FY 2010 — 2012 Cycle (Unvested)(4)	$—	$—	$—	$—	$—	$—
SERP / ERP(5)	$—	$—	$—	$—	$—	$—
Thrift Plan Contributions(6)	$—	$—	$—	$—	$38,136	$—
Health & Welfare Benefits Continuation(7)	$—	$—	$—	$—	$46,586	$—
Life Insurance Proceeds(8)	$—	$500,000	$—	$—	$—	$—
STEP(9)	$—	$—	$—	$—	$—	$—
Subtotals	$438,000	$3,027,596	$2,527,596	$—	$4,096,318	$2,527,596
Excise Tax and Gross-up(10)	$—	$—	$—	$—	$—	$—
Totals	$438,000	$3,027,596	$2,527,596	$—	$4,096,318	$2,527,596

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination
	Involuntary				of Employment by
	Not For Cause				Company or by	Without
Gary Weismann	Termination of				Executive for	Termination of
Named Executive Officer Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$400,000	$—	$—	$—	$1,336,533	$—
Stock Options (Unvested)(2)	$—	$132,404	$132,404	$—	$132,404	$132,404
Restricted Stock (Unvested)(3)	$	$1,507,363	$1,507,363	$—	$1,507,363	$1,507,363
LTIP Cash Award FY 2008 — 2010 Cycle (Unvested)(4)	$—	$275,000	$275,000	$—	$275,000	$275,000
LTIP Cash Award FY 2009 — 2011 Cycle (Unvested)(4)	$—	$275,000	$275,000	$—	$275,000	$275,000
LTIP Cash Award FY 2010 — 2012 Cycle (Unvested)(4)	$—	$—	$—	$—	$—	$—
SERP / ERP(5)	$—	$—	$—	$—	$141,125	$449,033
Thrift Plan Contributions(6)	$—	$—	$—	$—	$36,303	$—
Health & Welfare Benefits Continuation(7)	$—	$—	$—	$—	$49,290	$—
Life Insurance Proceeds(8)	$—	$500,000	$—	$—	$—	$—
STEP(9)	$—	$—	$—	$—	$—	$—
Subtotals	$400,000	$2,689,767	$2,189,767	$—	$3,753,018	$2,638,800
Excise Tax and Gross-up(10)	$—	$—	$—	$—	$—	$—
Totals	$400,000	$2,689,767	$2,189,767	$—	$3,753,018	$2,638,800

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination of
	Involuntary				Employment by
Kevin R. Walling	Not For Cause				Company or by	Without
Named Executive Officer	Termination of				Executive for	Termination of
Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$328,600	$—	$—	$—	$813,887	$—
Stock Options (Unvested)(2)	$—	$53,787	$53,787	$—	$53,787	$53,787
Restricted Stock (Unvested)(3)	$—	$754,915	$754,915	$—	$754,915	$754,915
LTIP Cash Award FY 2008 — 2010 Cycle (Unvested)(4)	$—	$162,500	$162,500	$—	$162,500	$162,500
LTIP Cash Award FY 2009 — 2011 Cycle (Unvested)(4)	$—	$162,500	$162,500	$—	$162,500	$162,500
LTIP Cash Award FY 2010 — 2012 Cycle (Unvested)(4)	$—	$—	$—	$—	$—	$—
SERP / ERP(5)	$—	$—	$—	$—	$155,743	$272,550
Thrift Plan Contributions(6)	$—	$—	$—	$—	$39,213	$—
Health & Welfare Benefits Continuation(7)	$—	$—	$—	$—	$44,879	$—
Life Insurance Proceeds(8)	$—	$500,000	$—	$—	$—	$—
STEP(9)	$—	$—	$—	$—	$—	$—
Subtotals	$328,600	$1,633,702	$1,133,702	$—	$2,187,424	$1,406,252
Excise Tax and Gross-up(10)	$—	$—	$—	$—	$—	$—
Totals	$328,600	$1,633,702	$1,133,702	$—	$2,187,424	$1,406,252

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination of
	Involuntary				Employment by
Philip H. Weihl	Not For Cause				Company or by	Without
Named Executive Officer	Termination of				Executive for	Termination of
Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$350,000	$—	$—	$—	$927,973	$—
Stock Options (Unvested)(2)	$—	$38,564	$38,564	$—	$38,564	$38,564
Restricted Stock (Unvested)(3)	$—	$591,248	$591,248	$—	$591,248	$591,248
LTIP Cash Award FY 2008 — 2010 Cycle (Unvested)(4)	$—	$116,500	$116,500	$—	$116,500	$116,500
LTIP Cash Award FY 2009 — 2011 Cycle (Unvested)(4)	$—	$116,500	$116,500	$—	$116,500	$116,500
LTIP Cash Award FY 2010 — 2012 Cycle (Unvested)(4)	$—	$—	$—	$—	$—	$—
SERP / ERP(5)	$—	$—	$—	$—	$267,279	$458,761
Thrift Plan Contributions(6)	$—	$—	$—	$—	$32,225	$—
Health & Welfare Benefits Continuation(7)	$—	$—	$—	$—	$59,386	$—
Life Insurance Proceeds(8)	$—	$500,000	$—	$—	$—	$—
STEP(9)	$—	$—	$—	$—	—	$—
Subtotals	$350,000	$1,362,811	$862,811	$—	$2,149,674	$1,321,572
Excise Tax and Gross-up (10)	$—	$—	$—	$—	$—	$—
Totals	$350,000	$1,362,811	$862,811	$—	$2,149,674	$1,321,572

Footnotes to “Potential Payments upon Termination or Change-In-Control” Tables

(1)	For purposes of these calculations, upon involuntary, not for Cause termination or termination by the named executive for Good Reason following a Change in Control, each named executive is assumed to receive the maximum severance payable under the provisions of his Employment Agreement (24 months for Mr. Cardoso, 12 months for each other named executive).

(2)	None of our named executives are eligible for “retirement” as defined under the 1999 or the 2002 Plan (referred to in these footnotes as the “Plans”) so they do not receive any incremental value for unvested stock options in this scenario. Each named executive would receive accelerated vesting upon retirement under the 1999 and 2002 plans once he becomes retirement eligible. The incremental value shown for each stock option subject to accelerated vesting is calculated based on the difference between the fair market value of the stock price on June 30, 2010 (the last day of fiscal year 2010) and the exercise price set at the date of grant.

(3)	None of our named executives are eligible for “retirement” as defined under the Plans so they do not receive any incremental value for unvested restricted stock or restricted stock units in this scenario. Each named executive would receive accelerated vesting upon retirement under the 1999 and 2002 plans once he becomes retirement eligible. The incremental value shown for each restricted stock or restricted stock unit award subject to accelerated vesting is calculated based on the fair market value of the stock price on June 30, 2010.

(4)	All LTIP awards immediately vest upon Change in Control, death, disability and retirement under the 2002 Plan; however, the named executives would not receive accelerated vesting upon retirement under the Plans until they become retirement eligible. The incremental value shown above for each LTIP award subject to accelerated vesting is calculated based on the target performance payout for the fiscal year.

(5)	In a Change of Control context, named executives covered under the ERP but not yet vested (all of our 2010 named executives except for Mr. Simpkins) receive accelerated vesting of benefits under the ERP. Our executives do not receive additional continuous service credits under any termination scenario. In any circumstance (regardless of whether a Change in Control has occurred), once the ERP benefit has vested, if the named executive’s employment is voluntarily or involuntarily terminated prior to attainment of age 62, then the ERP provides that the executive forfeits the last 24 months of credited service under the plan. This forfeiture does not apply to terminations upon death or disability. Mr. Simpkins is fully vested in the ERP (the present value of his fully vested benefit was $1,141,323 at June 30, 2010 — please see the 2010 Pension Benefits Table for more information) and is therefore entitled to receive a benefit under the ERP under any termination scenario, subject to the forfeiture provision described above.

(6)	Following a Change in Control, the Employment Agreement provides that basic and matching contributions under the TPP will continue for a three (3) year period in the case of an involuntary, not for Cause termination or a termination by the executive for Good Reason. To the extent that the terms and conditions under the TPP would not allow these continued contributions, a payment to the executive in an amount equal to the calculated benefit would be made. The TPP basic contributions are calculated based on the maximum eligible compensation allowable under a qualified plan for the fiscal year multiplied by 3%. The TPP matching contributions are calculated based on the maximum eligible compensation allowable under a qualified plan for the fiscal year multiplied by 3% i.e., match of 50% of first 6% of eligible compensation. A discretionary contribution of up to 3% of maximum compensation may also be awarded under the TPP; however, no amount for such contribution is included in this disclosure.

(7)	Following a Change in Control, these benefits consist of continued medical, dental, group term life and long term disability benefits for three (3) years upon involuntary, not for Cause termination or upon termination by the executive for Good Reason.

(8)	We secure a life insurance policy for each of our executive officers with a face value death benefit of $500,000 payable to the executive’s beneficiary upon the executive’s death.

(9)	Under the STEP, the death and Disability provisions provide that the named executives are entitled to 50% of the shares granted pro rated for the completed portion of the performance period.

(10)	These payments are only payable in the case that the executive’s payments following a Change in Control result in excess parachute payments under IRC Section 280G. The Employment Agreement provides that any excise tax and gross up payments will equal only that amount required to assure that the executive receives payment at least equal to the expected severance payment without the executive incurring golden parachute excise tax out of pocket. The estimated calculations incorporate the following tax rates: 280G excise tax rate of 20 percent, a statutory 35 percent federal income tax rate, a 1.45 percent Medicare tax rate and a 3.07 percent state income tax rate

OWNERSHIP OF CAPITAL STOCK BY
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth beneficial ownership information as of August 15, 2010 for our directors, nominees, named executives (except for Mr. DeMand, for whom information is no longer available) and all directors and executive officers as a group.

					Total Beneficial
	Amount of				Ownership and
	Beneficial	Stock		Restricted	Stock Credits
Name of Beneficial Owner	Ownership(1)(2)	Credits(3)	Stock Units(4)	Stock Units(5)	and Units

Ronald M. DeFeo	92,321	15,993	—	2,730	111,044
Philip A. Dur	40,215	—	—	2,730	42,945
A. Peter Held	82,091	11,410	—	2,730	96,231
Timothy R. McLevish	63,507	1,900	—	1,488	66,895
William R. Newlin	149,916	100,515	—	2,730	253,161
Lawrence W. Stranghoener	69,944	20,225	—	—	90,169
Steven H. Wunning	40,096	10,768	—	2,730	53,594
Larry D. Yost	78,493	30,807	—	—	109,300
Carlos M. Cardoso	485,137	17,392	450,179	120,973	1,073,682
Frank P. Simpkins	119,343	—	78,749	58,837	256,929
Gary W. Weismann	77,423	—	78,749	69,994	226,166
Kevin R. Walling	67,741	—	50,755	28,337	146,833
Philip H. Weihl	70,350	—	47,621	24,266	142,237
Directors and Executive Officers as a Group (19 persons)	1,436,577	209,010	706,053	317,545	2,669,185

(1)	No individual beneficially owns in excess of one percent of the total shares outstanding. Directors and executive officers as a group beneficially owned 2% of the total shares outstanding as of August 15, 2010. Unless otherwise noted, the shares shown are subject to the sole voting and investment power of the person named.

(2)	In accordance with SEC rules, this column also includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days as follows: Mr. DeFeo, 80,999; Mr. Dur, 34,999; Mr. Held, 65,199; Mr. McLevish, 47,999; Mr. Newlin, 71,999; Mr. Stranghoener, 65,999; Mr. Wunning, 38,999, Mr. Yost, 77,999; Mr. Cardoso, 323,276; Mr. Simpkins, 79,858; Mr. Walling, 54,536; Mr. Weihl, 38,182; and Mr. Weismann, 42,205. Additionally, the figures shown in this column include unvested restricted stock shares over which the director or officer has sole voting power but no investment power as follows: Mr. Dur, 451; Mr. Held, 451; Mr. Newlin, 451; Mr. Stranghoener, 451; Mr. Cardoso, 36,440; Mr. Simpkins, 5,353; Mr. Walling, 1,516; Mr. Weihl, 1,087; and Mr. Weismann, 2,564.

(3)	This column represents shares of common stock to which the individuals are entitled pursuant to their election to defer fees or bonuses as stock credits under the Directors Stock Incentive Plan, the Prime Bonus Plan or its predecessor, the Performance Bonus Stock Plan, or the Stock and Incentive Plan of 2002.

(4)	This column includes stock units that were awarded to the named executives under the STEP and performance stock units that were granted to participants in the 2011 LTI Program. Holders of these stock units have neither voting power nor investment power over the units so they are not included in the beneficial ownership amounts in the table. We show them because we include them in ownership calculations for internal purposes and they count towards the satisfaction of ownership requirements under our Stock Ownership Guidelines.

(5)	This column represents restricted stock units that were awarded to the named executives or directors under the 2002 Plan. Holders of restricted stock units have neither voting power nor investment power over the units, however, we include them in ownership calculations for internal purposes and they count towards the satisfaction of ownership requirements under our Stock Ownership Guidelines.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth each person or entity that may be deemed to have beneficial ownership of more than 5% of our outstanding capital stock based upon information that was available to us as of August 20, 2010.

Number of
Shares of
Common
	Stock	Percent of
Name and Address of	Beneficially	Outstanding
Beneficial Owner	Owned(1)	Capital Stock(1)

Royce & Associates, LLC(2)	6,089,411	7.45
745 Fifth Avenue New York, NY 10151-0099

(1)	As reported by the holder in the most recent Form 13F filing with the Securities Exchange Commission.

(2)	Royce & Associates, LLC has sole voting and investment power with respect to its holdings.

FORM 10-K ANNUAL REPORT TO THE
SECURITIES AND EXCHANGE COMMISSION

Copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 as filed with the SEC were mailed to shareowners with this proxy statement. Copies of all company filings with the SEC are available on our website at www.kennametal.com under the “Investor Relations” tab. A shareowner may obtain a paper copy of this proxy statement, the Annual Report, or any other filing with the SEC without charge by submitting a “Printed Materials Request,” which can be found on our website at www.kennametal.com under the “Investor Relations” tab in the Investor Tool Kit. Alternatively, shareowners may write to: Director of Investor Relations, Kennametal Inc., 1600 Technology Way, Latrobe, Pennsylvania 15650.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Securities and Exchange Commission rules, our directors, executive officers and owners of more than 10% of our stock are required to file with the SEC reports of holdings and changes in beneficial ownership of Kennametal stock on Forms 3, 4 and 5. SEC regulations also require our directors, executive officers and greater than ten percent (10%) shareowners to furnish us with copies of all Forms 3, 4 and 5 they file. We routinely provide information and support to our directors and executive officers to assist with the preparation of Forms 4. We have reviewed copies of reports provided to us, as well as other records and information. Based on that review, we concluded that all reports were timely filed for 2010.

Appendix A

Kennametal Inc.
STOCK AND INCENTIVE PLAN OF 2010

Section 1. Establishment.  The Kennametal Inc. Stock and Incentive Plan of 2010 (hereinafter called the “Plan”) has been established pursuant to which Eligible Individuals who are or will be mainly responsible for its continued growth and development and future financial success may be granted Awards in order to secure to the Company the advantage of the incentive and sense of proprietorship inherent in stock ownership by such persons, to further align such person’s interests with those of the shareowners, to reward such persons for services previously performed and/or as an added inducement to continue to provide service to the Company.

Section 2. Certain Definitions.  As used herein or, unless otherwise specified, in any document with respect to an Award, the following definitions shall apply:

(a) “Affiliate” of a person means a person controlling, controlled by, or under common control with such person where control means the power to direct the policies and practices of such person.

(b) “Award” means any Incentive Bonus Award, Option, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award, SAR, Share Award, Stock Unit Award, or Other Share Based Award granted under the Plan.

(c) “Associated Award” means an Award granted concurrently or subsequently in conjunction with another Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Business Combination” shall mean a merger or consolidation of the Company with another corporation or entity, other than a corporation or entity which is an Affiliate.

(f) “Capital Stock” means the Capital Stock, par value $1.25 per share, of the Company as adjusted pursuant to Section 10 of this Plan.

(g) “cause” shall mean (i) with respect to a Participant who is party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company, which agreement or plan contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment or service as a director thereunder by the Company, “for cause” or “cause” as defined in the most recent version of such agreements or plans, or (ii) in all other cases, (a) the willful commission by an employee or director of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company; (b) the commission by an employee or director of an act of fraud in the performance of such employee’s or director’s duties on behalf of the Company; (c) the continuing willful failure of an employee or director to perform the duties of such employee or director to the Company (other than such failure resulting from the employee’s or director’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the employee or director by the Board or the Plan Administrator or (d) the good faith determination by the Board of the Company, in the form of a written resolution, that such termination was “for cause” after affording such employee or director a reasonable opportunity to be heard. For purposes of the Plan, no act, or failure to act, on the employee’s or director’s part shall be considered “willful” unless done or omitted to be done by the employee or director not in good faith and without reasonable belief that the employee’s or director’s action or omission was in the best interest of the Company.

(h) “Change in Control” shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act as in effect on the date thereof or, if Item 6(e) is no longer in effect, any regulations issued which serve similar purposes; provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) a Business Combination has been completed, or (ii) the Company shall sell all or substantially all of its operating properties and assets to another person, group of associated persons or corporation, excluding any Affiliate of the Company, if any, or (iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities coupled with or followed by the election as directors of the Company of persons who were not directors at the time of such acquisition if such person shall elect a majority of the Board. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of the Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means a committee of the Board.

(k) “Company” means Kennametal Inc., a Pennsylvania corporation.

(l) “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary or Affiliate of the Company to render services and is compensated for such services.

(m) “Continuous Status as an Employee” means the absence of any interruption or termination of the employment relationship by the Employee with the Company or any Parent or Subsidiary or Affiliate of the Company. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Plan Administrator; or (iv) transfers between locations of the Company or between the Company, its Parents, its Subsidiaries or its successor.

(n) “Designated Administrator” shall mean one or more Company officers or directors designated by the Plan Administrator to act as a Designated Administrator pursuant to this Plan.

(o) “Disability” means disability as determined by the Company’s disability policy as in effect from time to time or as determined by the Plan Administrator consistent therewith. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Disability is a distribution event for purposes of the Award, such term shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than 12 months.

(p) “Dividend Equivalents” shall mean an Associated Award of cash equal to the dividends which would have been paid on the Capital Stock underlying an outstanding Full Value Award had such Capital Stock been outstanding.

(q) “Eligible Individual” means any Employee or Consultant.

(r) “Employee” means any person, including officers and directors, employed by the Company or any Parent or Subsidiary or Affiliate of the Company or any prospective employee who shall have received an offer of employment from the Company or any Parent or Subsidiary or Affiliate of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” shall mean (i) with respect to the Capital Stock, as of any date (A) if the Company’s Capital Stock is listed on any established stock exchange, system or market, the closing market price of the Capital Stock as quoted in such exchange, system or market on such date or, if the Capital Stock is not traded on such date, on the closest preceding date on which the Capital Stock was traded, (B) in the absence of an established market for the Capital Stock, as determined in good faith by the Plan Administrator or (ii) with respect to property other than Capital Stock, the value of such property, as determined by the Plan Administrator, in its sole discretion.

(u) “Full Value Award” means any Award of Shares under this Plan or an Award payable in Shares, other than an Option or a SAR.

(v) “Grantee” means an Eligible Individual who has been granted an Award.

(w) “Incentive Bonus Award” means the opportunity to earn a future cash payment tied to the level of achievement with respect to one or more Qualifying Performance Criteria for a performance period as established by the Plan Administrator.

(x) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary or Affiliate of the Company.

(z) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Option” means a right to purchase Shares granted pursuant to the Plan.

(bb) “Optionee” means a Participant who holds an Option or SAR.

(cc) “Original Option Period” means the initial period or periods for which an Option or SAR may be exercised as determined by the Plan Administrator at the time of the Award or, if no such determination is made, a period of 10 years from the date of grant of the Award; provided that, in no event shall such period exceed 10 years from the date of grant of the Award.

(dd) “Other Share-Based Award” shall have the meaning as set forth in Section 7(g).

(ee) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff) “Participant” means any person who has an Award under the Plan including any person (including any estate) to whom an Award has been assigned or transferred in accordance with the Plan.

(gg) “Performance Share Award” means a grant of Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.

(hh) “Performance Unit Award” means a grant of a designated dollar value amount of Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.

(ii) “Plan” means this Stock and Incentive Plan of 2010.

(jj) “Plan Administrator” means the Board and/or any Committee appointed by the Board to administer the Plan; provided, however, that the Board, in its sole discretion, may, notwithstanding the appointment of any Committee to administer the Plan, exercise any authority under this Plan. The Compensation Committee of the Board shall serve as the Plan Administrator until the Board otherwise determines. Except as otherwise determined by the Board, the Plan Administrator (i) shall be comprised of not fewer than two (2) directors, (ii) shall meet any applicable requirements under Rule 16b-3, including any requirement that the Plan Administrator consist of “Non-Employee Directors” (as defined in Rule 16b-3), (iii) shall meet any applicable requirements under Section 162(m), including any requirement that the Plan Administrator consist of “outside directors” (as defined in Treasury Regulation Section 1.162-27(e)(3)(i) or any successor regulation), and (iv) shall meet any applicable requirements of any stock exchange or other market quotation system on which the Capital Stock is listed. The resolutions of the Plan Administrator designating the authority of the Designated Administrator (i) shall specify the total number of shares of Capital Stock subject to Awards that may be granted pursuant to this Plan by the Designated Administrator, (ii) may not authorize the Designated Administrator to designate him or herself as the recipient of any Awards pursuant to this Plan and (iii) shall otherwise comply with the requirements of the Pennsylvania Business Corporation Law.

(kk) “Prior Stock Plans” means the Kennametal Inc. Stock Option and Incentive Plan of 1996, the Kennametal Inc. 1999 Stock Plan, the Kennametal Inc. Stock Option and Incentive Plan of 1999, and the Kennametal Inc. Stock and Incentive Plan of 2002.

(ll) “Qualifying Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Plan Administrator, applied to either the Company as a whole or to a business unit or Subsidiary or Affiliate, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified in the Award: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization); earnings per share, diluted or basic; adjusted earnings per share, diluted or basic, as reported publicly by the Company; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder and unless otherwise determined by the Plan Administrator at the time the performance goals are established or as otherwise provided in an applicable Award agreement, the Plan Administrator shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude the adverse affect of any of the following events that occurs during a performance period: (i) the impairment of tangible or intangible assets, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) business combinations, reorganizations and/or restructuring programs that have been approved by the Board, (v) currency fluctuations, (vi) reductions in force and early retirement incentives and (vii) any extraordinary, unusual, infrequent or non-recurring items that are reported publicly by the Company and/or described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to shareowners for the applicable year.

(mm) “Restricted Stock Award” means a grant of Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Grantee, or achievement of performance or other objectives, or a combination thereof, as determined by the Plan Administrator.

(nn) “Restricted Unit Award” means a grant of Stock Units subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, or a combination thereof, as determined by the Plan Administrator.

(oo) “Retirement” means, in the case of an Employee, the termination of employment with the Company or any Subsidiary, Affiliate or Parent of the Company at a time when the Employee (a) has attained age fifty five with ten years of service, (b) has attained age 65, or (c) is required by law or regulations to terminate employment with the Company under a mandatory retirement scheme. In addition, an Employee who was a Participant under the Kennametal Inc. Stock and Incentive Plan of 2002, and met the definition of “Retirement” under that plan prior to the effective date of this Plan, will be deemed to meet the definition of “Retirement” for purposes of this Plan. In the case of a Non-Employee Director, “Retirement” means cessation of service on the Board, other than for cause. The Plan Administrator shall have the sole authority to determine whether a termination of employment or cessation of service meets the definition of “Retirement” under this Plan, and any such determination shall be final.

(pp) “SAR” means a stock appreciation right, which is the right to receive a payment in cash, Shares or Stock Units equal to the amount of appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

(qq) “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

(rr) “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment or service with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.

(ss) “Share” means a share of Capital Stock.

(tt) “Share Award” means a grant of Shares without a risk of forfeiture and without other restrictions.

(uu) “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

(vv) “Stock Unit” means the right to receive a Share at a future point in time.

(ww) “Stock Unit Award” means the grant of a Stock Unit without a risk of forfeiture and without other restrictions.

(xx) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

Section 3. Administration.

(a) The Plan shall be administered by the Plan Administrator. The Plan Administrator may act only by a majority of its members in office, provided, that, the Plan Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may revoke any such allocation at any time; provided further, that the members thereof may authorize any one or more officers of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Plan Administrator with respect to Awards made or to be made to Participants. No member of the Board or Plan Administrator and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Board or Plan Administrator or by any other officer of the Company in connection with the performance of duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(b) Subject to the provisions of this Plan and, in the case of a Committee, the specific duties delegated to or limitations imposed upon such Committee by the Board, the Plan Administrator shall have the authority, in its discretion:

(i) to establish, amend and rescind rules and regulations relating to the Plan;

(ii) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(iii) to determine the amount and type of Awards, including any combination thereof, to be granted to any Eligible Individual;

(iv) subject to Section 3(c) hereof, to grant Awards to Eligible Individuals and, in connection therewith, to determine the terms and conditions, not inconsistent with the terms of this Plan, of any such Award including, but not limited to, the number of Shares or Stock Units that may be issued or amount of cash that may be paid pursuant to the Award, the exercise or purchase price of any Share or Stock Unit, the circumstances under which Awards or any cash, Shares or Stock Units relating thereto are issued, retained, become exercisable or vested, are no longer subject to forfeiture or are terminated, forfeited or expire, based in each case on such factors as the Plan Administrator shall determine, in its sole discretion;

(v) to determine the Fair Market Value of the Capital Stock, in accordance with this Plan;

(vi) to establish, verify the extent of satisfaction of, or adjust any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(vii) to approve forms of agreement for use under the Plan;

(viii) to determine whether and under what circumstances an Award may be settled in cash instead of Shares or Stock Units;

(ix) to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

(x) to determine whether and to what extent an adjustment is required under Section 10 of this Plan;

(xi) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(xii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(c) Notwithstanding anything contained in this Plan, the Plan Administrator may not:

(i) grant any Option or SAR in substitution for an outstanding Option or SAR except as provided in Section 10(b);

(ii) reduce the exercise price of an outstanding Option or SAR, whether through amendment, cancellation or replacement of such Option or SAR, unless such reduction is approved by the shareowners of the Company

(iii) cancel any outstanding Option or SAR in exchange for cash, except as provided in Section 10, unless such cancellation is approved by the shareowners of the Company;

(iv) grant a Restricted Stock Award or Restricted Unit Award with a risk of forfeiture or restriction that lapses earlier than at the rate of one-third of the Shares subject to the Award on each of the first, second and third anniversary of the date of grant; provided, however, that the Plan Administer may grant a Restricted Stock Award or Restricted Unit Award with a risk of forfeiture or restriction that lapses upon the later to occur of (x) the date of achievement of one or more performance criteria and (y) the one year anniversary of the date of grant of the Award;

(v) grant a Performance Share Award or Performance Unit Award that vests earlier than the later to occur of (x) the date of achievement of one or more performance criteria and (y) the one year anniversary of the date of the Award;

(vi) lapse or waive restrictions applicable to any Restricted Stock Award, Restricted Unit Award, Performance Share Award, or Performance Unit Award; or

(vii) grant any Share Award or Stock Unit Award to any officer or director of the Company except in lieu of salary or cash bonus.

(d) The limitations of Sections 3(c)(iv), (v), (vi) and (vii) shall not apply to Awards for up to five percent of the Shares under the Plan granted by a Committee composed entirely of “independent directors” (under all definitions of independence then applicable to the Company).

(e) In the event of an involuntary termination of an Employee, other than as a result of cause, where such Employee satisfies one or more of the conditions set forth in the definition of Retirement, then, unless otherwise set forth in an Award agreement, such Award and this Plan shall be interpreted based on the Retirement of such Employee (rather than based on an involuntary termination). In the event of an involuntary termination of an Employee for cause, then, notwithstanding the fact that the Employee may satisfy the definition of Retirement, all outstanding Awards and this Plan shall be interpreted based upon an involuntary termination for cause, and not based upon Retirement.

(f) Except as specifically provided in this Plan, no action of the Plan Administrator shall deprive any person without such person’s consent of any rights theretofore granted pursuant hereto.

(g) All decisions, determinations and interpretations of the Plan Administrator shall be final and binding on all Participants.

Section 4. Shares Subject to the Plan.

(a) The aggregate number of Shares which may be issued pursuant to the Plan shall be 3,500,000 plus Shares added to the Plan from the Prior Stock Plans pursuant to Section 4(d) hereof. The aggregate number of Shares available with respect to Awards under the Plan shall be reduced by (i) one (1) Share for each Share which relates to a Stock Option Award or a SAR; and (ii) 2.22 Shares for each Share which relates to a Full-Value Award.

(b) Upon shareowner approval of the Plan, no further grants or awards of any kind will be made by the Company under the Prior Stock Plans.

(c) The number of Shares which may be issued under the Plan and covered by outstanding Awards is subject to adjustment as provided in Section 10.

(d) To the extent that (i) Options granted under the Plan or under the Prior Stock Plans shall expire or terminate without being exercised, (ii) Shares awarded under the Prior Stock Plans shall be forfeited, or (iii) Shares remain available for issuance under the 2002 Plan on the date upon which this Plan becomes effective, such Shares shall remain available or be added to the Plan, as applicable, and shall increase the number of Shares available for purposes of the Plan. To the extent that Shares awarded under this Plan shall be forfeited, such Shares shall be added back to the Plan on the same basis and subject to the same ratio that applied when they were granted and shall increase the number of Shares available for purposes of the Plan.

(e) Shares delivered in payment of the purchase price in connection with the exercise of any Award, Shares delivered or withheld to pay tax withholding obligations or otherwise under the Plan or under the Prior Stock Plans and Shares not issued upon the net settlement or net exercise of SARs shall not be added to and shall not increase the number of Shares available for purposes of the Plan.

(f) The aggregate number of Shares that may be issued pursuant to Incentive Stock Options shall be limited to 3,500,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as an Incentive Stock Option. The foregoing limitation shall not apply to the extent that it is no longer required in order for Options to qualify as Incentive Stock Options.

(g) No Participant may receive: (i) Options or SARs under this Plan for more than 1,000,000 Shares in any one fiscal year of the Company; and (ii) with respect to other Awards granted under Section 6 of the Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, Awards denominated in Shares for more than for more than 1,000,000 Shares in any one fiscal year of the Company. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The foregoing limitations shall not apply to the extent that such limitations are no longer required in order for compensation in connection with grants under this Plan to be treated as “performance-based compensation” under Section 162(m) of the Code.

(h) Capital Stock to be issued under the Plan may be either authorized and unissued Shares or Shares held in treasury by the Company.

Section 5. Terms of Options and SARs.  Each Option and SAR granted under the Plan shall be evidenced by a written document (including an electronic version thereof) and shall be subject to the following terms and conditions:

(a) Subject to adjustment as provided in Section 10 of this Plan, the price at which a Share covered by an Option or a SAR may be purchased (or deemed purchased in the case of SARs) shall not be less than the Fair Market Value thereof at the time the Option or SAR is granted. If required by the Code, if an Optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company (or any Parent or Subsidiary of the Company) and an Option granted to such Optionee is intended to qualify as an Incentive Stock Option, the price at which a Share covered by an Option may be purchased shall be not less than 110% of the Fair Market Value thereof at the time the Option is granted.

(b) The aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are first exercisable by the Optionee in any calendar year (under all plans of the Company and its Subsidiaries and Parent) shall not exceed the limitations, if any, imposed by the Code.

(c) If any Option designated as an Incentive Stock Option, either alone or in conjunction with any other Option or Options, exceeds the foregoing limitation, or does not otherwise qualify for treatment as an Incentive Stock Option, all or the portion of such Option in excess of such limitation shall automatically be reclassified (in whole Share increments and without fractional Share portions) as a Nonstatutory Stock Option, with later granted Options being so reclassified first.

(d) During the lifetime of the Optionee the Option or SAR may be exercised only by the Optionee and the Option or SAR shall not be transferable by the Optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. After the death of the Optionee, the Option or SAR may be transferred to the Company upon such terms and conditions, if any, as the Plan Administrator and the personal representative or other person entitled to the Option may agree within the period specified in this Section 5.

(e) An Option or SAR may be exercised in whole at any time, or in part from time to time, within the Original Option Period; provided, however, that, unless otherwise provided under the Award agreement or by the Plan Administrator:

(i) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary, Affiliate or Parent of the Company by reason of death, Disability or Retirement, the Option or SAR may be exercised only within three years after termination of employment and within the Original Option Period;

(ii) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary, Affiliate or Parent of the Company by reason of termination of the Optionee for cause, the Option or SAR shall forthwith terminate and the Optionee shall not be permitted to exercise the Option or SAR following the Optionee’s termination of employment;

(iii) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary, Affiliate or Parent of the Company by reason of the Optionee’s voluntary termination or a termination of the Optionee other than for cause, the Option or SAR may be exercised only within the three months after the termination of employment and within the Original Option Period;

(iv) If the Optionee is a Non-Employee Director who shall cease to serve on the Board for any reason other than removal for cause, the Option or SAR may be exercised only within three years after cessation of Board service and within the Original Option Period, unless such cessation of service as a Non-Employee Director was the result of removal for cause, in which case the Option or SAR shall forthwith terminate;

(v) Notwithstanding anything to the contrary contained in this Plan, each Option or SAR held by an Employee who is terminated by the Company or any Subsidiary, Affiliate or Parent of the Company other than for cause during the two-year period following a Change in Control or a Non-Employee Director who is removed from the Board other than for cause during the two-year period following a Change in Control shall immediately vest and may be exercised at any time within the three-month period after the termination of employment or cessation of Board service regardless of the Original Option Period;

(vi) If the Optionee shall die, the Option or SAR may be exercised by the Optionee’s personal representative or persons entitled thereto under the Optionee’s will or the laws of descent and distribution;

(vii) Except as provided in Sections 5(e)(v), (ix) and (x), the Option or SAR may not be exercised for more Shares (subject to adjustment as provided in Section 10) after the termination of the Optionee’s employment, cessation of service as a Non-Employee Director or the Optionee’s death (as the case may be) than the Optionee was entitled to purchase thereunder at the time of such Optionee’s termination of employment, cessation of service as a Non-Employee Director or the Optionee’s death;

(viii) To the extent provided by the Code, if an Optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any Parent or Subsidiary, Affiliate of the Company) at

the time an Option is granted to such Optionee and such Option is intended to qualify as an Incentive Stock Option, the Option, if not exercised within five years from the date of grant or any other period proscribed by the Code, will cease to be an Incentive Stock Option;

(ix) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary, Affiliate or Parent of the Company or is a Non-Employee Director who shall cease to serve on the Board by reason of death or Disability, as the case may be, all Options and SARs held by the Optionee shall automatically vest and become exercisable in full as of the date that the Optionee’s employment with the Company or any Subsidiary, Affiliate or Parent of the Company or service on the Board ceased; and

(x) In the event that an Optionee ceases to be employed by the Company or any Subsidiary, Affiliate or Parent of the Company or to serve on the Board (in the case of Non-Employee Directors), as the case may be, as a result of such Optionee’s Retirement (or in the case of a Non-Employee Director, such Optionee ceasing to serve on the Board for reasons other than removal for cause), all Options and SARs held by the Optionee which are not vested on the date of Retirement shall immediately vest and become exercisable in full.

(f) Except as otherwise provided by the Plan Administrator, the purchase price of each Share purchased pursuant to an Option shall be paid in full at the time of each exercise (the “Payment Date”) of the Option (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a registered broker-dealer under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the Shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) through the delivery to the Company (by attestation of Share ownership or as otherwise provided by the Plan Administrator) of previously-owned Shares having an aggregate fair market value equal to the price of the Shares being purchased pursuant to the Option; provided, however, that Shares delivered in payment of the Option price must have been purchased in the open market or held by the Participant for at least six (6) months in order to be utilized to pay the purchase price of the Option or must meet such other conditions as established by the Plan Administrator; or (iv) through any combination of the payment procedures set forth in subsections (i)-(iii) of this Section 5(f).

(g) Exercise of an Option or SAR in any manner shall result in a decrease in the number of Shares which thereafter may be available under the Option or SAR by the number of Shares as to which the Option or SAR is exercised. In addition, in the event of an Option granted in tandem with an SAR, the exercise of the Option in any manner shall result in a decrease in the number of Shares which thereafter may be available under the SAR by the number of Shares as to which the Option is exercised, and the exercise of the SAR in any manner shall result in a decrease in the number of Shares which thereafter may be available under the Option by the number of Shares as to which the SAR is exercised.

(h) The Plan Administrator may include such other terms and conditions of Options or SARs not inconsistent with the foregoing as the Plan Administrator shall approve. Without limiting the generality of the foregoing sentence, the Plan Administrator shall be authorized to determine that Options or SARs shall be exercisable in one or more installments during the term of the Option or SAR as determined by the Plan Administrator.

Section 6. Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, Share Awards and Stock Unit Awards.

(a) Subject to the terms of this Plan, including Section 3(c) hereof, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, Share Awards or Stock Unit Awards may be issued by the Plan Administrator to Eligible Individuals, either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of this Plan. Such Awards shall be evidenced by a written document (including an electronic version thereof) containing any provisions regarding (i) the number of Shares or Stock Units subject to such Award or a formula for determining such, (ii) the purchase price of the Shares or Stock Units, if any, and the means of payment for the Shares or Stock Units, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Stock Units as may be determined from time to time by the Plan Administrator, including continued employment or service, (v) restrictions on the transferability of the Shares or Stock Units and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Plan Administrator.

(b) The grant, issuance, retention and/or vesting of Shares or Stock Units pursuant to any Performance Share Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award shall occur at such time and in such installments as determined by the Plan Administrator or under criteria established by the Plan Administrator and consistent with this Plan, including Section 3(c) hereof. The Plan Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares or Stock Units subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Plan Administrator and consistent with this Plan, including Section 3(c) hereof. Notwithstanding anything to the contrary herein, the performance criteria for any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Plan Administrator and specified at the time the Award is granted.

(c) For Awards intended to be performance-based compensation under Section 162(m) of the Code, performance goals relating to the Qualifying Performance Criteria shall be preestablished in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and Treasury Regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period; provided, however, that for a performance period of less than one (1) year, the Committee shall take any such actions prior to the lapse of 25% of the performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to an Award, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

(d) Notwithstanding the foregoing, no single Share Award or Stock Unit Award to any one Grantee in any fiscal year shall be for more than 800 Shares.

(e) With respect to any Performance Share Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award, unless otherwise provided under the Award agreement:

(i) If, prior to a Change in Control, the designated goals have not been achieved within the designated period or the Grantee (other than a Non-Employee Director) ceases to be employed by the Company for any reason other than death, Disability or Retirement prior to the lapse of any restrictions or vesting of the Award, the Grantee shall forfeit such Award;

(ii) With respect to a Non-Employee Director, if, prior to a Change in Control, the designated goals have not been achieved within the designated period or the Non-Employee Director ceases to serve on the Board for cause prior to the lapse of any restrictions or vesting of the Award, the Grantee shall forfeit such Award;

(iii) Unless otherwise provided by the Plan Administrator at the time an Award is granted or in the applicable Award agreement, in the event that a Grantee (other than a Non-Employee Director) ceases to be an Employee as a result of such Grantee’s death, Disability or Retirement, all outstanding Awards held by such Grantee shall automatically vest and all restrictions shall lapse as of the date of such Grantee’s death, Disability or Retirement;

(iv) With respect to a Non-Employee Director, unless otherwise provided by the Plan Administrator at the time an Award is granted or in the applicable Award agreement, in the event that a Non-Employee Director ceases to serve on the Board for reasons other than for cause, all outstanding Awards held by such Grantee shall automatically vest and all restrictions shall lapse as of the date of such cessation of service;

(v) Notwithstanding anything to the contrary contained in this Plan and unless otherwise provided by the Plan Administrator at the time an Award is granted or in the applicable Award agreement, each Award held by an Employee who is terminated by the Company or any Subsidiary, Affiliate or Parent of the Company other than for cause during the two-year period following a Change in Control or a Non-Employee Director who is removed from the Board other than for cause during the two-year period following a Change in Control shall automatically vest and all restrictions shall lapse as of the date of such Grantee’s termination of employment or cessation of Board service; and

(vi) During the lifetime of the Grantee, the Award shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order.

(f) Except as otherwise provided by the Plan Administrator, a Grantee who has received a Restricted Stock Award shall have all rights of a shareowner in such Shares including, but not limited to, the right to vote and receive dividends with respect thereto from and after the date of grant of such Award; provided, however, that Shares awarded pursuant to the Plan which have not vested or which contain restrictions or conditions may not be sold or otherwise transferred by the Grantee and stock certificates representing such Shares may bear a restrictive legend to that effect.

(g) The Plan Administrator, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Award intended to be performance-based compensation under Section 162(m) of the Code. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any such Award intended to be performance-based compensation under Section 162(m) of the Code to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant; provided, however, the Committee shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m) of the Code.

(h) The Plan Administrator may grant Associated Awards of Dividend Equivalents to Participants in connection with Awards of Restricted Stock Units, Performance Share Awards and Performance Unit Awards. The Plan Administrator may provide, at the date of grant, that Dividend Equivalents shall be paid or distributed when accrued or paid upon release or distribution of Shares underlying the Associated Awards; provided that, unless otherwise determined by the Plan Administrator, Dividend Equivalents shall be (i) subject to all conditions and restrictions of the underlying Performance Share Award, Performance Unit Award or Restricted Stock Units to which they relate, and (ii) paid in cash upon release or distribution of Shares underlying the Associated Awards.

(i) The standard vesting schedule applicable to Restricted Stock Awards and Restricted Unit Awards shall provide for vesting of such Awards, in one or more increments, over a service period of no less than three (3) years; provided, however, that this limitation shall not (i) apply to Restricted Stock Awards or Restricted Unit Awards under this Section 6 for up to an aggregate of 5% of the maximum number of Shares that may be issued under this Plan or (ii) adversely affect a Participant’s rights under another plan or agreement with the Company.

Section 7. Incentive Bonus Awards and Other Share-Based Awards.

(a) Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the Plan Administrator.

(b) Each Incentive Bonus Award shall be evidenced by a document containing provisions regarding (a) the target and maximum amount payable to the Employee, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Plan Administrator. The maximum amount payable as a bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $2,500,000.

(c) The Plan Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Plan Administrator may specify the percentage of the target incentive bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus Award that is intended by the Plan Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Plan Administrator and specified at the time the Incentive Bonus Award is granted. The Plan Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any incentive bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(d) The Plan Administrator shall determine the timing of payment of any incentive bonus. The Plan Administrator may provide for or, subject to such terms and conditions as the Plan Administrator may specify, may permit an election for the payment of any incentive bonus to be deferred to a specified date or event. An Incentive Bonus Award may be payable in Shares, Stock Units or in cash or other property, including any Award permitted under this Plan.

(e) Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Plan Administrator on the basis of such further considerations as the Plan Administrator shall determine.

(f) The Plan Administrator shall have authority to grant to Eligible Individuals Other Share-Based Awards which shall consist of any right that is (i) not an Award described in Sections 5 through 7(e) above or Section 8 and (ii) an Award of Capital Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Capital Stock (including, without limitation, securities convertible into Capital Stock), as deemed by the Plan Administrator to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award agreement, the Plan Administrator shall determine the terms and conditions of any such Other Share-Based Award.

Section 8. Non-Employee Director Awards.

Notwithstanding anything to the contrary contained in this Plan, each Non-Employee Director shall only be entitled to receive the following types and amounts of Awards under this Plan:

(a) Each Non-Employee Director shall receive an annual Nonstatutory Stock Option award to purchase up to 10,000 Shares, as determined by the Board, at Fair Market Value, such Option to vest as to exercisability in three (3) equal, annual installments and to have a term of ten (10) years.

(b) Each Non-Employee Director shall receive an annual Restricted Stock Award or Restricted Stock Unit award for Shares with a Fair Market Value of up to $40,000, as determined by the Board, rounded to the nearest whole Share. Such Awards shall vest and the restrictions on transfer shall lapse as to one-third of the Shares subject to the Award on each anniversary of the date of grant provided that the Non-Employee Director continues to serve on the Board.

(c) Each new Non-Employee Director shall receive, as of the first date of service on the Board, a Nonstatutory Stock Option to purchase twice the number of Shares provided in the Nonstatutory Stock Option most recently granted to the Non-Employee Directors (other than the lead director) and a Restricted Stock Award or Restricted Stock Unit award based on the number of Shares provided in the Restricted Stock Award most recently granted to the Non-Employee Directors (other than the lead director) but pro rated for the amount of the fiscal year remaining as of the first date of service.

Section 9. Tax Withholding.

(a) Whenever a payment or Shares are to be issued under the Plan or as otherwise required by applicable law, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy federal, state local or foreign tax withholding requirements prior to payment or the delivery of any certificate for such Shares; provided, however, that in the case of a Grantee who receives an Award of Shares under the Plan which is not fully vested, the Grantee shall remit such amount on the first business day following the Tax Date. The “Tax Date” for purposes of this Section 9 shall be the date on which the amount of tax to be withheld is determined. If an Optionee makes a disposition of Shares acquired upon the exercise of an Incentive Stock Option within the applicable disqualifying period, the Optionee shall promptly notify the Company and the Company shall have the right to require the Optionee to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements, if any.

(b) A Participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Plan Administrator, through the withholding by the Company of Shares otherwise deliverable to the Participant or through the delivery by the Participant to the Company of previously-owned Shares in each case having an aggregate Fair Market Value on the Tax Date equal to the tax obligation; or (iii) in the discretion of the Plan Administrator, through a combination of the foregoing. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of FASB ASC Topic 718 (previously FAS 123R), or its successor, and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

Section 10. Adjustment of Number and Price of Shares.

(a) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Plan Administrator shall make an equitable adjustment to the shares to be issued under the Plan and to outstanding Awards to preserve the benefits or potential benefits of the Awards. Action by the Plan Administrator may include: (i) adjustment of the number and kind of securities which may be delivered under the Plan; (ii) adjustment of the number and kind of securities subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Options and SARs; (iv) adjustment of the share limitations contained in this Plan; and (v) any other adjustments that the Plan Administrator determines to be equitable. Any such adjustment shall be effective and binding for all purposes of the Plan and on each outstanding Award.

(b) Without limiting the foregoing, in the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall authorize the issuance or assumption of an Option in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an Option upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Option, or substitution of a new Option for the old Option, in conformity with the provisions of Code Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

(c) No adjustment or substitution provided for in this Section 10 shall require the Company to issue or to sell a fractional share and the total adjustment or substitution with respect to each Award agreement shall be limited accordingly.

(d) Without limiting the foregoing, and notwithstanding anything to the contrary contained in the Plan or any document with respect to any Award, in the event of a Business Combination under the terms of which the holders of Capital Stock of the Company will receive upon consummation thereof cash for each share of Capital Stock of the Company surrendered pursuant to such Business Combination (the “Cash Purchase Price”), the Plan Administrator may provide that all outstanding Awards representing the right to purchase or receive Shares shall terminate upon consummation of the Business Combination and each such Award, including each Option and SAR, shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Cash Purchase Price multiplied by the number of Shares subject to such Award held by such Grantee exceeds (ii) the aggregate purchase or exercise price, if any, thereof.

(e) With respect to any Award subject to Section 162(m) or Section 409A, no such adjustment shall be authorized to the extent that such authority would cause the Plan or an Award to fail to comply with Section 162(m) or Section 409A.

Section 11. Change in Control.  To the extent not inconsistent with Section 19 hereof and unless the Board shall determine by resolution prior to a Change in Control, in the event of a Change in Control, the following provisions shall apply to Awards previously granted under the Plan, notwithstanding any provision herein or in any agreement to the contrary:

(a) All Options which provide for exercise in one or more installments shall become immediately exercisable in full immediately prior to the Change in Control; and

(b) All Awards which have not previously vested shall become vested and all restrictions on Awards shall lapse immediately prior to the Change in Control.

Section 12. Termination of Employment and Forfeiture.  Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, which shall apply in all events), a Participant shall have no right to exercise any Option or vest in any Shares awarded under the Plan if following the Participant’s termination of employment with the Company or any Subsidiary, Affiliate or Parent of the Company and within a period of two years thereafter, the Participant engages in any business or enters into any employment which the Board in its sole discretion determines to be either directly or indirectly competitive with the business of the Company or substantially injurious to the Company’s financial interest (the occurrence of an event described above shall be referred to herein as “Injurious Conduct”). Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to the delivery or vesting of cash or Shares pursuant to an Award made during the 12-month period prior to the Participant’s termination of employment with the Company or any Subsidiary, Affiliate or Parent of the Company or during the 24-month period following the Participant’s termination of such employment, then the Board, in its sole discretion, may require the Participant to return or forfeit to the Company the cash or Capital Stock received with respect to such Award (or its economic value as of (i) the date of the exercise of the Option or (ii) the date of grant or payment with respect to any other Award, as the case may be) in the event that the participant engages in Injurious Conduct.

Section 13. Amendment and Discontinuance.  The Board may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person’s consent of any rights theretofore granted pursuant hereto and, provided further, that the Board may not, without shareowner approval, (a) increase the benefits accrued to participants under the Plan, (b) increase the number of Shares that may be issued under the Plan, (c) materially modify the requirements for participation under the Plan, (d) amend the Plan to include a provision that would allow the Board to lapse or waive restrictions at its discretion (except as otherwise provided herein or in the case of death, Disability, Retirement or Change in Control), or (e) otherwise materially amend this Plan. Notwithstanding the foregoing or any provision of the Plan or an Award agreement to the contrary, the Board may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of this Plan or an Award Agreement to the extent necessary to: (i) conform the provisions of the Plan and/or Award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Plan and/or Award shall adversely affect the rights of a Participant; and (ii) to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

Section 14. Compliance with Governmental Regulations.  Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any securities hereunder prior to registration of the Shares subject to the Plan under the Securities Act of 1933, as amended, or the Exchange Act, if such registration shall be necessary, or before compliance by the Company or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the New York Stock Exchange, Inc. and any other exchange or market on which the Shares are listed or quoted. The Company shall use its reasonable best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

Section 15. Compliance with Section 16.  With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any grant of an Award fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Plan Administrator.

Section 16. Participation by Foreign Nationals.  In order to facilitate the making of any grant or combination of grants under this Plan, the Plan Administrator may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary or Affiliate outside of the United States of America, as the Plan Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Plan Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

Section 17. No Right to Employment.  The Plan shall not confer upon any Participant any right with respect to continuation of any employment or consulting relationship with the Company or membership on the Board, nor shall it interfere in any way with the right to terminate such Participant’s employment or consulting relationship at any time, with or without cause.

Section 18. Governing Law.  The validity, constrictions and effect of this Plan, agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Plan Administrator relating to the Plan or such agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles.

Section 19. Section 409A.  Notwithstanding any provision of the Plan or an Award agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(a) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable Award agreement.

(b) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(iii) The Plan Administrator, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Plan Administrator shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Plan Administrator to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).

(iv) The grant of Nonstatutory Stock Options and other stock rights shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(v) In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) or the Plan Administrator have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

Section 20. Compliance with Age Discrimination Rule — Applicable Only to Participants Who Are Subject to the Laws in the European Union.  The grant of the Option and the terms and conditions governing the Option are intended to comply with the age discrimination provisions of the European Union (EU) Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”), for any Participant who is subject to the laws in the EU. To the extent a court or tribunal of competent jurisdiction determines that any provision of the Option is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Plan Administrator shall have the power and authority to revise or strike such provision to the minimum extent as the Plan Administrator deems appropriate and/or necessary to make it valid and enforceable to the full extent permitted under local law.

Section 21. Designation of Beneficiary by Participant.  A Participant may name a beneficiary to receive any payment to which such Participant may be entitled with respect to any Award under this Plan in the event of his or her death, on a written form to be provided by and filed with the Company, and in a manner determined by the Committee in its discretion (a “Beneficiary”). The Plan Administrator reserves the right to review and approve Beneficiary designations. A Participant may change his or her Beneficiary from time to time in the same manner, unless such Participant has made an irrevocable designation. Any designation of a Beneficiary under this Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated Beneficiary survives the Participant and is living on the date on which any amount becomes payable to such a Participant’s Beneficiary, such payment will be made to the legal representatives of the Participant’s estate, and the term “Beneficiary” as used in this Plan shall be deemed to include such Person or Persons. If there are any questions as to the legal right of any Beneficiary to receive a distribution under this Plan, the Plan Administrator in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Board, the Plan Administrator, the Designated Administrator (if any), and the members thereof, will have no further liability to anyone with respect to such amount.

Section 22. Effective Date of Plan/Duration.  The Plan shall become effective upon approval of the Plan by the affirmative vote of holders of a majority of the outstanding Shares present and voting at a meeting of shareowners; provided that at least a majority of the outstanding Shares votes for, against or abstains on the matter and at least a majority of these Shares votes in favor of the Plan. No Award may be granted under the Plan after July 26, 2020. Awards granted on or prior to July 26, 2020 shall remain outstanding in accordance with this Plan and their respective terms.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting date.

Kennametal Inc
INTERNET
http://www.proxyvoting.com/kmt
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼ IF MAILING, FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒

		VOTE FOR all	WITHHOLD
		nominees listed	AUTHORITY
		(except as marked	to vote FOR ALL
		to the contrary).	NOMINEES listed.	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

I.	ELECTION OF TWO DIRECTORS FOR TERMS TO EXPIRE IN 2013:	☐	☐	☐	II.	RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2011.	☐	☐	☐

Nominees:

	01 Carlos M. Cardoso 02 Larry D. Yost				III.	APPROVAL OF THE KENNAMETAL INC. STOCK AND INCENTIVE PLAN OF 2010.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for ANY INDIVIDUAL NOMINEE, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominees in Item I, FOR the ratification of the selection of the independent registered public accounting firm in Item II, and FOR the approval of the Kennametal Inc. Stock and Incentive Plan of 2010 in Item III. The proxies are authorized to vote, in accordance with their judgment, upon such other matters as may properly come before the meeting and any adjournments thereof.

Mark Here for Address Change	☐
or Comments SEE REVERSE

Signature	Signature	Date

SIGN EXACTLY AS ADDRESSED, BUT IF EXECUTED FOR A CORPORATION, MINOR, ETC., SIGN THAT NAME AND SIGNATURE AND CAPACITY OF AUTHORIZED SIGNITORE.

You can now access your Kennametal Inc. account online.
Access your Kennametal Inc. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Kennametal Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareowners. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/kmt
▼FOLD AND DETACH HERE▼

PROXY	KENNAMETAL INC.	PROXY
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE CORPORATION
       You, the undersigned shareowner, appoint each of Carlos M. Cardoso, William R. Newlin and Larry D. Yost your attorney and proxy, with full power of substitution, on your behalf and with all powers that you would possess if personally present (including the power to vote cumulatively in the election of directors as explained in the Proxy Statement), to vote all shares of Kennametal Inc. common stock that you would be entitled to vote at the Annual Meeting of Shareowners of Kennametal Inc. to be held at the Quentin C. McKenna Technology Center, located at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, on Tuesday, October 26, 2010 at 2:00 p.m. (Eastern Time), and at any adjournments thereof. The shares represented by this proxy shall be voted as instructed by you. If you do not otherwise specify, your shares (other than shares held in your Kennametal Inc. 401(k) account, which will be voted by the plan trustee based on your instructions) will be voted in accordance with the recommendations of the Board of Directors, as follows:
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM I, FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM II AND FOR THE APPROVAL OF THE KENNAMETAL INC. STOCK AND INCENTIVE PLAN OF 2010 IN ITEM III.
If you have shares of Kennametal Inc. common stock in your Kennametal Inc. 401(k) account, you must provide voting instructions to the plan trustee with this proxy or by internet or telephone no later than Thursday, October 21, 2010 in order for such shares to be voted. Your voting instructions will be held in confidence.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

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